Investment Company Act File No. 811-22763

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM N-2
REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940    ☒
AMENDMENT NO. 3   ☒

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CPG CARLYLE FUND, LLC
(Exact Name of Registrant as Specified in its Charter)

805 Third Avenue
New York, New York  10022
(Address of Principal Executive Offices)

Registrant's Telephone Number, including Area Code:  (212) 317-9200

Mitchell A. Tanzman
c/o Central Park Advisers, LLC
805 Third Avenue
New York, New York  10022
(Name and Address of Agent for Service)

Copy to:

Gary L. Granik, Esq.
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038-4982

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This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended.  However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act.  Investment in the Registrant may be made only by individuals or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.  This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

CPG CARLYLE FUND, LLC

A REGISTRATION STATEMENT TO WHICH THIS CONFIDENTIAL MEMORANDUM RELATES HAS BEEN FILED BY CPG CARLYLE FUND, LLC (THE "FUND") PURSUANT TO SECTION 8(B) OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED.  HOWEVER, CLASS A AND CLASS I UNITS OF BENEFICIAL INTEREST (THE "UNITS") OF THE FUND ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), SINCE SUCH UNITS ARE ISSUED SOLELY IN PRIVATE PLACEMENT TRANSACTIONS WHICH DO NOT INVOLVE ANY "PUBLIC OFFERING" WITHIN THE MEANING OF SECTION 4(A)(2) OF THE 1933 ACT.  INVESTMENT IN THE FUND MAY BE MADE ONLY BY INDIVIDUALS OR ENTITIES WHICH ARE "ACCREDITED INVESTORS" WITHIN THE MEANING OF REGULATION D UNDER THE 1933 ACT.  THIS CONFIDENTIAL MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY UNITS.  UNITS OF THE FUND ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK OR OTHER INSURED FINANCIAL INSTITUTION, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD OR ANY OTHER GOVERNMENT AGENCY.  THE FUND IS AN ILLIQUID INVESTMENT.  INVESTORS HAVE NO RIGHT TO REQUIRE THE FUND TO REDEEM THEIR UNITS.

THE CARLYLE GROUP L.P. (AND ITS AFFILIATES) (COLLECTIVELY, "CARLYLE") IS NOT AN ADVISER OR AFFILIATE OF THE FUND OR CPG CARLYLE MASTER FUND, LLC (THE "MASTER FUND").  FURTHERMORE, NEITHER THE FUND NOR THE MASTER FUND IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY CARLYLE.  CARLYLE MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF UNITS OF THE FUND, THE OWNERS OF INTERESTS IN THE MASTER FUND OR ANY OTHER PERSON REGARDING THE ADVISABILITY OF INVESTING IN THE FUND OR THE MASTER FUND.  CERTAIN INFORMATION IN THIS CONFIDENTIAL MEMORANDUM RELATING TO CARLYLE AND THE UNDERLYING CARLYLE FUNDS HAS BEEN DERIVED BY THE FUND FROM MATERIALS FURNISHED BY CARLYLE.  CARLYLE MAKES NO REPRESENTATION REGARDING, AND EXPRESSLY DISCLAIMS ANY LIABILITY OR RESPONSIBILITY TO ANY RECIPIENT OF THIS CONFIDENTIAL MEMORANDUM FOR, SUCH INFORMATION OR ANY OTHER INFORMATION SET FORTH HEREIN.  THE HISTORICAL INVESTMENT PERFORMANCE OF CARLYLE SET FORTH HEREIN PROVIDES NO ASSURANCE OF THE FUTURE PERFORMANCE OF THE UNDERLYING CARLYLE FUNDS OR OF THE PERFORMANCE OF THE FUND OR THE MASTER FUND.  FURTHER, CARLYLE HAS NO OBLIGATION TO TAKE THE NEEDS OF THE OWNERS OF UNITS OF THE FUND, OR THE OWNERS OF INTERESTS IN THE MASTER FUND, INTO CONSIDERATION WHEN MANAGING THE UNDERLYING CARLYLE FUNDS.

The Class A and Class I units of beneficial interest ("Units") of CPG Carlyle Fund, LLC (the "Fund") described in this Confidential Memorandum ("Confidential Memorandum") have not been and will not be registered under the Securities Act of 1933, as amended (the "1933 Act"), or the securities laws of any of the States of the United States.  The offering contemplated by this Confidential Memorandum is made in reliance upon an exemption from the registration requirements of the 1933 Act for offers and sales of securities that do not involve any public offering, and analogous exemptions under state securities laws.

This Confidential Memorandum shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Units in any jurisdiction in which such offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make such offer, solicitation or sale.  No person has been authorized to make any representations concerning the Fund that are inconsistent with those contained in this Confidential Memorandum.  Prospective investors should not rely on any information not contained in this Confidential Memorandum or the appendices hereto.

This Confidential Memorandum is intended solely for the use of the person to whom it has been delivered for the purpose of evaluating a possible investment by the recipient in the Units of the Fund described herein, and is not to be reproduced or distributed to any other persons (other than professional advisers of the prospective investor receiving this document).  Notwithstanding the foregoing and any other provision or statement in any offering document of the Fund (including the Investor Application, this Confidential Memorandum and the Fund's Limited Liability Company Agreement, as amended and restated from time to time (the "LLC Agreement")), but subject to restrictions reasonably necessary to comply with federal or state securities laws, an investor (and each employee, representative or other agent of the investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Fund and the offering of its Units and all materials of any kind (including opinions or other tax analyses) that are provided to the investor relating to such tax treatment and tax structure.

Prospective investors should not construe the contents of this Confidential Memorandum as legal, tax or financial advice.  Each prospective investor should consult his or her own professional advisers as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Fund for such investor.

These securities are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the 1933 Act and applicable state securities laws, pursuant to registration or exemption therefrom.

In making an investment decision, investors must rely upon their own examination of the Fund and the terms of the offering, including the merits and risks involved.  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Fund's units or passed upon the adequacy of the disclosure in this Confidential Memorandum.  Any representation to the contrary is a criminal offense.

Units of the Fund are not deposits or obligations of, or guaranteed or endorsed by, any bank or other insured financial institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other government agency.

All investors and potential investors are hereby informed that (i) any tax advice contained in this Confidential Memorandum is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the Internal Revenue Code of 1986, as amended, (ii) any such advice is written to support the promotion or marketing of the transactions or matters addressed in this Confidential Memorandum, and (iii) each investor and potential investor should seek advice based on its particular circumstances from an independent tax advisor.

November 2015

TABLE OF CONTENTS

PAGE

SUMMARY OF TERMS	1
SUMMARY OF FUND EXPENSES	27
THE FUND	29
STRUCTURE	29
INVESTMENT PROGRAM	29
TYPES OF INVESTMENTS AND RELATED RISK FACTORS	44
FUND INFORMATION	60
MANAGEMENT OF THE FUND	60
CONFLICTS OF INTEREST	70
PROXY VOTING POLICIES AND PROCEDURES	73
FEES AND EXPENSES	74
DESCRIPTION OF UNITS	76
DISTRIBUTION POLICY; DIVIDENDS	77
APPLICATION FOR INVESTMENT	78
REPURCHASES OF UNITS AND TRANSFERS	79
CALCULATION OF NET ASSET VALUE	83
CERTAIN TAX CONSIDERATIONS	86
ERISA CONSIDERATIONS	95
ADDITIONAL INFORMATION	97
FINANCIAL STATEMENTS	99
APPENDIX A: LIMITED LIABILITY COMPANY AGREEMENT	A-1
APPENDIX B: FUND INFORMATION	B-1

SUMMARY OF TERMS

The following summary is qualified entirely by the detailed information appearing elsewhere in this Confidential Memorandum and by the terms and conditions of the LLC Agreement (referred to herein) and the Investor Application (referred to herein), each of which should be read carefully and retained for future reference.

The Fund
CPG Carlyle Fund, LLC (the "Fund") is a Delaware limited liability company that is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as a closed-end, non-diversified management investment company.  The Fund's investment adviser is Central Park Advisers, LLC (the "Adviser").  The Fund intends to qualify, and has elected to be treated, as a regulated investment company (a "RIC") under the Internal Revenue Code of 1986, as amended (the "Code").

The Fund commenced operations on June 1, 2013, and, as of August 31, 2015, had net assets of approximately $724.3 million.

The Fund is an appropriate investment only for those investors ("Investors") who can tolerate a high degree of risk and do not require a liquid investment.

The Fund offers two separate classes of units of beneficial interest ("Units") designated as Class A (the "Class A Units") and Class I (the "Class I Units") to investors eligible to invest in the Fund.  Each class of Units has certain differing characteristics, particularly in terms of the sales charges that Investors in that class may bear, and the distribution fees that each class may be charged.  The Fund may offer additional classes of Units in the future.

Investment Program
The Fund's investment objective is to seek attractive long-term capital appreciation.  In pursuing its investment objective, the Fund invests substantially all of its assets in CPG Carlyle Master Fund, LLC (the "Master Fund"), a Delaware limited liability company also registered under the 1940 Act as a non-diversified, closed-end management investment company.  The Master Fund has the same investment objective and identical investment policies as those of the Fund.  This form of investment structure is commonly known as a "master feeder fund" arrangement.  The Adviser also acts as investment adviser to the Master Fund.  Except as otherwise provided, references to the Fund's investments or Investment Funds also will refer to the Master Fund's investments for the convenience of the reader.  Currently, the Master Fund does not have any investors other than the Fund and the Adviser.

The Master Fund invests predominantly (at least 80% of its assets) in the multiple alternative investment funds ("Investment Funds"), co-investments and direct investments sponsored by or affiliated with The Carlyle Group L.P. and its affiliates ("Carlyle"), with an emphasis on private equity funds ("Carlyle Investment Funds").  Up to 20% of the Master Fund's assets may be allocated to Investment Funds, co-investments and direct investments that are not sponsored by or affiliated with Carlyle.

The Adviser believes that the Fund's investment program offers a unique approach to private equity investing for "accredited investors" who previously have not had access to high quality private equity Investment Funds.  In pursuing the Fund's investment objective, the Adviser invests in Carlyle primary and secondary Investment Funds, co-investments and direct investments.  As discussed below, the Adviser, in pursuing its asset allocation strategy, will seek to invest across a broad spectrum of Carlyle Investment Funds (e.g., buyout, growth and special situations), diversified by geography (e.g., North America, Europe, Asia and emerging markets) and "vintage year" (as defined below).  This investment strategy may help to reduce the impact of the J-curve associated with private equity investing.  The Fund has been structured with the intent of seeking to alleviate or reduce a number of the burdens typically associated with private equity investing, such as funding capital calls on short notice, reinvesting distribution proceeds, paying fund of funds level incentive fees, meeting large minimum commitment amounts and receiving tax reporting on potentially late Schedule K-1s.

Carlyle

Carlyle is one of the world's largest and most diversified multi-product global alternative asset management firms.  Since the firm was founded in Washington, D.C. in 1987, it has grown to become a leading global alternative asset manager with approximately $193 billion in assets under management across a multi-fund, multi-geographic platform totaling 128 funds and 159 fund-of-funds vehicles.  Globally, Carlyle Investment Funds have investments in over 250 portfolio companies and over 200 real estate investments.

As of June 30, 2015, Carlyle had over 1,700 employees, including more than 700 investment professionals in 35 offices in 22 countries on six continents, and Carlyle served over 1,700 active "carry fund" investors from 78 countries.  "Carry funds" refers to Investment Funds,  including buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds and distressed debt and mezzanine funds, where the Investment Fund Manager receives a special residual allocation of income, referred to as a "carried interest," in the event that specified investment returns are achieved by the Investment Fund.  At the end of each financial reporting period, an Investment Fund typically calculates that period's carried interest as though the fair value of the Investment Fund's investments had been realized as of such date, irrespective of whether such amounts actually have been realized.  Carried interest amounts paid to an Investment Fund Manager often are made subject to a requirement to be repaid—a "clawback"—to the extent that the aggregate amount distributed to the Investment Fund Manager over all financial reporting periods exceeds the carried interest amount that would have been due based instead on the Investment Fund's cumulative results.

Carlyle has demonstrated a strong and consistent investment track record that has produced attractive returns for fund investors across segments, sectors and geographies, and across economic cycles.  Carlyle has deep industry knowledge in sector specialties, including:  aerospace, defense and government services, consumer and retail, energy, financial services, healthcare, industrial and transportation, technology and business services, and telecommunication and media.  Carlyle's broad investments in portfolio companies worldwide generate real time, actionable data that support investment, operational and exit decisions for its private equity holdings.  Carlyle's Executive Operations Group, with a 27-person team of operating executives (c-level executives and sector specialists with an average of more than 40 years of experience), advises Carlyle private equity professionals through the investment process, from sourcing deals, conducting due diligence, managing companies and exiting transactions.

Carlyle is not a sponsor, promoter, adviser or affiliate of the Fund.  Information presented herein with respect to Carlyle has been derived from public filings made by Carlyle with the Securities and Exchange Commission (the "SEC").

The Fund may not invest in all of the Carlyle Investment Funds described herein. See "Investment Program—Carlyle" and, for information regarding certain Carlyle corporate private equity Investment Funds, see Appendix B. Past performance of Investment Funds sponsored by Carlyle is not indicative of future results.

The Fund

The Fund is a specialized investment vehicle that may be referred to as a registered private investment fund.  The Fund is similar to an unregistered private investment fund in that (i) Class A Units and Class I Units are sold in comparatively large minimum denominations in private placements solely to high net worth individual and institutional investors, and are subject to restrictions on transfer, and (ii) the Fund pays, and Investors bear, an asset-based investment management fee, and are subject indirectly to asset-based fees, carried interests, and incentive allocations charged by the underlying Investment Funds in which the Master Fund may invest.

Each underlying Investment Fund is, or will be, managed by the general partner or managing member of the Investment Fund (such general partner or managing member in respect of any Investment Fund being hereinafter referred to as the "Investment Fund Manager" of such Investment Fund) under the direction of the portfolio managers or investment teams selected by the Investment Fund Manager.  Investment Funds may be domiciled in U.S. or non-U.S. jurisdictions.

Private equity is a common term for investments that are typically made in non-public companies through privately negotiated transactions. Private equity investors generally seek to acquire quality assets at attractive valuations and use operational expertise to enhance value and improve portfolio company performance. Buyout funds acquire private and public companies, as well as divisions of larger companies. Private equity specialists then seek to uncover value-enhancing opportunities in portfolio companies, unlock the value of the portfolio company and reposition it for sale at a multiple of invested equity.

The Master Fund may allocate assets to buyout, growth capital and special situations investments.  Control investments in established, cash flow positive companies are usually classified as buyouts.  Buyout investments may focus on small-, mid- or large-capitalization companies, and such investments collectively represent a substantial majority of the capital deployed in the overall private equity market.  The use of debt financing, or leverage, is prevalent in buyout transactions—particularly in the large-cap segment.  Growth capital typically involves minority investments in established companies with strong growth characteristics.  Companies that receive growth capital investments typically have established customers and mature business models.  Special situations investments may include debt investments that provide a middle level of financing below the senior debt level and above the equity level.  A typical special situations investment may include a loan to a borrower, together with equity in the form of warrants, common stock, preferred stock or some other form of equity investment.  In addition, special situations investments may include other forms of investment not described herein, such as distressed debt, energy or utility investments and turnaround investments.  The special situations investments to which the Master Fund may allocate its assets may be low grade or unrated debt securities (i.e., "high yield" or "junk" bonds or leveraged loans).

Types of private equity investments that the Fund may make include:

•
Primary Investments.  Primary investments (primaries) are interests or investments in newly established private equity funds.  Most private equity fund sponsors raise new funds only every two to four years, and many top-performing funds are closed to new investors.  Because of the limited windows of opportunity for making primary investments in particular funds, strong relationships with leading fund sponsors are highly important for primary investors.  Primary investors subscribe for interests during an initial fundraising period, and their capital commitments are then used to fund investments in a number of individual operating companies during a defined investment period.  Unlike most other private equity fund sponsors, Carlyle typically offers several primary funds each year.  Primary investments typically exhibit "J-curve" performance, in which their net asset value typically declines moderately during the early years of the private equity fund's life as investment-related fees and expenses are incurred before investment gains have been realized.  As the private equity fund matures and as portfolio companies are sold, the pattern typically reverses with increasing net asset value and distributions.  There can be no assurance, however, that any or all primary investments made by the Master Fund will exhibit this pattern of investment returns.  Primary investments are usually ten to twelve years in duration, while underlying investments in portfolio companies generally have a three to six year duration.

•
Secondary Investments.  Secondary investments (secondaries) are interests in existing private equity funds that are acquired in privately negotiated transactions, typically after the end of the private equity fund's fundraising period.  Because secondaries typically already have invested in portfolio companies, they are viewed as more mature investments than primaries and further along in their development pattern.  As a result, their investment returns may not exhibit the downside of the J-curve pattern expected of primaries in their early stages.  There can be no assurance, however, that any or all secondary investments made by the Master Fund will exhibit this pattern of investment development.

•
Direct Investment/Co-Investments.  Direct investments involve holding an interest in securities issued by an operating company directly and not through a third-party investment vehicle.  Such investments are typically made as co-investments alongside private equity funds, and are usually structured such that the private equity fund and any lead co-investors collectively hold a controlling interest in the operating company.  The Master Fund's direct investments in an operating company will always be structured in parallel with a similar investment by a Carlyle Investment Fund or another Investment Fund sponsor.  Direct investments and co-investments, unlike investments in Investment Funds, generally do not bear an additional layer of fees or they bear significantly reduced fees.

The Fund invests the net proceeds from the sale of Units, net of cash retained for operational needs to pay Fund expenses, in accordance with the Fund's investment objective and policies and principal strategies as soon as practicable, consistent with normal market conditions and the availability of suitable investments.  Even when the Master Fund's assets are fully committed among Investment Funds, as much as 30% of the Master Fund's assets may consist of liquid assets, including high quality fixed income securities, money market instruments and money market mutual funds and cash or cash equivalents pending funding of capital contributions, redemptions and tax distributions.

See Appendix B for the prior performance of the Fund. Past performance of the Fund is not indicative of future results.

Investment Strategies

The principal elements of the Adviser's investment strategy include:  (i) allocating the assets of the Master Fund across Carlyle private equity Investment Funds and other Carlyle offerings; (ii) seeking to secure access to attractive investment opportunities that the Adviser believes offer attractive value; (iii) seeking to manage the Master Fund's investment level and liquidity using the Adviser's commitment strategy; and (iv) seeking to manage risk through ongoing monitoring of the Master Fund's portfolio.

Asset Allocation.  Just as in public equity markets, asset allocation across private equity market segments is a cornerstone of long-term portfolio performance.  The Adviser defines a strategic asset allocation that seeks to benefit from long-term diversification of the Master Fund's Investments through exposure to different geographic markets, investment types and vintage years.  In addition, the Adviser allocates capital among primary funds, secondary funds and co-investment opportunities.  Up to 20% of the Master Fund's assets may be allocated to Investment Funds, co-investments and direct investments that are not sponsored by or affiliated with Carlyle.  Over time, the Adviser may adjust its allocation and commitment strategies based on its analysis of the private equity market, the Master Fund's existing portfolio at the relevant time, and other pertinent factors.

Access.  In many segments of the private equity market, it is not enough to identify promising investments—access is required.  The Fund provides Investors with access to Investment Funds, and direct investments that are generally unavailable to the investing public due to resource requirements and high investment minimums.  Carlyle has agreed with the Fund to provide information to the Fund of the type and scope (and with the same frequency) it customarily provides to certain of Carlyle's large institutional investors, as well as provide certain marketing and relationship management support services to the Adviser.

Commitment Strategy.  The Adviser manages the Master Fund's commitment strategy with a view towards balancing liquidity while maintaining an appropriate level of investment.  Commitments to private equity funds generally are not immediately invested.  Instead, committed amounts are drawn down by private equity funds and invested over time, as underlying investments are identified—a process that may take a period of several years.  During this period, investments made early in a private equity fund's life are often realized (generating distributions) even before the committed capital has been fully drawn.  As a result, without an appropriate commitment strategy, a significant investment position could be difficult to achieve.  The Adviser seeks to address this challenge using a commitment strategy designed to provide an appropriate investment level.  To that end, the Master Fund intends to commit to invest in private equity investments—both primaries and secondaries—in an aggregate amount that exceeds the Master Fund's then-current assets (i.e., to "over-commit") to provide an appropriate investment level.  The Master Fund will maintain cash, cash equivalents or borrowings in sufficient amounts, in the Adviser's judgment, to satisfy capital calls from Investment Funds.

The commitment strategy aims to sustain an appropriate level of investment where possible by making commitments based on anticipated future distributions from investments.  The commitment strategy also takes other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Units by Investors and any distributions made to Investors.  To forecast portfolio cash flows, the Adviser takes into consideration historical data, actual portfolio observations, insights from Carlyle and forecasts by the Adviser.  The commitment strategy—and, specifically, the "over-commitment" strategy—carries a degree of risk.  See "Types of Investments and Related Risk Factors—Commitment Strategy."

Risk Management.  The long-term nature of private equity investments requires a commitment to ongoing risk management.  The Adviser seeks to maintain close contact with Carlyle and the Investment Fund Managers with whom it invests, and to monitor the performance of Investment Funds and developments at the individual portfolio companies that are material positions in the Investment Funds held by the Fund.  By tracking commitments, capital calls, distributions, valuations and other pertinent details, the Adviser seeks to recognize potential issues and to take appropriate action.

The Adviser uses a range of techniques to reduce the risk associated with the commitment strategy. These techniques may include, without limitation:

•	Diversifying investments and commitments across several "vintage years" (i.e., the year in which an Investment Fund begins investing);

•	Allocating capital among primary investments, secondary investments and direct/co-investment opportunities;

•	Actively managing cash and liquid assets; and

•	Utilizing a credit line, consistent with the limitations and requirements of the 1940 Act.

To enhance the Master Fund's liquidity, particularly in times of possible net outflows through the tender of Units by Investors, the Adviser may from time to time sell certain of the Master Fund's assets (including, during adverse market conditions, selling investments in Investment Funds at a discount).

The Master Fund is expected to hold liquid assets to the extent required for purposes of liquidity management.  The Fund may borrow for investment purposes.  The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time indebtedness occurs (the "Asset Coverage Requirement").  This means that the value of the Fund's total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with the proceeds of its indebtedness.

The Adviser and its personnel use a range of resources to identify and source the availability of promising Investment Funds.  The Adviser's diligence process focuses on risk management, investment and operational diligence.  The Adviser selects investment strategies and Investment Funds on the basis of availability, pricing in the case of secondaries and various qualitative and quantitative criteria, including the Adviser's analysis of actual and projected cash flows and past performance of an Investment Fund during various time periods and market cycles; the Investment Fund Managers' reputation, experience, expertise, opportunity set, anticipated returns and adherence to investment philosophy.  During this diligence process, the Adviser reviews offering documents, financial statements, Schedule K-1s and other tax reporting, regulatory filings and client correspondence, and may conduct interviews with senior personnel of existing Investment Fund Managers.  In particular, the Adviser seeks to regularly communicate with Carlyle Investment Fund Managers and other personnel about the Investment Funds in which the Fund has invested or may invest, or about particular investment strategies, categories of private equity, risk management and general market trends.  This interaction facilitates ongoing portfolio analysis and may help to identify potential issues, such as loss of key team members or proposed changes in constituent documents.  It also provides ongoing due diligence feedback, as additional investments, secondary investments and new primary investments with a particular Investment Fund Manager are considered.

After making an investment in an Investment Fund, and as part of its ongoing diligence process, the Adviser seeks to:  track operating information and other pertinent details; participate in periodic conference calls with Investment Fund Managers and onsite visits where appropriate; review audited and unaudited reports; and monitor turnover in senior Investment Fund personnel and changes in policies.  In conjunction with the due diligence process, the tax treatment and legal terms of the investment are considered.

By investing predominantly in Carlyle Investment Funds, the Master Fund seeks to benefit from the investment expertise, quality of risk management systems, valuation protocols, operational programs, personnel, accounting practices and compliance programs that may be associated with an advisory firm with a strong reputation and significant resources, which may not be available to the same extent if the Master Fund allocated its assets among different funds managed by various unaffiliated investment advisers.

In allocating the Master Fund's capital, the Adviser attempts to benefit from the strong performance track record of various Carlyle Investment Funds, combined with access to new and existing Investment Funds.  Generally, the Adviser seeks to invest no more than 25% of the Master Fund's capital, measured at the time of investment, in any one Investment Fund.  In addition, the Fund's investment in any one Investment Fund is limited to no more than 25% of the Investment Fund's economic interests, measured at the time of investment.

The Adviser may invest the Master Fund's assets in Investment Funds that engage in investment strategies other than those described in this Confidential Memorandum, and may sell the Master Fund's portfolio holdings at any time.

The Fund invests substantially all of its assets in the Master Fund ("Master Fund Interests").  The Fund is a non-diversified, closed-end management investment company for purposes of the 1940 Act.  However, the Fund has elected, and intends to qualify, to be treated as a regulated investment company ("RIC") under the Code.  To qualify as a RIC under the Code, the Fund through its investment in the Master Fund Interests must, among other things:  (i) derive in each taxable year at least 90% of its gross income from (a) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income derived with respect to its business of investing in such stocks, securities or currencies, and (b) net income from interests in "qualified publicly traded partnerships" (as defined in the Code); and (ii) diversify its holdings so that, at the end of each quarter of the taxable year, (a) at least 50% of the value of the Fund's total assets is represented by cash and cash items (including receivables), U.S. government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund's total assets and not greater than 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities (other than U.S. government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more "qualified publicly traded partnerships" (as defined in the Code).  With respect to these limitations and restrictions imposed by the Code, the Fund, in appropriate circumstances, will be required to "look through" to the income, assets and investments of the Master Fund and certain Investment Funds.  See "Types of Investments and Related Risk Factors—Tax Risks."

The Investment Funds are not subject to the Master Fund's, or the Fund's, investment restrictions and are generally subject to few investment limitations.  To the extent permitted by the 1940 Act, the Fund and/or the Master Fund may borrow for investment purposes .

The Fund has no obligation, and does not currently intend, to enter into any hedging transactions.

Borrowing
The Fund and the Master Fund are each authorized to borrow money in connection with its investment activities, subject to the limits of the Asset Coverage Requirement (as defined below).  The Fund and the Master Fund may borrow money for investment purposes, to satisfy repurchase requests from Investors and to otherwise provide the Fund and the Master Fund with liquidity.  Specifically, the Master Fund is authorized to borrow money through a secured revolving line of credit agreement (the "Credit Agreement") for investment purposes and in connection with repurchases of, or tenders for, the Master Fund's Units.

The Investment Funds may utilize leverage in their investment activities. However, the Investment Funds' borrowings are not subject to the Asset Coverage Requirement. Accordingly, the Fund and the Master Fund, through investments in the Investment Funds, may be exposed to the risk of highly leveraged investment programs. See "Types of Investments and Related Risk Factors."

Distribution Policy
The Fund generally pays dividends on the Units at least annually in amounts representing substantially all of the Fund's net investment income, if any, earned each year.  The Fund also pays substantially all taxable net capital gain realized on investments to Investors at least annually.

Distributions by the Fund that are or are considered to be in excess of the Fund's current and accumulated earnings and profits for the relevant period will reduce the adjusted tax basis of your Units (but not below zero).  Any such distributions that reduce the adjusted tax basis of your Units represent a return of capital and, as such, will not be subject to tax at the time of the distribution.  Such distributions, because they reduce the adjusted tax basis of your Units, will result in an increase in the amount of income or gain (or decrease in the amount of loss) that you recognize for tax purposes upon the disposition of your Units or upon certain subsequent distributions in respect of such Units.  Any distributions representing a return of capital, therefore, may cause you to pay higher taxes at a later date.

Dividends and capital gain distributions paid by the Fund are reinvested in additional Units of the Fund unless an Investor "opts out" (elects not to reinvest in Units).  Investors may elect initially not to reinvest by indicating that choice on the Investor Application.  Thereafter, Investors are free to change their election at any time by contacting UMB Fund Services, Inc., the Fund's administrator, or, alternatively, by contacting their broker or dealer, who will inform the Fund.  Units purchased by reinvestment will be issued at their net asset value on the ex−dividend date (which is generally expected to be the last business day of a month).  There is no sales charge or other charge for reinvestment.  The Fund reserves the right to suspend or limit at any time the ability of Investors to reinvest distributions.

Potential Benefits of Investing in the Fund
By investing in the Fund, Investors will have access to Investment Fund Managers affiliated with Carlyle.  Carlyle is one of the world's largest and most diversified multi-product global alternative investment management firms.  Since its founding in 1987, Carlyle has compiled a distinguished record of performance in the private equity industry.  Past performance is not indicative of future results.  Through the Fund, "accredited investors" will have access to Carlyle and to Investment Fund Managers whose services typically are not available to the investing public, or who may otherwise restrict the number and type of persons whose money they manage.  For example, Carlyle provides certain services to the Fund, which may include making appropriate personnel available for presentations, providing information to the Fund to prepare its tax reporting, providing administrative support in connection with commitments to or sales of Carlyle Investment Funds and such other functions as agreed to from time to time.  By investing in the Fund, Investors enjoy the benefit of these services, which establish the Fund's preferred relationship with Carlyle.  Investing in the Fund also permits Investors to invest with Investment Fund Managers without being subject to the high minimum investment requirements typically imposed by such Investment Fund Managers.  Investment minimums for Investment Funds typically range between $5 million and $20 million.

Because the Fund intends to qualify as a RIC under Subchapter M of the Code, it is expected to have certain attributes that are not generally found in traditional private equity funds-of-funds.  These include providing simpler tax reports to Investors and the avoidance of unrelated business taxable income for benefit plan investors and other investors that are exempt from payment of U.S. federal income tax.

The Master Fund's investments in secondaries—which typically already have invested in portfolio companies and, therefore, are viewed as more mature investments than primaries and further along in their development pattern—may reduce the impact of the J-curve associated with private equity investing.

As described above, the Fund was structured with the intent of seeking to alleviate or reduce a number of the burdens typically associated with private equity investing, such as funding capital calls on short notice, reinvesting distribution proceeds, paying fund of funds level incentive fees, meeting large minimum commitment amounts and receiving tax reporting on potentially late Schedule K-1s.

The Offering
The Fund commenced offering Class A Units in June 2013 and Class I Units in July 2013, and has since engaged in a continuous offering.  The net asset values of Class A Units and Class I Units vary over time as a result of the differing fees and expenses applicable to each Class of Units and different initial offering prices and inception dates.

Class A Units and Class I Units, and any future classes of Units, may be purchased as of the first business day of each month based upon their then current net asset value per Unit.  Purchase proceeds do not represent the Fund's capital or become the Fund's assets until the first business day of the relevant calendar month.  Each date on which Units are delivered is referred to as a "Closing Date."  Each prospective Investor will be required to complete an investor application (the "Investor Application") certifying that the Units being purchased are being acquired by an Eligible Investor (defined herein).  Prior to the receipt and acceptance of the Investor Application, an Investor's funds will be held in a non-interest-bearing account at UMB Bank, N.A., the Fund's custodian, in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  An Investor will not become an investor of the Fund, and has no rights (including, without limitation, any voting or redemption rights, or any rights with respect to standing), until the relevant Closing Date.  The Fund reserves the right to reject any purchase of Units in certain circumstances (including when the Fund has reason to believe that such purchase would be unlawful).  Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned to the prospective Investor.

Generally, the minimum initial investment in each of the Fund's Class A Units and Class I Units is $50,000, which minimum may be reduced by the Fund in the sole discretion of the Adviser based on consideration of various factors, including the Investor's overall relationship with the Adviser, the Investor's holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time.  The minimum additional investment in each of the Fund's Class A and Class I Units is $10,000.

Board of Directors
Subject to the requirements of the 1940 Act, the business and affairs of the Fund and the Master Fund shall be managed under the direction of the Board of Directors of the Fund (the "Board") and the Board of Directors of the Master Fund (the "Master Fund Board"), respectively.  The Board and the Master Fund Board, which currently are comprised of the same members, have delegated day-to-day operations to the Fund's and Master Fund's officers, the Adviser and other service providers, subject to oversight of the Board.  See "Management of the Fund."

The Adviser
Central Park Advisers, LLC serves as the Fund's and the Master Fund's investment adviser (the "Adviser").  The Adviser, a wholly-owned subsidiary of Central Park Group, LLC ("Central Park Group"), is a limited liability company organized under the laws of the State of Delaware, and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act").  Under the control of Mr. Mitchell Tanzman and Mr. Gregory Brousseau, the Adviser is an independent investment advisory firm specializing in the development and management of alternative investment offerings.  Founded in 2006, Central Park Group offers a broad range of investments managed by private equity, hedge fund, real estate and funds-of-funds sponsors.  Central Park Group's founding partners have significant experience across the spectrum of alternative investments and traditional asset management.  For over 25 years, they sourced, created, managed and distributed private equity funds, hedge funds, real estate opportunity funds, crossover funds and funds-of-funds that seek to offer clients attractive risk-adjusted performance in diverse strategies, asset classes and sectors, and have invested more than $13.5 billion in over 175 funds, including $2.75 billion in funds-of-funds and more than $2.5 billion in private equity access vehicles.

The Fund has entered into an investment advisory agreement (the "Investment Advisory Agreement") with the Adviser that may be continued in effect from year to year if its continuation is approved annually by the Board of Directors.  The Board, or the Fund's Investors, may terminate the Investment Advisory Agreement on 60 days' prior written notice to the Adviser.  The Master Fund has entered into a similar investment advisory agreement with the Adviser with similar terms (other than compensation) and a similar renewal and termination process.

Management Fee
Through its investment in the Master Fund, the Fund bears a proportionate share of the investment management fee paid by the Master Fund to the Adviser in consideration of the advisory and other services provided by the Adviser to the Master Fund.  In consideration of such services, the Master Fund pays the Adviser a monthly fee (the "Management Fee"), computed and payable monthly, at the annual rate of 1.20% of the Master Fund's net asset value.  For purposes of determining the Management Fee payable to the Adviser for any month, "net asset value" means the total value of all assets of the Master Fund as of the end of such month, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund as of such date, and calculated before giving effect to any repurchase of shares on such date and before any reduction for any fees and expenses of the Master Fund.  The Management Fee is prorated for any period of less than a month based on the number of days in such period.

The Management Fee is paid to the Adviser out of the Master Fund's assets and, therefore, decreases the net profits or increases the net losses of the Fund.  The Management Fee is in addition to the asset-based fees, carried interests, expenses, incentive allocations or fees charged by the Investment Funds and indirectly borne by Fund Investors.

Sub-Placement Agent Fee
Under the terms of a placement agent agreement (the "Placement Agent Agreement") with Foreside Fund Services, LLC (the "Placement Agent"), the Placement Agent is authorized to retain brokers, dealers and certain financial advisors (which may include wealth advisors) (collectively, "Sub-Placement Agents") for distribution services and to provide related sales support services to Investors holding Class A Units.  The Fund pays the Placement Agent a quarterly fee out of the net assets of Class A Units at the annual rate of 0.60% of the net asset value of Class A Units, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Units) (the "Sub-Placement Agent Fee").  The Placement Agent pays the Sub-Placement Agent Fee to Sub-Placement Agents, who may use such fee to compensate the financial advisory personnel involved in the placement of Units.  Payment of the Sub-Placement Agent Fee is governed by the Fund's Distribution Plan, which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund with respect to Class A Units in compliance with Rule 12b-1 under the 1940 Act.  See "Fees and Expenses."

The Sub-Placement Agent Fee is charged on an aggregate class-wide basis, and Investors in Class A Units are subject to the Sub-Placement Agent Fee as long as they hold their Class A Units.  Each compensated Sub-Placement Agent is paid by the Placement Agent based on the net asset value of outstanding Class A Units held by Investors that receive services from such Sub-Placement Agent.

Class I Units are not subject to the Sub-Placement Agent Fee.

Other Fees and Expenses
The Fund, and, therefore, Investors, bears all expenses incurred in the business of the Fund, and, through its investment in the Master Fund, a pro-rata portion of the operating expenses of the Master Fund, including any charges, allocations and fees to which the Fund is subject as an investor in the Investment Funds.  The Fund bears certain ongoing offering costs associated with the Fund's continuous offering of Units.  The Fund, by investing in the Investment Funds, indirectly bears its pro rata share of the expenses incurred in the business of the Investment Funds.  The Investment Funds in which the Fund intends to invest generally charge a management fee of 1% to 2%, and approximately 20% of net profits as a carried interest allocation, subject to a preferred return and a clawback.  See "Summary of Fund Expenses."

UMB Fund Services, Inc., as the administrator to the Fund (the "Administrator"), performs certain administration and accounting services for the Fund.  In consideration of these services, the Fund pays the Administrator an annual fee calculated based upon the average net assets of the Fund, subject to a minimum monthly fee, and reimburses certain of the Administrator's expenses.

Conflicts of Interest
The Adviser, the Investment Fund Managers and their respective affiliates may conduct investment activities for their own accounts and other accounts they manage that may give rise to conflicts of interest that may be disadvantageous to the Fund.  Investment decisions for the Master Fund are made independently of such other accounts.  If, however, the Master Fund desires to invest in, or withdraw from, the same Investment Fund as another account of the Adviser, the opportunity will be allocated fairly, reasonably and equitably in accordance with the Adviser's allocation policies and procedures.

Certain Investment Fund Managers also may face conflicts of interests stemming from their affiliation with Investment Fund sponsors, including Carlyle and other asset management firms.

From time to time, an officer or employee of the Adviser or an affiliate thereof acting on behalf of the Fund may serve as a member of certain Carlyle investor advisory committees (each, a "Carlyle Advisory Committee") comprised of third-party investors, namely limited partners in the Carlyle Investment Fund and certain other investors in similar parallel vehicles established by Carlyle.  The Carlyle Advisory Committees provide the members thereof with an opportunity to, among other things, review valuations of certain underlying investments, and review and consider potential conflicts of interest concerning the respective Carlyle Investment Fund.

The Adviser, its affiliates and the Placement Agent may receive payments from Carlyle or other private equity sponsors in connection with placement or other services that do not relate to the Master Fund or the Fund.  The Adviser and the investment professionals who, on behalf of the Adviser, manage the Master Fund's investment portfolio will be engaged in certain activities for other accounts, and may have conflicts of interest in allocating their time and activities among the Master Fund and the other accounts.  The Adviser's investment professionals will devote as much of their time to the affairs of the Master Fund as in their judgment is necessary and appropriate.

Placement of Units
In addition to the placement of Units through the Placement Agent or a Sub-Placement Agent, the Fund itself may also accept offers to purchase Units that it receives directly from Investors.  The Fund is not obligated to sell to a broker or dealer any Units, including those that have not been placed with Eligible Investors (defined herein).  Investors in Class A Units may be charged a sales load up to a maximum of 3.5% on the amount they invest.  The Placement Agent may compensate Sub-Placement Agents in connection with the sale and distribution of the Units.  No sales load is charged on purchases of Class I Units.

The Adviser (or one of its affiliates) generally compensates out of its own resources, and not the assets of the Fund, certain Sub-Placement Agents in connection with the sale of Class A Units and Class I Units, and also in connection with various other services including those related to the support and conduct of due diligence, Investor account maintenance, the provision of information and support services to clients and the inclusion on preferred provider lists.

Eligible Investors
To purchase Units of the Fund, a prospective investor will be required to certify that the Units are being acquired directly or indirectly for the account of an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act").  Investors who are "accredited investors" are referred to in this Confidential Memorandum as "Eligible Investors."  Existing Investors seeking to purchase additional Units will be required to qualify as "Eligible Investors" at the time of the additional purchase.

Class I Units may be purchased by those Eligible Investors that (i) compensate their financial intermediaries for their services through asset-based fees, including asset-based fee programs (i.e., wrap accounts), or (ii) purchase Units directly from the Fund.

Each prospective Investor must submit a completed Investor Application acceptable to the Adviser, certifying, among other things, that the Investor is an Eligible Investor and will not transfer the Units purchased except in the limited circumstances permitted.  The Adviser may from time to time impose stricter or less stringent eligibility requirements.  If an Investor Application is not accepted by the Fund by the Closing Date, the subscription will not be accepted at such Closing Date and will be held in a non-interest-bearing escrow account by the Fund's escrow agent until the next Closing Date.

An investment in the Fund involves a considerable amount of risk.  An Investor may lose money.  Before making an investment decision, a prospective Investor should (i) consider the suitability of this investment with respect to the Investor's investment objectives and personal situation and (ii) consider factors such as the Investor's personal net worth, income, age, risk tolerance and liquidity needs.  The Fund is an illiquid investment.  Investors have no right to require the Fund to redeem their Units of the Fund.

Valuation
The Investment Funds invest a large percentage of their assets in certain securities and other financial instruments that do not have readily ascertainable market prices and will be valued by the respective Investment Fund Managers.  Although procedures approved by the Board of Directors of the Fund and the Master Fund provide that the valuations determined by the Investment Fund Managers will be reviewed by the Adviser, neither the Adviser nor the Board of Directors are able to confirm independently the accuracy of the Investment Fund Managers' valuations (which are unaudited, except at year-end).  Accordingly, the Fund generally relies on such valuations, which are provided on a quarterly basis, even in instances where an Investment Fund Manager may have a conflict of interest in valuing the securities because the value of the securities will affect the Investment Fund Manager's compensation.  Furthermore, the Investment Funds typically provide the Adviser with only estimated net asset values or other valuation information, and such data is subject to revision through the end of each Investment Fund's annual audit.

Unlisted Closed-End Structure; Limited Liquidity and Transfer Restrictions
The Fund is organized as a closed-end management investment company.  Unlike open-end management investment companies (commonly known as "mutual funds"), investors in closed-end funds do not have the right to redeem their units on a daily basis.  To meet daily redemption requests, mutual funds must comply with more stringent regulations than closed-end funds.

The Fund is not listed on a national stock exchange, and no market for the Fund's Units is expected to develop.  In addition, Units are subject to limitations on transferability and liquidity will be provided only through limited repurchase offers described below.  An investment in the Fund is suitable only for Investors who can bear the risks associated with the limited liquidity of the Units and should be viewed as a long-term investment.  See "Types of Investments and Related Risk Factors—Limitations on Transfer; Units Not Listed; No Market for Class A or Class I Units" and "Repurchases of Units and Transfers."

Repurchases of Units by the Fund
Investors do not have the right to require the Fund to redeem their Units.  To provide a limited degree of liquidity to Investors, the Fund may, from time to time, offer to repurchase Units pursuant to written tenders by Investors.  Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board of Directors, in its sole discretion.  In determining whether the Fund should offer to repurchase Units, the Board of Directors will consider the recommendations of the Adviser as to the timing of such an offer, as well as a variety of operational, business and economic factors.  The Adviser anticipates that it will recommend to the Board that the Fund offer to repurchase Units from Investors on a quarterly basis, with such repurchases to occur as of the last day of March, June, September and December (or, if any such date is not a business day, on the immediately preceding business day).  The Adviser also expects that, generally, it will recommend to the Board that each repurchase offer should apply to up to 5% of the net assets of the Fund.  Each repurchase offer will generally commence approximately 100 days prior to the applicable repurchase date.  Since all or substantially all of the Fund's assets are invested in the Master Fund, the Fund does not expect to conduct a repurchase offer of Units unless the Master Fund contemporaneously conducts a repurchase offer of its units.

If Unit repurchase requests exceed the number of Units in the Fund's repurchase offer, the Board may:  (i) increase the number of Units to be repurchased in accordance with Rule 13e-4 under the Exchange Act; (ii) extend the repurchase offer, if necessary, and increase the amount of Units that the Fund is offering to purchase; (iii) repurchase a pro rata portion of the Units tendered; or (iv) take any other action permitted by applicable law and the LLC Agreement.  As a result, in any particular repurchase offer, tendering investors may not have all of their tendered Units repurchased by the Fund.  In addition, the Fund may repurchase Units of Investors if, among other reasons, the Board determines that such repurchase would be in the interest of the Fund.  See "Redemptions, Repurchases of Units and Transfers—Repurchases of Units."

The Master Fund will make repurchase offers, if any, to all holders of Master Fund Interests, including the Fund.  The Fund does not expect to make a repurchase offer that is larger than the portion of the Master Fund's corresponding repurchase offer expected to be available for acceptance by the Fund.  Consequently, the Fund will conduct repurchase offers on a schedule and in amounts that will depend on the Master Fund's repurchase offers.  Such repurchase offers principally will be funded by cash, cash equivalents or borrowings, as well as by the sale of certain liquid securities.  The Fund may need to suspend or postpone repurchase offers if it is required to dispose of interests in Investment Funds and is not able to do so in a timely manner.

In addition, the Board may under certain circumstances elect to postpone, suspend or terminate an offer to repurchase Units. See "Repurchases of Units and Transfers."

A 2% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from an Investor at any time prior to the day immediately preceding the one-year anniversary of the Investor's purchase of the Units.  Such repurchase fee will be retained by the Fund and will benefit the Fund's remaining Investors.  Units tendered for repurchase will be treated as having been repurchased on a "first in-first out" basis.  An early repurchase fee payable by an Investor may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund.

Summary of Taxation
The Fund intends to qualify, and has elected to be treated, as a RIC under Subchapter M of the Code.  For each taxable year that the Fund so qualifies, the Fund will generally not be subject to federal income tax on its taxable income and gains that it distributes to Fund Investors.  The Fund intends to distribute its income and gains in a way that it should not be subject to a federal excise tax on certain undistributed amounts.  These distributions generally will be taxable as ordinary income or capital gains to the Investors, whether or not they are reinvested in Units.  Tax-exempt investors generally will not incur unrelated business taxable income with respect to an investment in Units if they do not borrow to make the investment.

It is intended that the Master Fund will be treated as a partnership for U.S. federal income tax purposes, and not as an association or "publicly traded partnership" taxable as a corporation.  Further, certain of the Investment Funds in which the Fund (through the Master Fund) invests may be classified as partnerships for U.S. federal income tax purposes.  Accordingly, for the purpose of satisfying certain of the requirements for qualification as a RIC, the Fund will, in appropriate circumstances, be required to "look through" to the character of the income, assets and investments held by the Master Fund and certain of the Investment Funds.  Similarly, for purposes of applying certain of the RIC asset diversification tests, the Fund generally will be required to take into account a proportion of the securities held by any Investment Fund or other entity, in each case, that is treated as a corporation for U.S. federal income tax purposes and in which the Fund owns a 20% or greater voting interest.  However, Investment Funds generally are not obligated to disclose the contents of their portfolios.  This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund's income and the diversification of its assets, and otherwise comply with Subchapter M of the Code, and ultimately may limit the universe of Investment Funds in which the Fund can invest or the amount that may be invested in certain Investment Funds.  Furthermore, although the Fund expects to receive information from each Investment Fund Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information.  Carlyle has agreed to use reasonable efforts to provide such information to the Fund.

If the Fund fails to qualify as a RIC, the Fund would no longer be a flow-through entity and instead would be taxed as an ordinary corporation on its taxable income (even if such income were distributed to its Investors) and all distributions out of earnings and profits would be taxed to Investors as ordinary income.  In addition, the Fund could be required to recognize unrealized gains, pay taxes and make distributions (which could be subject to interest charges) before requalifying for taxation as a RIC.  See "Certain Tax Considerations" and "Types of Investments and Related Risk Factors—Tax Risks" below.

The Fund (through the Master Fund) may invest in certain Investment Funds through a wholly-owned domestic entity that is taxable as a corporation for U.S. federal income tax purposes, particularly in cases where doing so would facilitate compliance with the RIC gross income test in relation to the income earned in respect of those Investment Funds.  While using such corporate structure may expand the category of assets to which the Fund can gain investment exposure, the returns earned through such structure will be reduced on account of U.S. federal income taxes payable by the applicable corporate entity in respect of its net income.

The Fund is required each December to make certain "excise tax" calculations based on income and gain information that must be obtained from the underlying Investment Funds.  If the Fund does not receive sufficient information from the Investment Funds, the Fund risks incurring an excise tax on undistributed income.  The Fund may, however, attempt to avoid such outcomes by paying a distribution that is or is considered to be in excess of the Fund's current and accumulated earnings and profits for the relevant period (i.e., a return of capital).

An Investor that is not subject to tax on its income will not be required to pay tax on amounts distributed to it by the Fund, provided that the tax-exempt Investor's acquisition of its Units is not debt-financed within the meaning of Section 514 of the Code.  The Fund will inform Investors of the amount and character of its distributions to Investors.  See "Certain Tax Considerations."

ERISA Plans and Other Tax-Exempt Entities
Investors subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code, and other tax-exempt entities, including employee benefit plans, individual retirement accounts (each, an "IRA"), and 401(k) and Keogh Plans may purchase Units.  Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund are not considered to be "plan assets" of the ERISA Plans investing in the Fund for purposes of the fiduciary responsibility and prohibited transaction rules of ERISA and Section 4975 of the Code.  Thus, the Adviser is not a fiduciary within the meaning of ERISA with respect to the assets of any ERISA Plan that becomes an Investor, solely as a result of the ERISA Plan's investment in the Fund.

Reports to Investors
The Fund will furnish to Investors as soon as practicable after the end of each taxable year information on Form 1099 as is required by law to assist the Investors in preparing their tax returns.  The Fund will also prepare and transmit to Investors unaudited semi-annual reports and audited annual reports (when each becomes available) within 60 days after the close of the period for which the report is being made, or as otherwise required by the 1940 Act.  Investors are sent reports on at least a quarterly basis regarding the Fund's operations during each quarter.

Term	The Fund's term is perpetual unless the Fund is otherwise terminated under the terms of the Fund's organizational documents.

Risk Factors
While the benefits of investing in private equity may be considerable, private equity is not for everyone.  Private equity investments involve significant risks, including a total loss of capital.  The risks associated with private equity arise from several factors including:  limited diversification, the use of leverage, limited liquidity and capital calls made on short notice (failure by the Fund to meet capital call obligations may result in significantly negative consequences including a total loss of investment).  In addition, the Fund is subject to the risk of investing a significant portion of its capital with Investment Funds sponsored by Carlyle.  Additional risks involved in investing in the Fund include:

General Risks

•	Loss of capital, up to the entire amount of an Investor's investment.

•	Investing in a Fund and a Master Fund that have limited operating histories, and in Investment Funds that may be newly organized and therefore have no, or only limited, operating histories

•
The Fund's Units represent illiquid securities of an unlisted closed-end fund, are not listed on any securities exchange or traded in any other market, and are subject to substantial limitations on transferability.

•	The Adviser and Investment Fund Managers may face conflicts of interest.

Investment Program Risks

•
The Fund invests, through the Master Fund, predominantly in Investment Funds, co-investments and direct investments sponsored by or affiliated with Carlyle, and, therefore, may be less diversified, and more subject to concentration risk, than other funds of private equity funds.

•
The Fund's performance depends upon the performance of the Master Fund and the Investment Fund Managers and selected strategies, the adherence by such Investment Fund Managers to such selected strategies, the instruments used by such Investment Fund Managers and the Adviser's ability to select Investment Fund Managers and strategies and effectively allocate Master Fund assets among them.  The Fund is organized to provide Investors with a multi-strategy investment program and not as an indirect way to gain access to any particular Carlyle Investment Fund.

•
The business of identifying and structuring investments of the types contemplated by the Fund and the Master Fund is competitive, and involves a high degree of uncertainty.  No assurance can be given that the Adviser will be able to identify and complete attractive investments, or that it will be able to invest fully its subscriptions.

•
The Fund's investment portfolio through the Master Fund consists of Investment Funds that hold securities issued primarily by privately held companies, and operating results for the portfolio companies in a specified period will be difficult to predict.  Such investments involve a high degree of business and financial risk that can result in substantial losses.

•
The securities in which an Investment Fund Manager may invest may be among the most junior in a portfolio company's capital structure and, thus, subject to the greatest risk of loss.  Generally, there will be no collateral to protect an investment once made.

•
The Adviser has entered into a licensing agreement with Carlyle Investment Management L.L.C., a wholly owned subsidiary of Carlyle.  The agreement may be terminated under certain circumstances, which could prove disadvantageous to the Fund and may terminate its preferred relationship with Carlyle.  See "Management of the Fund—The Adviser."

•
Subject to the limitations and restrictions of the 1940 Act, the Fund and the Master Fund may borrow money for investment purposes—i.e., utilize leverage—to satisfy repurchase requests and for other temporary purposes, which may increase the Fund's volatility.

•
An Investment Fund Manager's investments, depending upon strategy, may be in companies whose capital structures are highly leveraged.  Such investments involve a high degree of risk in that adverse fluctuations in the cash flow of such companies, or increased interest rates, may impair their ability to meet their obligations, which may accelerate and magnify declines in the value of any such portfolio company investments in a down market.

•
Fund Investors bear two layers of fees and expenses:  asset-based fees and expenses at the Fund and the Master Fund level, and asset-based fees, carried interests, incentive allocations or fees and expenses at the Investment Fund level.

•
The Fund is a non-diversified fund, which means that the percentage of its assets that may be invested in the securities of a single issuer is not limited by the 1940 Act.  As a result, the Fund's investment portfolio may be subject to greater risk and volatility than if investments had been made in the securities of a broad range of issuers.

•	Fund Investors have no right to receive information about the Investment Funds or Investment Fund Managers, and have no recourse against Investment Funds or their Investment Fund Managers.

•	The Fund intends to qualify as a RIC under the Code but may be subject to tax liabilities if it fails to so qualify.

•
The Fund is subject to the risk that the Investment Funds may not provide information sufficient to ensure that the Fund qualifies as a RIC under the Code.  If the Fund does not receive sufficient information from the Investment Funds, the Fund risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income.

•
Returns earned by the Fund through a wholly-owned domestic entity that is taxable as a corporation for U.S. federal income tax purposes will be reduced on account of U.S. federal income taxes payable by the applicable corporate entity in respect of its net income.

•
The Fund is subject to, and indirectly invests in Investment Funds that are subject to, risks associated with legal and regulatory changes applicable to private equity funds, hedge funds and real estate funds.

•	The Fund may invest indirectly a substantial portion of its assets in Investment Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy.

•
The Fund's investments in Investment Funds, and many of the investments held by the Investment Funds, are priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate.  Neither the Adviser nor the Board of Directors is able to confirm independently the accuracy of the Investment Fund Managers' valuations (which are unaudited, except at year-end).  This risk is exacerbated to the extent that Investment Funds generally provide valuations only on a quarterly basis.  While such information is provided on a quarterly basis, the Fund provides valuations, and issues Units, on a monthly basis.

•
The Master Fund may not be able to vote on matters that require the approval of Investment Fund investors, including matters that could adversely affect the Master Fund's investment in an Investment Fund.

•	The Fund may receive from an Investment Fund an in-kind distribution of securities that are illiquid or difficult to vlue and diffiult to dispose of.

•	Investment Funds located outside of the U.S. may be subject to withholding taxes, which may reduce the return of the Fund and its Investors.

•
Investment Funds generally will not be registered as investment companies under the 1940 Act.  Therefore, despite the fact that the Fund itself is registered under the 1940 Act, as an investor in Investment Funds, the Fund will not be able to avail itself of the protections afforded by the 1940 Act to investors in registered investment companies, such as the limitations applicable to the use of leverage and the requirements concerning custody of assets, composition of boards of directors and approvals of investment advisory arrangements.

•	The Fund and the Master Fund are registered as investment companies under the 1940 Act, which may limit such funds' investment flexibility compared to a fund that is not so registered.

•	Investment Fund Managers may invest the Investment Funds' assets in securities of early-stage venture investments, which may result in or contribute to significant losses to the Fund.

•
The Master Fund maintains a sizeable cash position in anticipation of funding capital calls and to meet tender offer requirements.  Holding a sizeable cash position may result in lower returns for the Master Fund than if the Master Fund employed a more aggressive "over-commitment" strategy.  However, an inadequate cash position presents other risks to the Fund and the Master Fund, including an adverse impact on the Fund's ability to fund capital contributions, to pay for repurchases of Units tendered by Investors or to meet expenses generally.

•
If the Master Fund defaults on its commitment to an Investment Fund or fails to satisfy capital calls to an Investment Fund in a timely manner then, generally, it will be subject to significant penalties, including, potentially, the complete forfeiture of the Master Fund's investment in the Investment Fund.  Any failure by the Master Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Fund and the Master Fund to pursue its investment program, (ii) force the Master Fund to borrow, (iii) indirectly cause the Fund, and, indirectly, the Investors to be subject to certain penalties from the Investment Funds (including, potentially, the complete forfeiture of the Master Fund's investment in an Investment Fund), or (iv) otherwise impair the value of the Fund's investments.

•
Investment Fund Managers will invest the Investment Funds' assets in securities of non-U.S. issuers, including those in emerging markets, and the Master Fund's assets will be invested in Investment Funds denominated in non-U.S. currencies, thereby exposing the Fund to special risks caused by foreign political, social and economic factors, including exposure to currency fluctuations, less liquidity, less developed and less efficient trading markets, political instability and less developed legal and auditing standards.  A decline in the value of the currencies in which the Master Fund investments are denominated against the U.S. dollar will result in a decrease in the Master Fund's and the Fund's net asset value.  The Adviser does not currently intend to hedge the value of investments made by the Master Fund against currency fluctuations.  Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

•
An Investment Fund Manager may focus on a particular industry or sector (e.g., energy, utilities, financial services, healthcare, consumer products, industrials and technology), which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of industries.

•
An Investment Fund Manager may focus on a particular country or geographic region, which may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if investments had been made in issuers in a broader range of geographic regions.

•
An Investment Fund's assets may be invested in a limited number of securities or portfolio companies that may subject the Investment Fund, and thus the Fund, to greater risk and volatility than if Investments had been made in a larger number of securities.

•
Secondary investments may be acquired based on incomplete or imperfect information, as investors exiting an Investment Fund through a secondary transaction may possess superior knowledge regarding their investment, the value thereof and the portfolio companies invested in by the Investment Fund.  Secondary investments, therefore, may expose the Fund to contingent liabilities, counterparty risks,  reputational risks and execution risks.

•
The market for secondary investments is competitive and may be limited, and the strategies and Investment Funds to which the Master Fund wishes to allocate assets may not be available for secondary investment at any given time.  The absence of a recognized "market" price means that the Master Fund cannot be assured that it is realizing the most favorable price in connection with trades in secondaries.  Secondary investments may be heavily negotiated and, therefore, the Master Fund may incur additional legal and transaction costs in connection therewith.

•
The Master Fund's ability to realize an investment gain with respect to a direct investment or co-investment generally will be reliant on the expertise of the lead investor in the transaction.  To the extent that any lead investor assumes control of the management of the operating company, the Master Fund will be reliant not only upon the lead investor's ability to research, analyze, negotiate and monitor such investments, but also upon its ability to successfully manage and oversee the operation of the company's business.

•
The market for direct investments and co-investments is competitive and may be limited, and the direct investments and co-investments to which the Master Fund wishes to allocate assets may not be available at any given time.  Such investments may be heavily negotiated and, therefore, the Master Fund may incur additional legal and transaction costs in connection therewith.

No assurance can be given that the Fund's investment program will be successful.  Accordingly, the Fund should be considered a speculative investment and entails substantial risks, and a prospective investor should invest in the Fund only if it can sustain a complete loss of its investment.  An investment in the Fund should be viewed only as part of an overall investment program.

See "Types of Investments and Related Risk Factors."

SUMMARY OF FUND EXPENSES

The following table illustrates the expenses and fees that the Fund expects to incur and that Investors can expect to bear directly or indirectly.  Investors will indirectly bear fees and expenses of the Master Fund, which are reflected in the following chart and in the example below.

	Class A	Class I
Investor Transaction Expenses

Maximum sales load(1) (as a percentage of purchase amount)	3.50%	None
Maximum early redemption fee (as a percentage of repurchased amount) (2)	2.00%	2.00%

Annual Expenses (as a percentage of net assets attributable to Units)

Management Fee(3)	1.20%	1.20%
Sub-Placement Agent Fee(4)	0.60%	None
Other Expenses	0.26%	0.26%
Acquired Fund Fees and Expenses(5)	1.17%	1.17%

Total Annual Expenses(6)	3.23%	2.63%
————
(1
Generally, the stated minimum initial investment in the Fund is $50,000 ($10,000 with respect to additional purchases of Units by an existing Investor), which minimum may be reduced in the sole discretion of the Adviser.  Investors in Class A Units may be charged a sales load ("placement fee") up to a maximum of 3.50% on the amount they invest.  The Placement Agent and/or a Sub-Placement Agent may, in its discretion, waive the placement fee for certain Investors.  In addition, purchasers of Units in conjunction with certain "wrap" fee, asset allocation or other managed asset programs may not be charged a placement fee.  The table assumes the maximum placement fee is charged.  No placement fee will be charged on purchases of Class I Units.  See "Application for Investment."

(2)
A 2% early repurchase fee payable to the Fund will be charged with respect to the repurchase of an Investor's  Units at any time prior to the day immediately preceding the one-year anniversary of an Investor's purchase of the Units (on a "first in-first out" basis).  An early repurchase fee payable by an Investor may be waived by the Fund, in circumstances where the Board determines that doing so is in the best interests of the Fund and in a manner as will not discriminate unfairly against any Investor.  The early repurchase fee will be retained by the Fund for the benefit of the remaining Investors.  See "Repurchases of Units and Transfers."

(3)
The Management Fee is payable by the Master Fund, but will be borne indirectly by Investors as a result of the Fund's investment in the Master Fund.  The Master Fund pays the Adviser the Management Fee monthly at the annual rate of 1.20% of the Master Fund's net asset value.  For purposes of determining the Management Fee payable to the Adviser for any month, "net asset value" means the total value of all assets of the Master Fund as of the end of such month, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund as of such date, and calculated before giving effect to any repurchase of shares on such date and before any reduction for any fees and expenses of the Master Fund.

(4)
The Fund pays the Placement Agent out of the net assets of the Class A Units an ongoing quarterly fee, accrued and calculated monthly (the "Sub-Placement Agent Fee") at an annualized rate of 0.60% of the net assets of the Fund attributable to Class A Units.  The Placement Agent may pay all or a portion of the Sub-Placement Agent Fee to the selling agents that sell Units of the Fund.  Payment of the Sub-Placement Agent Fee is governed by the Fund's Distribution Plan, which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund with respect to Class A Units in compliance with Rule 12b-1 under the 1940 Act.  Class I Units are not subject to the Sub-Placement Agent Fee.  See "Fees and Expenses."

(5)
The amount shown as "Acquired Fund Fees and Expenses" reflects operating expenses of the Investment Funds (i.e., management fees, administration fees and professional and other direct, fixed fees and expenses of the Investment Funds).  The "Acquired Fund Fees and Expenses," however, do not reflect any performance-based fees or allocations paid by the Investment Funds that are calculated solely on the realization and/or distribution of gains, or on the sum of such gains and unrealized appreciation of assets distributed in-kind, as such fees and allocations for a particular period may be unrelated to the cost of investing in the Investment Funds.  The amount of the Fund's average net assets used in calculating the Fund's "Acquired Fund Fees and Expenses" was based on average net assets for the fiscal year ended March 31, 2015 of approximately $485 million.

The purpose of the table above and the examples below is to assist you in understanding the various costs and expenses you will bear directly or indirectly as an Investor in the Fund.  The annual "Other Expenses" shown above reflect an estimate of all expected ordinary operating expenses for the current fiscal year ending March 31, 2016, based on average net assets of the Fund for the fiscal quarter ended June 30, 2015 of approximately $711 million.  "Other Expenses" do not include any fees or expenses charged by Investment Funds (which are reflected separately under "Acquired Fund Fees and Expenses").  For a more complete description of the various costs and expenses of the Fund, see "Fees and Expenses."

Class A Units:

EXAMPLE:	1 Year	3 Years	5 Years	10 Years

You would pay the following expenses, including a 3.50% placement fee, on a $1,000 investment, assuming a 5% annual return:*	$66	$131	$200	$391
_______________
*	Without the sales load, the expenses would be:	$32 (1 Year), $100 (3 Years),
$171 (5 Years) and $369 (10 Years).

Class I Units:

EXAMPLE:	1 Year	3 Years	5 Years	10 Years

You would pay the following expenses on a $1,000 investment, assuming a 5% annual return:	$26	$82	$141	$309

The examples are based on the fees and expenses set forth in the table above, and should not be considered a representation of future expenses.  Actual Fund expenses may be greater or less than those shown (and "Acquired Fund Fees and Expenses" may also be greater or less than that shown).  Moreover, the Fund's actual rate of return may be greater or less than the hypothetical 5% return shown in the example.  If the Investment Funds' actual rates of return exceed 5%, the dollar amounts could be significantly higher as a result of the Investment Funds' incentive fees.

THE FUND

The Fund, which is registered under the 1940 Act as a closed-end, non-diversified, management investment company, was organized as a Delaware limited liability company on October 23, 2012.  The Fund's principal office is located at 805 Third Avenue, New York, NY 10022, and its telephone number is (212) 317-9200.  The Fund invests all or substantially all of its assets in ownership interests in the Master Fund.  The Master Fund is a closed-end, non-diversified management investment company, organized as a Delaware limited liability company on October 23, 2012 and registered under the 1940 Act.  Investment advisory services are provided to the Fund and the Master Fund by the Adviser pursuant to  investment advisory agreements entered into between the Fund and the Adviser and the Master Fund and the Adviser (the "Investment Advisory Agreements").  The individuals who serve on the Board and the Master Fund Board are responsible for monitoring and overseeing the investment program of the Fund and the Master Fund, respectively.

STRUCTURE

The Fund is a specialized investment vehicle that incorporates both features of a private investment fund that is not registered under the 1940 Act and features of a closed-end investment company that is registered under the 1940 Act.  Private investment funds (such as private equity funds) are collective asset pools that typically offer their securities privately, without registering such securities under the 1933 Act.  Securities offered by private investment funds are typically sold in large minimum denominations (often at least $5 million to $20 million) to a limited number of institutional investors.  The managers of such funds are generally compensated through asset-based fees and incentive-based/carried interest allocations.  Registered closed-end investment companies are typically managed more conservatively than most private investment funds because of the requirements and restrictions imposed on them by the 1940 Act.  Compared to private investment funds, registered closed-end companies may have more modest minimum investment requirements, and generally offer their units to a broader range of investors.  Advisers to such investment companies, such as the Adviser, are typically compensated through asset-based fees.

Investors purchase Units in the Fund.  Units may be purchased as of the first business day of each month based upon the Fund's then current net asset value.

Similar to private investment funds, Units of the Fund are sold in relatively large minimum denominations to high net worth and institutional investors.  In contrast to many private investment funds, however, the Fund is permitted to offer Units to an unlimited number of Eligible Investors.  The Fund was designed to permit certain sophisticated Investors to participate in an investment program that invests in private equity strategies without requiring, among other things, Investors to commit the more substantial minimum investments required by many private investment funds, and without subjecting the Fund to the same restrictions on the number of Eligible Investors as are imposed on many of those private investment funds .

INVESTMENT PROGRAM

The Fund's investment objective is to seek attractive long-term capital appreciation.  In pursuing its investment objective, the Fund invests substantially all of its assets in the Master Fund.  The Master Fund has the same investment objective as the Fund and seeks to achieve its investment objective by investing predominantly in Investment Funds, co-investments and direct investments sponsored by or affiliated with Carlyle, with an emphasis on private equity funds (e.g., buyout, growth and special situations).  Each Investment Fund is managed by the general partner or managing member of the Investment Fund (such general partner or managing member in respect of any Investment Fund being hereinafter referred to as the "Investment Fund Manager" of such Investment Fund) under the direction of the portfolio managers or investment teams selected by the Investment Fund Manager.  Investment Funds may be domiciled in U.S. or non-U.S. jurisdictions.  Up to 20% of the Master Fund's assets may be allocated to Investment Funds, co-investments and direct investments that are not sponsored by or affiliated with Carlyle.  Currently, the Master Fund does not have any investors other than the Fund and the Adviser.

The Adviser believes that the Fund's investment program offers a unique approach to private equity investing for "accredited investors" who previously have not had access to high quality private equity Investment Funds.  In pursuing the Fund's investment objective, the Adviser invests in Carlyle primary and secondary Investment Funds and co-investments.  The Adviser invests across a broad spectrum of Carlyle Investment Funds (e.g., buyout, growth and special situations), diversified by geography (e.g., North America, Europe, Asia and emerging markets) and "vintage year" (i.e., the year in which an Investment Fund begins investing).  This investment strategy may help to reduce the impact of the J-curve associated with private equity investing.  The Fund was structured with the intent of seeking to alleviate or reduce a number of the burdens typically associated with private equity investing, such as funding capital calls on short notice, reinvesting distribution proceeds, paying fund-of-funds level incentive fees, meeting large minimum commitment amounts and receiving tax reporting on potentially late Schedule K-1s.

Carlyle

Carlyle is one of the world's largest and most diversified multi-product global alternative asset management firms.  Carlyle advises an array of specialized investment funds and other investment vehicles that invest across a range of industries, geographies, asset classes and investment strategies and seek to deliver attractive returns for fund investors.  Since the firm was founded in Washington, D.C. in 1987, it has grown to become a leading global alternative asset manager with approximately $193 billion in assets under management across a multi-fund, multi-geographic platform totaling 128 funds and 159 funds-of-funds vehicles.  As of June 30, 2015, Carlyle had over 1,700 employees, including more than 700 investment professionals in 35 offices in 22 countries on six continents, and Carlyle served over 1,700 active "carry fund"1 investors from 78 countries.  Globally, Carlyle Investment Funds have investments in over 250 portfolio companies and over 200 real estate investments.  On May 3, 2012 Carlyle began public trading of its common units under the ticker symbol "CG."
_________________________
1
"Carry funds" refers to Investment Funds,  including buyout funds, growth capital funds, real asset funds and distressed debt and mezzanine funds, where the Investment Fund Manager receives a special allocation of income and gain, referred to as a "carried interest," in the event that specified investment returns above an annual hurdle rate are achieved by the Investment Fund.  At the end of each financial reporting period, an Investment Fund typically calculates that period's carried interest as though the fair value of the Investment Fund's investments had been realized as of such date, irrespective of whether such amounts actually have been realized.  Carried interest amounts paid to an Investment Fund Manager often are made subject to a requirement to be repaid—a "clawback"—to the extent that the aggregate amount distributed to the Investment Fund Manager over all financial reporting periods exceeds the carried interest amount that would have been due based instead on the Investment Fund's cumulative results.

Carlyle has demonstrated a strong and consistent investment track record that has produced attractive returns for fund investors across segments, sectors and geographies, and across economic cycles.  Carlyle has deep industry knowledge in sector specialties, including:  aerospace, defense and government services, consumer and retail, energy, financial services, healthcare, industrial and transportation, technology and business services, and telecommunication and media.  Carlyle's broad investments in portfolio companies worldwide generate real time, actionable data that support investment, operational and exit decisions for its private equity holdings.  Carlyle's Executive Operations Group, with a 27-person team of operating executives (c-level executives and sector specialists with an average of more than 40 years of experience) advise Carlyle private equity professionals through investment process, from sourcing deals, conducting due diligence, managing companies and exiting transactions

Carlyle is not a sponsor, promoter, adviser or affiliate of the Fund.  Past performance of Investment Funds sponsored by Carlyle is not indicative of future results.  The Fund may not invest in all of the Carlyle Investment Funds described herein.

Carlyle Family of Funds

The following chart presents the name (acronym), total capital commitments (in the case of carry and structured credit funds, and funds-of-funds vehicles), assets under management (in the case of hedge funds) and vintage year of the active funds, in each of the Carlyle platforms, as of June 30, 2015.  Total capital commitments (as opposed to assets under management) are presented for closed-end investment funds because Carlyle believes this metric provides the most useful information regarding the relative size and scale of such funds.  In the case of hedge funds, which are open-ended and accordingly do not have permanent committed capital, Carlyle believes the most useful metric regarding relative size and scale is assets under management.  The Investment Funds presented in the chart are for informational purposes only.  The Master Fund is not expected to invest in all the Investment Funds listed below.  No assurance can be given that the Investment Funds listed below will be invested in by the Master Fund.

Carlyle Corporate Private Equity

Carlyle's corporate private equity segment was established in 1990 with its first U.S. buyout fund.  Carlyle advises buyout and growth capital funds, which pursue a wide variety of corporate investments of different sizes and growth potentials.  The 31 active corporate private equity funds are each carry funds.  They are organized and operated by geography or industry and are advised by separate teams of local professionals who live and work in the markets where they invest.  The corporate private equity segment also has 54 active external co-investment entities.

The corporate private equity teams have two primary areas of focus:

•
Buyout Funds.  The buyout teams advise a diverse group of 22 active funds that invest in transactions that focus either on a particular geography (e.g., United States, Europe, Asia, Japan, the Middle East and North Africa ("MENA"), Sub-Saharan Africa or South America) or a particular industry.

•
Growth Capital Funds.  The nine active growth capital funds are advised by four regionally focused teams in the United States, Europe and Asia, with each team generally focused on middle-market and growth companies consistent with specific regional investment considerations.

Carlyle's Corporate Private Equity Investment Approach

Carlyle characterizes its corporate private equity investment approach generally as follows:

•
Consistent and Disciplined Investment Process.  Investment opportunities are initially sourced and evaluated by one or more deal teams.  The due diligence and transaction review process places a special emphasis on, among other considerations, the reputation of a target company's shareholders and management, the company's size and sensitivity of cash flow generation, the business sector and competitive risks, the portfolio fit, exit risks and other key factors highlighted by the deal team.  An investment opportunity must secure final approval from the investment committee of the applicable investment fund.  The investment committee approval process involves a detailed overview of the transaction and investment thesis, business, risk factors and diligence issues, as well as financial models.

•
Geographic- and Industry-Focused.  Carlyle has a global network of local investment teams with deep local insight into the areas in which it invests and has adopted an industry-focused approach to investing.  This network of global investment professionals has the knowledge, experience and relationships on a local level that allow them to identify and take advantage of opportunities which may be unavailable to firms who do not have such global reach and resources.  Carlyle has particular industry expertise in aerospace, defense and government services, consumer and retail, financial services, healthcare, industrial, telecom, media and technology and transportation.  Carlyle's in-depth knowledge of specific industries improves its ability to source and create transactions, conduct effective and more informed due diligence, develop strong relationships with management teams and use contacts and relationships within such industries to identify potential buyers as part of a coherent exit strategy.

•
Variable Deal Sizes and Creative Structures.  Carlyle's teams are staffed not only to effectively pursue large transactions, but also other transactions of varying sizes.  Carlyle often invests in smaller companies, allowing greater diversity across the entire portfolio.  Additionally, Carlyle may undertake large, strategic minority investments with certain control elements or private investment in public equity (PIPE) transactions in large companies with a clear exit strategy.  In certain jurisdictions around the world, Carlyle may make investments with little or no debt financing and seek alternative structures to opportunistically pursue transactions.  Carlyle generally seeks to obtain board representation and typically appoints investment professionals and operating executives to the boards of the companies in which it invests.  Where Carlyle funds, either alone or as part of a consortium, are not the controlling investor, Carlyle typically, subject to applicable regulatory requirements, acquires significant voting and other control rights with a view to securing influence over the conduct of the business.

•
Driving Value Creation.  Carlyle's corporate private equity teams seek to make investments in portfolio companies in which Carlyle's particular strengths and resources may be employed to their best advantage.  Typically, as part of an investment, Carlyle's investment teams will prepare and execute a value creation plan that is developed during a thorough due diligence effort and draws on the deep resources available across its global platform, specifically relying on:

•	Reach: Carlyle's global team and global presence that enables Carlyle to support international expansion efforts and global supply chain initiatives.

•	Expertise: Carlyle's investment professionals and its industry specialists, who provide extensive sector-specific knowledge and local market expertise.

•
Insight:  Carlyle's 27 operating executives, primarily consisting of deeply experienced former chief executive officers, who work with investment teams during due diligence, provide board-level governance and support and advise portfolio company chief executive officers together with an extensive pool of consultants and advisors who provide special expertise to support specific value creation initiatives.

•
Data:  Carlyle seeks to extract as much information from the portfolio as possible about the current state of the economy and its likely evolution over the near-to-medium term.  Carlyle's corporate private equity investment portfolio includes over 200 active portfolio companies, across a diverse range of industries and geographies each of which generates multiple data points (e.g., orders, shipments, production volumes, occupancy rates, bookings).  By evaluating the data on a systematic basis, Carlyle works to identify the data with the highest correlation with macroeconomic data and map observed movements in the portfolio to anticipated variation in the economy, including changes in growth rates across industries and geographies.

•
Pursuing Best Exit Alternatives.  In determining when to exit an investment, Carlyle's private equity teams consider whether a portfolio company has achieved its objectives, the financial returns and the appropriate timing in industry cycles and company development to strive for the optimal value.  An Investment Fund's investment committee approves all exit decisions.

Carlyle Real Assets

Real Assets, established in 1997 with Carlyle's first U.S. real estate fund, advises 28 active carry funds focused on real estate, infrastructure and energy and natural resources (including power), and also includes seven investment funds advised by NGP Energy Capital Management ("NGP"), from which Carlyle receives an allocation of income based on the funds' management fees, and three carry funds advised by NGP, from which Carlyle is entitled to receive a carried interest.  In this segment, Carlyle pursues investment opportunities across a diverse array of tangible assets, such as office buildings, hotels, retail and residential properties, industrial properties and senior-living facilities, as well as oil and gas exploration and production, midstream, refining and marketing, power generation, pipelines, wind farms, refineries, airports, toll roads, transportation, water utility and agriculture, as well as the companies providing services or otherwise related to them.

The Real Assets teams have two primary areas of focus:

•
Real Estate.  Nine active real estate funds pursue real estate investment opportunities in Asia, Europe and the United States and generally focus on acquiring single-property assets rather than large-cap companies with real estate portfolios.

•
Energy and Natural Resources.  Carlyle's energy and natural resources activities focus on buyouts, growth capital investments and strategic joint ventures in the midstream, upstream, power and oilfield services sectors, the renewable and alternative sectors and the energy and power industries around the world.

Global Market Strategies

Global Market Strategies, established in 1999 with Carlyle's first high yield fund, advises a group of 69 active funds that pursue investment strategies including long/short credit, long/short emerging markets equities, macroeconomic strategies, commodities trading, and structured transactions, quantitative market strategies, leveraged loans and structured credit, energy mezzanine opportunities, middle market lending and distressed debt.

Primary areas of focus for the Global Market Strategies teams include:

•	Structured Credit Funds. Carlyle's structured credit funds invest primarily in performing senior secured bank loans through structured vehicles and other investment vehicles.

•
Distressed and Corporate Opportunities.  Carlyle's distressed and corporate opportunities funds generally invest in liquid and illiquid securities and obligations, including secured debt, senior and subordinated unsecured debt, convertible debt obligations, preferred stock and public and private equity of financially distressed companies in defensive and asset-rich industries.  In certain investments, Carlyle may seek to restructure pre-reorganization debt claims into controlling positions in the equity of reorganized companies.

•
Middle Market Finance.  Carlyle's middle market finance business comprises business development companies (BDCs), a collateralized loan obligation (CLO) consisting of middle market senior, first lien loans, and mezzanine funds, which invest in the first-lien, second-lien and mezzanine loans of middle-market companies.

•
Energy Mezzanine Opportunities.  Carlyle's energy mezzanine opportunities team invests primarily in privately negotiated mezzanine debt investments in North American energy and power projects and companies.

•
Long/Short Credit.  Claren Road Asset Management LLC1 ("Claren Road") advises two long/short credit hedge funds focusing on the global high grade and high yield markets.  Claren Road seeks to profit from market mispricing of long and/or short positions in corporate bonds and loans, and their derivatives, across investment grade, below investment grade (high yield) or distressed companies.

_________________________________
1   Carlyle owns a 55% stake in each of Claren Road and ESG.

•
Emerging Market Equity and Macroeconomic Strategies.  Emerging Sovereign Group LLC1 ("ESG") advises six emerging markets equities and macroeconomic hedge funds.  ESG's emerging markets equities funds invest in publicly traded equities across a range of developing countries.  ESG's macroeconomic funds pursue investment strategies in developed and developing countries, and opportunities resulting from changes in the global economic environment.

•
Quantitative Market Strategies.  Carlyle Quantitative Market Strategies ("CQMS"), a platform that manages retail and institutional products, currently manages one hedge fund and one mutual fund, both of which are focused on a balanced risk approach to asset allocation.  CQMS seeks to generate long-term capital appreciation with minimal drawdowns by dynamically rebalancing its asset allocation based on changes in volatility and correlation in the financial markets.

Carlyle Investment Solutions

Carlyle's Investment Solutions segment provides comprehensive investment opportunities and resources for its investors and clients.  The Investment Solutions platform comprises three core businesses:

•
AlpInvest Partners B.V., one of the world's largest investors in private equity, invests primarily through private equity fund investments, private equity co-investments and private equity secondary investments vehicles.

•
Metropolitan Real Estate Equity Management, LLC, one of the largest managers of indirect investments in global real estate, makes investment commitments, through its fund of fund vehicles, directly to real estate focused portfolio funds.

•
Diversified Global Asset Management, a global manager of hedge funds, builds and actively manages hedge fund portfolios on behalf of its institutional clients.  It invests globally and seeks to source strong managers in attractive strategies while minimizing constraints on investment activity.

The Fund does not expect allocations to Carlyle's Investment Solutions platform to be a meaningful portion of the Fund's assets.

Information presented herein with respect to Carlyle has been derived from public filings made by Carlyle with the SEC.  For certain Carlyle corporate private equity Investment Fund Information, see Appendix B.

Investment Philosophy

Registered investment companies, such as mutual funds, the Fund and the Master Fund, are generally subject to significant regulatory restrictions with respect to selling securities short and using leverage and derivatives.  The Investment Funds generally are not subject to the same investment restrictions as the Master Fund or the Fund, and are generally subject to few investment limitations, including investment limitations under the 1940 Act or the Code.  The Master Fund, the Fund and, indirectly, Investors are not entitled to the protections of the 1940 Act with respect to the Investment Funds.  The Master Fund and the Fund, however, are regulated under the 1940 Act and Investors are entitled to the protections of the 1940 Act.

The Fund and the Master Fund also may invest in other registered investment companies.  The Adviser believes that the Master Fund's current strategy of investing in a portfolio of private equity Investment Funds sponsored by Carlyle and in other Carlyle sponsored alternative investments provides opportunities to participate in alternative investment strategies that may earn attractive risk-adjusted returns.  In addition, by investing in Carlyle Investment Funds, the Master Fund seeks to benefit from the (i) strong performance track record of various Carlyle funds,2 combined with access to new and existing Investment Funds, and (ii) investment expertise, quality of risk management systems, valuation protocols, operational programs, personnel, accounting and valuation practices and compliance programs that may be associated with a successful global financial services firm with significant resources, in contrast to a strategy of allocating assets among different funds managed by various unaffiliated investment advisers.  The Adviser believes that the Fund and the Master Fund will benefit from the Adviser's ability to focus more closely on the investment opportunities and strengths offered, and the risks presented, by each potential Investment Fund.

Through the Fund, Investors will have access to Carlyle and to Investment Fund Managers whose services are generally not available to the investing public, or who may otherwise restrict the number and type of persons whose money they manage.  By investing in the Fund, Investors enjoy the benefit of certain services that Carlyle provides to the Fund, as disclosed herein, which establish the Fund's preferred relationship with Carlyle.  Investing in the Fund also permits Investors to invest with Investment Fund Managers without being subject to the high minimum investment requirements typically required by such Investment Fund Managers.  The Fund should also benefit from its exposure to a number of different investment styles.  Investing through various Investment Fund Managers that employ different strategies—even though many of the Investment Fund Managers are under common control—may reduce the volatility inherent in a direct investment by the Fund with a single Investment Fund Manager.

Investment Strategies

The Fund seeks to provide investors with attractive long-term capital appreciation by investing in a diversified portfolio of Carlyle Investment Funds.

The principal elements of the Adviser's investment strategy include:  (i) allocating the assets of the Master Fund across Carlyle private equity Investment Funds and other alternative investments sponsored by Carlyle; (ii) seeking to secure access to attractive investment opportunities that the Adviser believes offer attractive returns; (iii) seeking to manage the Master Fund's investment level and liquidity using the Adviser's commitment strategy; and (iv) seeking to manage risk through ongoing monitoring of the portfolio.

_______________________________

2	Past performance is not indicative of future results.

•
Asset Allocation.  The Master Fund seeks to benefit from long-term diversification of investments through exposure to different geographic markets, investment types and vintage years.  In addition, the Master Fund allocates its capital among primary funds, secondary funds and co-investment opportunities.  As noted, a portion of the Master Fund's assets may be allocated to Investment Funds that are not sponsored or affiliated with Carlyle.

•	Access. The Fund seeks to provide Investors with access to investments that are generally unavailable to the investing public due to resource requirements and high investment minimums.

•	Commitment Strategy. The Adviser seeks to manage the Master Fund's commitment strategy with a view towards balancing liquidity while maintaining an appropriate level of investment.

•
Risk Management.  The long-term nature of private equity investments requires a commitment to ongoing risk management.  The Adviser seeks to maintain close contact with Carlyle and its Investment Fund Managers, and to monitor the performance of individual funds by tracking operating information and other pertinent details.

No guarantee or representation is made that the investment program of the Fund, the Master Fund or any Investment Fund will be successful, that the various Investment Funds selected will produce positive returns or that the Fund and the Master Fund will achieve their investment objective.  The Adviser also may invest the Master Fund's assets in Investment Funds that engage in investment strategies other than those described in this Confidential Memorandum, and may sell the Master Fund's portfolio holdings at any time.

Private Equity

Private equity is a common term for investments that are typically made in non-public companies through privately negotiated transactions.  Private equity investors generally seek to acquire quality assets at attractive valuations and use operational expertise to enhance value and improve portfolio company performance.  Buyout funds acquire private and public companies, as well as divisions of larger companies.  Private equity specialists then seek to uncover value-enhancing opportunities in portfolio companies, unlock the value of the portfolio company and reposition it for sale at a multiple of invested equit y.

Private equity investments are typically made in non-public companies through privately negotiated transactions.  Private equity investments may be structured using a range of financial instruments, including common and preferred equity, convertible securities, subordinated debt and warrants or other derivatives.

Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments.  In such funds, investors usually commit to provide up to a certain amount of capital when requested by the fund's manager or general partner.  The general partner then makes private equity investments on behalf of the fund.  The fund's investments are usually realized, or "exited" after a four to seven year holding period through a private sale, an initial public offering (IPO) or a recapitalization.  Proceeds of such exits are then distributed to the fund's investors.  The funds themselves typically have a term of ten to twelve years.

The private equity market is diverse and can be divided into several different segments.  These include the type and financing stage of the investment, the geographic region in which the investment is made and the vintage year.

Investments in private equity have increased significantly over the last 20 years, driven principally by large institutional investors seeking increased returns and portfolio efficiency.  It is now common for large pension funds, endowments and other institutional investors to allocate significant assets to private equity.

Buyouts, Growth Capital, Special Situations, Venture Capital/Other

In the private equity asset class, the term "financing stage" is used to describe investments (or funds that invest) in companies at a certain stage of development.  The different financing stages may have distinct risk, return and correlation characteristics, and play different roles within a diversified private equity portfolio.  Broadly speaking, private equity investments can be broken down into four financing stages:  buyout, growth capital, special situations and venture capital.  These categories may be further subdivided based on the investment strategies that are employed.

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Buyouts.  Control investments in established, cash flow positive companies are usually classified as buyouts.  Buyout investments may focus on small-, mid- or large-capitalization companies, and such investments collectively represent a substantial majority of the capital deployed in the overall private equity market.  The use of debt financing, or leverage, is prevalent in buyout transactions – particularly in the large-cap segment.  Overall, debt financing typically makes up 50-70% of the price paid for a company.

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Growth capital.  Typically involves minority investments in established companies with strong growth characteristics.  Companies that receive growth capital investments typically have established customers and mature business models.

•	Special situations. A broad range of investments including mezzanine, distressed debt, energy/utility investing and turnarounds may be classified as special situations.

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Venture Capital/Other.  Investments in new and emerging companies are usually classified as venture capital.  Such investments are often in technology and healthcare-related industries.  Companies financed by venture capital are generally not cash flow positive at the time of investment and may require several rounds of financing before the company can be sold privately or taken public.  Venture capital investors may finance companies along the full path of development or focus on certain sub-stages (usually classified as seed, early and late stage) in partnership with other investors.  It is not anticipated that venture capital will be a meaningful portion of the Master Fund's allocations.

Some of the investments that the Adviser considers with respect to the Master Fund include, but are not limited to:

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Primary Investments.  Primary investments (primaries) are interests or investments in newly established private equity funds.  Most private equity sponsors raise new funds only every two to four years, and many top-performing funds may be closed to new investors.  Because of the limited windows of opportunity for making primary investments in particular funds, strong relationships with leading fund sponsors such as Carlyle are highly important for primary investors.

Primary investors subscribe for interests during an initial fundraising period, and their capital commitments are then used to fund investments in a number of individual operating companies during a defined investment period.  Unlike most other private equity fund sponsors, Carlyle typically offers several primary funds each year.  The investments of the fund are usually unknown at the time of commitment, and investors typically have little or no ability to influence the investments that are made during the fund's life.  Because primary investors must rely on the expertise of the fund manager, an accurate assessment of the manager's capabilities is essential.

Primary investments typically exhibit a value development pattern, commonly known as the "J-curve," in which the fund's net asset value typically declines moderately during the early years of the fund's life as investment-related fees and expenses are incurred before investment gains have been realized.  As the fund matures and portfolio companies are sold, the pattern typically reverses with increasing net asset value and distributions to fund investors.  There can be no assurance, however, that any or all primary investments made by the Master Fund will exhibit this pattern of investment development.  Primary investments are usually ten to twelve years in duration, while underlying investments in portfolio companies generally have a four to seven year duration.

•
Secondary Investments.  Secondary investments (secondaries) are interests in existing private equity funds that are acquired in privately negotiated transactions, typically after the end of the private equity fund's fundraising period.  Secondary investments may play an important role in a diversified private equity portfolio.  Because secondaries typically already have invested in portfolio companies, they are viewed as more mature investments than primaries and further along in their development pattern.  As a result, their investment returns may not exhibit the downside of the J-curve pattern expected to be achieved by primaries in their early stages.  In addition, secondaries typically provide earlier distributions than primaries.  Past performance is not indicative of future results.  There can be no assurance, however, that any or all secondary investments made by the Master Fund will exhibit this pattern of investment development.

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Direct Investment/Co-Investments.  Direct investments involve holding an interest in securities issued by an operating company directly and not through a third-party investment vehicle.  Such investments are typically made as co-investments alongside private equity funds, and are usually structured such that the private equity fund and any lead co-investors collectively hold a controlling interest in the operating company.  The Master Fund's direct investments in an operating company will always be structured in parallel with a similar investment by a Carlyle Investment Fund or another Investment Fund sponsor.  Direct investments and co-investments, unlike investments in Investment Funds, generally do not bear an additional layer of fees or they bear significantly reduced fees.

Portfolio Allocation

The Master Fund's investment process begins with an allocation framework for the Master Fund's long-term diversification among Carlyle funds:  (i) primary and secondary private equity investments; (ii) buyout, growth, distressed investments and other special situations; (iii) investments focused in North America, Europe, Asia and/or other parts of the world; (iv) co-investments; and (v) other alternative Investment Funds sponsored by Carlyle.  The framework also provides for diversification over vintage years and with respect to individual investments.  It is expected that through such diversification, the Master Fund may be able to achieve more consistent returns and lower volatility than would generally be expected if its portfolio were more concentrated in a single fund, geography, sector, vintage year or a smaller number of funds.  Up to 20% of the Master Fund's assets may be allocated to Investment Funds, co-investments and direct investments that are not sponsored by or affiliated with Carlyle.

Because of the distinct cash flow characteristics associated with different types of private equity investments, portfolio construction is based on both quantitative and qualitative factors.

Over time, the commitment strategy may be adjusted based on the Adviser's analysis of the private equity market, the Master Fund's existing portfolio at the relevant time, or other pertinent factors.

The Adviser seeks to manage the Master Fund's commitment strategy with a view towards balancing liquidity while maintaining an appropriate level of investment.  Commitments to private equity funds generally are not immediately invested.  Instead, committed amounts are drawn down by private equity funds and invested over time, as underlying investments are identified—a process that may take a period of several years.  During this period, investments made early in a private equity fund's life are often realized (generating distributions) even before the committed capital has been fully drawn.  As a result, without an appropriate commitment strategy a significant investment position could be difficult to achieve.  The Adviser seeks to address this challenge using a commitment strategy designed to provide an appropriate investment level.  To that end, the Master Fund intends to over-commit to private equity investments—both primaries and secondaries—to provide an appropriate investment level.  The Master Fund will maintain cash, cash equivalents or borrowings in sufficient amounts, in the Adviser's judgment, to satisfy capital calls from Investment Funds.

The Adviser anticipates that the Fund will invest the net proceeds from the sale of Units, net of cash retained for operational needs to pay Fund expenses, in accordance with the Fund's investment objective and policies and principal strategies as soon as practicable, consistent with normal market conditions and the availability of suitable investments.  Even when the Master Fund's assets are fully committed among Investment Funds, as much as 30% of the Master Fund's assets may consist of liquid assets, including high quality fixed income securities, money market instruments and money market mutual funds and cash or cash equivalents pending funding of capital contributions, redemptions and tax distributions.

Investment Selection

In the final step of the investment process, the Adviser seeks to invest the Master Fund's capital in what it believes to be attractive investments.  Primary opportunities are sourced through Carlyle and secondary investments are typically sourced through a network of relationships with intermediaries, agents and investors, including Carlyle, and then individually evaluated by the Adviser's and its affiliates' investment professionals using its selection process.  See "—Due Diligence."  As investment opportunities are analyzed, investment professionals seek to evaluate them in relation to historical benchmarks and peer analysis, current information from the Adviser's private equity investments, and against each other.

Due Diligence

The Adviser and its personnel use a range of resources to identify and source the availability of promising Investment Funds.  The Adviser's diligence process focuses on risk management, investment and operational diligence.  The Adviser selects investment strategies and Investment Funds on the basis of availability, pricing in the case of secondaries and various qualitative and quantitative criteria, including the Adviser's analysis of actual and projected cash flows and past performance of an Investment Fund during various time periods and market cycles; and the Investment Fund Managers' reputation, experience, expertise, opportunity set, anticipated returns and adherence to investment philosophy.  After making an investment in an Investment Fund, and as part of its ongoing diligence process, the Adviser seeks to:  track operating information and other pertinent details; participate in periodic conference calls with Investment Fund Managers and onsite visits where appropriate; review audited and unaudited reports; and monitor turnover in senior Investment Fund personnel and changes in policies.  In conjunction with the due diligence process, the tax treatment and legal terms of the investment are considered.

The Adviser and its personnel use a range of sources to identify, evaluate, select and monitor investments for the Master Fund.  The Adviser's investment professionals are involved throughout the process, and draw on the significant resources and insights available through its relationship with Carlyle.  The Adviser's investment committee is responsible for portfolio allocation and for final investment decisions.

The Adviser typically identifies prospective investments from multiple sources, including a network of intermediaries, agents and investors, the most important of which is its relationship with Carlyle.  The initial screening process for investment opportunities is typically based on a review of offering documents or an introductory meeting for primary investments.  For secondary investments, the Adviser seeks to understand key terms, cash flows, valuations, performance, portfolio company developments, availability of discounts, and an understanding of historical performance of prior funds, if any.  Due diligence focuses on both investment and operational due diligence.

During its diligence process, the Adviser may review offering documents, financial statements, Schedule K-1s and other tax reporting, regulatory filings, and client correspondence, among other documents, and seek to conduct interviews with senior personnel of existing and potential Investment Fund Managers.  The Adviser seeks to regularly communicate with Carlyle Investment Fund Managers and other Carlyle personnel about the Investment Funds in which the Fund has invested or may invest, or about particular investment strategies, categories of private equity, risk management and general market trends.  This interaction facilitates ongoing portfolio analysis and may help to address potential issues, such as loss of key team members or proposed changes in constituent documents.  It also provides ongoing due diligence feedback, as additional investments, secondary investments and new primary investments with a particular Investment Fund Manager are considered.

After making an investment in an Investment Fund, and as part of its ongoing diligence process, the Adviser analyzes risk and performance; participates in periodic onsite visits; reviews audited and unaudited reports; monitors turnover in key personnel and changes in policies; and reviews valuation and historical cash flows.  In performing some of its due diligence activities, the Adviser will be required to rely on the Investment Fund Managers.  No assurance can be given that all performance and other data sought by the Adviser will be accurate or will be provided on a timely basis or in the manner requested.

The conclusions of due diligence reviews are documented.  The Adviser's investment committee may decline the opportunity, request additional information, or approve subject to tax and legal due diligence.  Tax issues and legal terms of the investment are also considered.

Portfolio Construction

The Adviser manages the Master Fund's portfolio with a view towards managing liquidity and maintaining a high investment level and maximizing capital appreciation.

Accordingly, the Adviser may make investments and commitments based, in part, on anticipated future distributions from investments.  The Adviser also takes other anticipated cash flows into account, such as those relating to new subscriptions, the tender of Units by investors and any distributions made to investors.

The Adviser uses a range of techniques to reduce the risk associated with the Master Fund's investment strategy.  These techniques may include, without limitation:

•	Diversifying investments and commitments across several vintage years;

•	Allocating capital among primary investments, secondary investments and direct/co-investment opportunities;

•	Actively managing cash and liquid assets; and

•	Utilizing a credit line, consistent with the limitations and requirements of the 1940 Act.

The Master Fund holds liquid assets to the extent required for purposes of liquidity management.  To enhance the Fund's liquidity, particularly in times of possible net outflows through the tender of Units by investors, the Adviser may sell certain of the Master Fund's assets.  Furthermore, as described above at "—Portfolio Allocation," even when the Master Fund's assets are fully committed or over-committed among Investment Funds, as much as 30% of the Master Fund's assets may consist of liquid assets, including high quality fixed income securities, money market instruments and money market mutual funds and cash or cash equivalents pending funding of capital contributions, redemptions and tax distributions.

The Adviser, consistent with the Master Fund's investment strategy of emphasizing allocations to Carlyle Investment Funds, seeks to allocate Master Fund assets among the Investment Funds that, in its view, represent attractive investment opportunities.  Allocation depends on the Adviser's assessment of the potential risks and returns of various investment strategies that the Investment Funds utilize as well as expected cash flows of such strategies.  The currency denomination of an Investment Fund may be another factor for consideration.  The Adviser generally seeks to invest the Master Fund's assets in Investment Funds whose expected risk-adjusted returns are deemed attractive.

The Fund and the Master Fund are both "non-diversified" funds under the 1940 Act.  See "Types of Investments and Related Risk Factors—Non-Diversified Status."  The Adviser believes, however, that the Master Fund should generally maintain a portfolio of Investment Funds varied by underlying investment strategies, vintage year, geography and financing stage to diminish the impact on the Fund of any one Investment Fund's losses or poor returns.  There is no guarantee that the Master Fund will be able to avoid substantial losses as a result of poor returns with regards to any Investment Funds.

The Adviser seeks to limit the Master Fund's investment in any one Investment Fund to no more than 25% of the Master Fund's gross assets (measured at the time of investment).  In addition, the Fund's investment in any one Investment Fund is limited to no more than 25% of the Investment Fund's economic interests (measured at the time of investment) and less than 5% of the Investment Fund's voting securities.  Where only voting securities are available for purchase by the Fund, in all, or substantially all, instances, the Fund will seek to create by contract the same result as owning a non-voting security by entering into a contract, typically before the initial purchase, to relinquish the right to vote in respect of its investment.

The Fund and the Master Fund have no obligation, and does not currently intend, to enter into any hedging transactions.

There can be no assurance that the Fund's investment program will be successful, that the objectives of the Master Fund with respect to liquidity management will be achieved or that the Master Fund's portfolio design and risk management strategies will be successful.  Prospective investors should refer to the discussion of the risks associated with the investment strategy and structure of the Fund found under "Types of Investments and Related Risk Factors."

TYPES OF INVESTMENTS AND RELATED RISK FACTORS

General Risks

Investment Risk.  All investments risk the loss of capital.  The value of the Fund's total net assets should be expected to fluctuate.  To the extent that the Fund's portfolio (which, for this purpose, means the aggregate investments held by the Master Fund) is concentrated in securities of a single issuer or issuers in a single sector, the risk of any investment decision is increased.  An Investment Fund's use of leverage is likely to cause the Fund's average net assets to appreciate or depreciate at a greater rate than if leverage were not used.

An investment in the Fund involves a high degree of risk, including the risk that the Investor's entire investment may be lost.  No assurance can be given that the Master Fund's and Fund's investment objective will be achieved.  The Fund's performance depends upon the Adviser's selection of Investment Funds, the allocation of offering proceeds thereto and the performance of the Investment Funds.  The Investment Funds' investment activities involve the risks associated with private equity investments generally.  Risks include adverse changes in national or international economic conditions, adverse local market conditions, the financial conditions of portfolio companies, changes in the availability or terms of financing, changes in interest rates, exchange rates, corporate tax rates and other operating expenses, environmental laws and regulations, and other governmental rules and fiscal policies, energy prices, changes in the relative popularity of certain industries or the availability of purchasers to acquire companies, and dependence on cash flow, as well as acts of God, uninsurable losses, war, terrorism, earthquakes, hurricanes or floods and other factors which are beyond the control of the Master Fund, the Fund or the Investment Funds. Although the Adviser will attempt to moderate these risks, no assurance can be given that (i) the Investment Funds' investment programs, investment strategies and investment decisions will be successful; (ii) the Investment Funds will achieve their return expectations; (iii) the Investment Funds will achieve any return of capital invested; (iv) the Fund's investment activities will be successful; or (v) Investors will not suffer losses from an investment in the Fund.

All investments made by the Investment Funds risk the loss of capital.  The Investment Funds' results may vary substantially over time.

Limited Operating History.  The Fund and the Master Fund have limited performance history that Investors can use to evaluate the Fund's investment performance.  In addition, Investment Funds may, in some cases, be newly organized with limited operating histories upon which to evaluate their performance.

Concentration in Carlyle Funds.  The Fund invests through the Master Fund predominantly in Investment Funds, co-investments and direct investments sponsored by or affiliated with Carlyle, and, therefore, may be less diversified, and more subject to concentration and reputational risk, than other funds of private equity funds.

Unspecified Investments; Dependence on the Adviser.  The Adviser has complete discretion to select the Investments Funds as opportunities arise.  The Fund, and, accordingly, Investors, must rely upon the ability of the Adviser to identify and implement investments for the Master Fund ("Master Fund Investments") consistent with the Fund's investment objective.  Investors will not receive or otherwise be privy to due diligence or risk information prepared by or for the Adviser in respect of the Master Fund Investments.  Through the Fund's interest in the Master Fund, the Fund's assets are indirectly invested in the Master Fund Investments.  The Adviser has the authority and responsibility for asset allocation, the selection of Master Fund Investments and all other investment decisions for the Master Fund.  The success of the Fund depends upon the ability of the Adviser to develop and implement investment strategies that achieve the investment objective of the Fund and the Master Fund.  Investors will have no right or power to participate in the management or control of the Fund, the Master Fund or the Master Fund Investments, or the terms of any such investments.  There can be no assurance that the Adviser will be able to select or implement successful strategies or achieve their respective investment objectives.  The Fund is organized to provide Investors access to a multi-strategy investment program and not an indirect way for investors to gain access to any particular Carlyle Investment Fund.

Master-Feeder Structure.  The Fund and the Master Fund are part of a "master-feeder" structure.  The Master Fund may accept investments from other investors, including other investment vehicles that are managed or sponsored by the Adviser, or an affiliate thereof, which may or may not be registered under the 1940 Act and which may be established in jurisdictions outside of the U.S.  Because each feeder fund may be subject to different investment minimums, feeder-specific expenses and other terms, one feeder fund may offer access to the Master Fund on more attractive terms, or could experience better performance, than the Fund.  In addition, because the Fund incurs expenses that may not be incurred by other investors investing directly or indirectly in the Master Fund, such investors may experience better performance than investors in the Fund.  Substantial repurchase requests by Investors of the Master Fund in a concentrated period of time could require the Master Fund to raise cash by liquidating certain of its Investments more rapidly than might otherwise be desirable.  This may limit the ability of the Adviser to successfully implement the investment program of the Master Fund and could have a material adverse impact on the Fund.  Moreover, regardless of the time period over which substantial repurchase requests are fulfilled, the resulting reduction in the Master Fund's asset base could make it more difficult for the Master Fund to generate profits or recover losses.  Investors will not receive notification of such repurchase requests and, therefore, may not have the opportunity to redeem their Units prior to or at the same time as the Investors of the Master Fund that are requesting to have their Master Fund Interests repurchased.  If other investors in the Master Fund, including other investment vehicles that are managed or sponsored by the Adviser or an affiliate thereof, request to have their Master Fund Interests repurchased, this may reduce the amount of the Fund's Master Fund Interests that may be repurchased by the Master Fund and, therefore, the amount of Units that may be repurchased by the Fund.  See "Repurchase of Units and Transfers."

Limitations on Transfer; Units Not Listed; No Market for Class A Units or Class I Units.  The transferability of Units is subject to certain restrictions contained in the LLC Agreement, as amended or supplemented, and is affected by restrictions imposed under applicable securities laws.  Units are not traded on any securities exchange or other market.  No market currently exists for Class A or Class I Units, and none is expected to develop.  Although the Adviser and the Fund expect to recommend to the Board of Directors that the Fund offer to repurchase 5% of the net assets of the Fund quarterly, no assurances can be given that the Fund will do so.  Consequently, Class A Units and Class I Units should only be acquired by Investors able to commit their funds for an indefinite period of time.

Closed-End Fund; Liquidity Risks.  The Fund is a non-diversified, closed-end management investment company designed primarily for long-term investors and is not intended to be a trading vehicle.  An Investor should not invest in the Fund if the investor needs a liquid investment.  Closed-end funds differ from open-end management investment companies (commonly known as mutual funds) in that investors in a closed-end fund do not have the right to redeem their units on a daily basis at a price based on net asset value.  Units in the Fund are not traded on any securities exchange or other market and are subject to substantial restrictions on transfer.  Although the Fund may offer to repurchase Units from time to time, an Investor may not be able to redeem its Units in the Fund for a substantial period of time.

Repurchase Risks.  To provide liquidity to Investors, the Fund may, from time to time, offer to repurchase Units pursuant to written tenders by Investors.  Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board of Directors, in its sole discretion.  The Fund will conduct repurchase offers on a schedule and in amounts that will depend on the Master Fund's repurchase offers.  With respect to any future repurchase offer, Investors tendering for Units for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer, which will generally be approximately 100 days prior to the date that the Units to be repurchased are valued by the Fund (the "Valuation Date").  Investors that elect to tender any Units for repurchase will not know the price at which such Units will be repurchased until the Fund's net asset value as of the Valuation Date is able to be determined.  The Fund will only provide offers to repurchase concurrent with the Master Fund.

A 2% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from an Investor at any time prior to the day immediately preceding the one-year anniversary of the Investor's purchase of Units.  Such repurchase fee will be retained by the Fund and will benefit the Fund's remaining investors.  Units tendered for repurchase will be treated as having been repurchased on a "first in-first out" basis.  An early repurchase fee payable by an Investor may be waived by the Fund in circumstances where the Board determines that doing so is in the best interests of the Fund.

The Master Fund may be limited in its ability to liquidate its holdings in Investment Funds to meet repurchase requests.  Repurchase offers principally will be funded by cash, cash equivalents or borrowings, as well as by the sale of certain liquid securities.  Accordingly, the Fund may tender for fewer Units than Investors may wish to sell, resulting in the proration of Investor repurchases, or the Fund may need to suspend or postpone repurchase offers if it is required to dispose of interests in Investment Funds and is not able to do so in a timely manner.  See "Repurchases of Units and Transfers."

Substantial requests for the Fund to repurchase Units could require the Master Fund to liquidate certain of its Investments more rapidly than otherwise desirable for the purpose of raising cash to fund the repurchases.  This could have a material adverse effect on the value of the Units.  In addition, substantial repurchases of Units may decrease the Fund's total assets and accordingly may increase its expenses as a percentage of average net assets.  If a repurchase offer is oversubscribed by Investors who tender Units, the Fund may repurchase a pro rata portion of the Units tendered.

Distributions In-Kind.  The Fund generally expects to distribute to each holder of Units that are repurchased a promissory note entitling such holder to the payment of cash in satisfaction of such repurchase.  See "Repurchases of Units and Transfers."  However, there can be no assurance that the Fund will have sufficient cash to pay for Units that are being repurchased or that it will be able to liquidate Investments at favorable prices to pay for repurchased Units.  The Fund has the right to distribute securities as payment for repurchased Units in unusual circumstances, including if making a cash payment would result in a material adverse effect on the Fund.  For example, it is possible that the Master Fund may receive securities from an Investment Fund that are illiquid or difficult to value.  In such circumstances, the Adviser would seek to dispose of these securities in a manner that is in the best interests of the Master Fund, which may include a distribution in-kind to the Master Fund's Investors followed, in turn, by a distribution in-kind to the Fund's Investors.  In the event that the Fund makes such a distribution of securities, Investors will bear any risks of the distributed securities and may be required to pay a brokerage commission or other costs in order to dispose of such securities.

Borrowing.  The Fund and the Master Fund may borrow money in connection with their investment activities—i.e., the Fund and the Master Fund may utilize leverage.  The Fund and the Master Fund also may borrow money to satisfy repurchase requests from Fund Investors, to fund capital commitments to Investment Funds and to otherwise provide liquidity.  Specifically, the Master Fund is authorized to borrow money under the Credit Agreement for investment purposes and in connection with repurchases of, or tenders for, the Master Fund's Units.  Additionally, the Master Fund may borrow money to manage timing issues in connection with the acquisition of its investments, such as providing the Master Fund with liquidity to fund investments in Investment Funds in advance of the Master Fund's receipt of distributions from another Investment Fund.  The Fund and the Master Fund may be required to maintain minimum average balances in connection with borrowings or to pay a commitment or other fee to maintain a line of credit.  Either of these requirements would increase the cost of borrowing over the stated interest rate.  In addition, a lender may terminate or not renew any credit facility.  If the Master Fund is unable to access additional credit, it may be forced to sell investments in Investment Funds at inopportune times, which may further depress returns.  The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the indebtedness is incurred.  This means that the value of the Master Fund's or Fund's total indebtedness may not exceed one-third of the value of its total assets, including the value of the assets purchased with the proceeds of its indebtedness.

Legal and Regulatory Risks.  Legal and regulatory changes that could occur during the term of the Fund may substantially affect private equity funds and such changes may adversely impact the performance of the Fund.  The regulation of the U.S. and non-U.S. securities and futures markets and investment funds has undergone substantial change in recent years and such change may continue.  Greater regulatory scrutiny may increase the Fund's and the Adviser's exposure to potential liabilities.  Increased regulatory oversight can also impose administrative burdens and costs on the Fund and the Adviser, including, without limitation, responding to examinations or investigations and implementing new policies and procedures.

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), which was signed into law in July 2010, was intended to establish rigorous financial oversight standards and has resulted in significant revisions to the U.S. financial regulatory framework.  Among other things, the Dodd-Frank Act grants regulatory authorities, such as the Commodity Futures Trading Commission and SEC, broad rulemaking authority to implement various provisions of the Dodd-Frank Act, including comprehensive regulation of the over-the-counter derivatives market.  Many provisions of the Dodd-Frank Act have been implemented through regulatory rulemakings and similar processes, and many other provisions will continue to be implemented over a period of time.  The impact of the Dodd-Frank Act, and of follow-on regulation, on trading strategies and operations is impossible to predict and may be adverse, as it is unclear whether the aforementioned regulatory authorities will undertake rulemaking or supervisory or enforcement actions that would adversely affect the Fund or investments made by the Fund.  Direct and indirect changes from the Dodd-Frank Act and follow-on regulation have occurred and may continue to occur to a significant degree with regard to, among other areas, financial consumer protection, bank ownership of and involvement with private funds, proprietary trading, registration of investment advisers and the trading and use of many derivative instruments, including swaps.  There can be no assurance that such legislation or regulation will not have a material adverse effect on the Fund and the Investment Funds, increase transaction, operations, legal and/or regulatory compliance costs, significantly reduce the profitability of the Fund or impair the ability of the Fund and the Investment Funds to achieve their investment objectives.  In addition, greater regulatory scrutiny may increase the Fund's and the Adviser's exposure to potential liabilities.  Increased regulatory oversight can also impose administrative burdens on the Fund and the Adviser, including, without limitation, responding to examinations or investigations and implementing new policies and procedures.

Substantial Fees and Expenses.  An Investor in the Fund meeting the eligibility conditions imposed by the Investment Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Fund, could invest directly in the Investment Funds.  In addition, by investing in the Investment Funds through the Fund, an Investor in the Fund will bear a portion of the Management Fee and other expenses of the Fund and the Master Fund.  An Investor in the Fund will also indirectly bear a portion of the asset-based fees, incentive allocations, carried interests or fees and operating expenses borne by the Fund as an investor in the Investment Funds.  In addition, to the extent that the Fund invests in an Investment Fund that is itself a "fund of funds," the Fund will bear a third layer of fees.  Each Investment Fund Manager receives any incentive-based allocations to which it is entitled irrespective of the performance of the other Investment Funds and the Fund generally.  As a result, an Investment Fund with positive performance may receive compensation from the Master Fund, even if the Master Fund's overall returns are negative.  The operating expenses of an Investment Fund may include, but are not limited to, organizational and offering expenses; the cost of investments, including broker-dealer expenses; administrative, legal and internal and external accounting fees; research and other diligence-related expenses; and extraordinary or non-recurring expenses (such as litigation or indemnification expenses).  It is difficult to predict the future expenses of the Fund.

Investments in Non-Voting Stock; Inability to Vote.  The Master Fund intends to hold its interests in the Investment Funds in non-voting form in order to avoid becoming (i) an "affiliated person" of any Investment Fund within the meaning of the 1940 Act and (ii) subject to the 1940 Act limitations and prohibitions on transactions with affiliated persons.  Where only voting securities are available for purchase, the Master Fund will generally seek to create by contract the same result as owning a non-voting security by agreeing to relinquish the right to vote in respect of its investment.  The Master Fund may irrevocably waive its rights (if any) to vote its interest in an Investment Fund.  The Fund will not receive any consideration in return for entering into a voting waiver arrangement.  To the extent that the Master Fund contractually foregoes the right to vote Investment Fund securities, the Master Fund will not be able to vote on matters that may be adverse to the Master Fund's and the Fund's interests.  As a result, the Master Fund's influence on an Investment Fund could be diminished, which may consequently adversely affect the Fund and its Investors.  The waiver arrangement should benefit the Master Fund, as it will enable the Master Fund to acquire more interests of an Investment Fund that the Adviser believes is desirable than the Fund would be able to if it were deemed to be an "affiliate" of the Investment Fund within the meaning of the 1940 Act.

Non-Diversified Status.  Each of the Fund and the Master Fund are "non-diversified" investment companies for purposes of the 1940 Act, which means neither is subject to percentage limitations under the 1940 Act on assets that may be invested in the securities of any one issuer.  As a result, the Fund's net asset value may be subject to greater volatility than that of an investment company that is subject to diversification limitations.  The Fund will not, however, invest more than 25% of its gross assets (measured at the time of purchase) in any one Investment Fund.

Dilution from Subsequent Offering of Units and Master Fund Interests.  The Fund may accept additional subscriptions for Units as determined by the Board, in its sole discretion.  Additional purchases will dilute the indirect interests of existing Investors in the Investment Funds prior to such purchases, which could have an adverse impact on the existing Investors' interests in the Fund if subsequent Investment Funds underperform the prior Investments.  In addition, the Master Fund generally accepts additional investments in Master Fund interests as determined by the Master Fund Board, in its sole discretion.  Such additional investments in the Master Fund may dilute the indirect interests of existing Investors of the Master Fund, including the Fund, in the Investment Funds made prior to such purchases, which could have an adverse impact on the Master Fund interests of the existing Investors of the Master Fund, including the Fund, if subsequent Investment Funds underperform the prior Investments.

Valuations Subject to Adjustment.  The valuations reported by the Investment Funds based upon which the Master Fund determines its month-end net asset value and the net asset value of each Master Fund Interest, including the Fund's Master Fund Interest, may be subject to later adjustment or revision.  For example, fiscal year-end net asset value calculations of the Investment Funds may be revised as a result of audits by their independent auditors.  Other adjustments may occur from time to time.  Because such adjustments or revisions, whether increasing or decreasing the net asset value of the Master Fund, and therefore the Fund, at the time they occur, relate to information available only at the time of the adjustment or revision, the adjustment or revision may not affect the amount of the repurchase proceeds of the Fund received by Investors who had their Units repurchased prior to such adjustments and received their repurchase proceeds, subject to the ability of the Fund to adjust or recoup the repurchase proceeds received by Investors under certain circumstances as described in "Repurchases of Units and Transfers." As a result, to the extent that such subsequently adjusted valuations from the Investment Funds or revisions to the net asset value of an Investment Fund or direct private equity investment adversely affect the Master Fund's net asset value, and therefore the Fund's net asset value, the outstanding Units may be adversely affected by prior repurchases to the benefit of Investors who had their Units repurchased at a net asset value higher than the adjusted amount.  Conversely, any increases in the net asset value resulting from such subsequently adjusted valuations may be entirely for the benefit of the outstanding Units and to the detriment of Investors who previously had their Units repurchased at a net asset value lower than the adjusted amount.  The same principles apply to the purchase of Units.  New Investors may be affected in a similar way.

Available Information.  Subject to certain conditions and limitations, Carlyle has agreed to provide the Adviser and the Fund with certain information about the Carlyle Investment Funds of the type and scope (and with the same frequency) customarily provided to Carlyle's larger institutional investors.  Investment Funds that are sponsored by or affiliated with other asset management firms may not provide the Adviser or the Fund with similar information.

Reporting Requirements. Investors who beneficially own Units that constitute more than 5% or 10% of the Fund's Units are subject to certain requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder.  These include requirements to file certain reports with the SEC.  The Fund has no obligation to file such reports on behalf of such Investors or to notify Investors that such reports are required to be made.  Investors who may be subject to such requirements should consult with their legal advisors.

Limited Operating History of Master Fund Investments. Many of the Investment Funds may have limited operating histories and the information the Master Fund will obtain about such investments may be limited.  As such, the ability of the Adviser to evaluate past performance or to validate the investment strategies of such Investment Funds will be limited.  Moreover, even to the extent an Investment Fund has a longer operating history, the past investment performance of any of the Master Fund Investments should not be construed as an indication of the future results of such investments, the Master Fund or the Fund, particularly as the investment professionals responsible for the performance of such Investment Funds may change over time.  This risk is related to, and enhanced by, the risks created by the fact that the Adviser relies upon information provided to it by the Investment Fund that is not, and cannot be, independently verified.

Nature of Portfolio Companies.  The Investment Funds will include direct and indirect investments in various companies, ventures and businesses ("Portfolio Companies").  This may include Portfolio Companies in the early phases of development, which can be highly risky due to the lack of a significant operating history, fully developed product lines, experienced management, or a proven market for their products.  The Master Fund investments may also include Portfolio Companies that are in a state of distress or which have a poor record and which are undergoing restructuring or changes in management, and there can be no assurances that such restructuring or changes will be successful.  The management of such Portfolio Companies may depend on one or two key individuals, and the loss of the services of any of such individuals may adversely affect the performance of such Portfolio Companies.

Defaulted Debt Securities and Other Securities of Distressed Companies.  The Investment Funds may invest in low grade or unrated debt securities (i.e., "high yield" or "junk" bonds or leveraged loans) or investments in securities of distressed companies.  Such investments involve substantial risks.  For example, high yield bonds are regarded as being predominantly speculative as to the issuer's ability to make payments of principal and interest.  Issuers of high yield debt may be highly leveraged and may not have available to them more traditional methods of financing.  Therefore, the risks associated with acquiring the securities of such issuers generally are greater than is the case with higher rated securities.  In addition, the risk of loss due to default by the issuer is significantly greater for the holders of high yield bonds because such securities may be unsecured and may be subordinated to other creditors of the issuer.  Similar risks apply to other private debt securities.  Successful investing in distressed companies involves substantial time, effort and expertise, as compared to other types of investments.  Information necessary to properly evaluate a distress situation may be difficult to obtain or be unavailable and the risks attendant to a restructuring or reorganization may not necessarily be identifiable or susceptible to considered analysis at the time of investment.

Private Equity Investments.  Private equity is a common term for investments that are typically made in private or public companies through privately negotiated transactions, and generally involve equity-related finance intended to bring about some kind of change in a private business (e.g., providing growth capital, recapitalizing a company or financing an acquisition).  Private equity funds, often organized as limited partnerships, are the most common vehicles for making private equity investments.  Investment in private equity involves the same types of risks associated with an investment in any operating company.  However, securities issued by private partnerships tend to be more illiquid, and highly speculative.  Private equity has generally been dependent on the availability of debt or equity financing to fund the acquisitions of their investments.  Depending on market conditions, however, the availability of such financing may be reduced dramatically, limiting the ability of private equity to obtain the required financing.

Venture Capital.  An Investment Fund may invest in venture capital.  Venture capital is usually classified by investments in private companies that have a limited operating history, are attempting to develop or commercialize unproven technologies or implement novel business plans or are not otherwise developed sufficiently to be self-sustaining financially or to become public.  Although these investments may offer the opportunity for significant gains, such investments involve a high degree of business and financial risk that can result in substantial losses, which risks generally are greater than the risks of investing in public companies that may be at a later stage of development.

Mezzanine Investments.  An Investment Fund may invest in mezzanine loans.  Structurally, mezzanine loans usually rank subordinate in priority of payment to senior debt, such as senior bank debt, and are often unsecured.  However, mezzanine loans rank senior to common and preferred equity in a borrower's capital structure.  Mezzanine debt is often used in leveraged buyout and real estate finance transactions.  Typically, mezzanine loans have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest.  This equity interest typically takes the form of warrants.  Due to their higher risk profile and often less restrictive covenants as compared to senior loans, mezzanine loans generally earn a higher return than senior secured loans.  The warrants associated with mezzanine loans are typically detachable, which allows lenders to receive repayment of their principal on an agreed amortization schedule while retaining their equity interest in the borrower.  Mezzanine loans also may include a "put" feature, which permits the holder to sell its equity interest back to the borrower at a price determined through an agreed-upon formula.  Mezzanine investments may be issued with or without registration rights.  Similar to other high yield securities, maturities of mezzanine investments are typically seven to ten years, but the expected average life is significantly shorter at three to five years.  Mezzanine investments are usually unsecured and subordinate to other obligations of the issuer.

Real Estate Investments.  The Master Fund may be exposed to real estate risk through its allocation to real estate investments.  Instability in the credit markets, such as that experienced in and around 2008 during the global financial crisis, may adversely affect the price at which real estate funds can sell real estate because purchasers may not be able to obtain financing on attractive terms or at all.  These developments also may adversely affect the broader economy, which in turn may adversely affect the real estate markets.  Such developments could, in turn, reduce returns from real estate funds or reduce the number of real estate funds brought to market during the investment period, thereby reducing the Master Fund's investment opportunities.

Real estate funds are subject to risks associated with the ownership of real estate, including terrorist attacks, war or other acts that destroy real property.  Some real estate funds may invest in a limited number of properties, in a narrow geographic area, or in a single property type, which increases the risk that such real estate fund could be unfavorably affected by the poor performance of a single investment or investment type.  These companies are also sensitive to factors such as changes in real estate values and property taxes, interest rates, cash flow of underlying real estate assets, supply and demand, and the management skill and creditworthiness of the issuer.  Borrowers could default on or sell investments that a real estate fund holds, which could reduce the cash flow needed to make distributions to investors.  In addition, real estate funds may also be affected by tax and regulatory requirements impacting the real estate fund's ability to qualify for preferential tax treatments or exemptions.

Small- and Medium-Capitalization Companies.  Some Investment Funds may invest a portion of their assets in Portfolio Companies with small- to medium-sized market capitalizations.  While such investments may provide significant potential for appreciation, they may also involve higher risks than do investments in securities of larger companies.  For example, the risk of bankruptcy or insolvency is higher than for larger, "blue-chip" companies.

Geographic Concentration Risks.  An Investment Fund may concentrate its investments in specific geographic regions.  This focus may constrain the liquidity and the number of Portfolio Companies available for investment by an Investment Fund.  In addition, the investments of such an Investment Fund will be disproportionately exposed to the risks associated with the region of concentration.

Emerging Markets.  Some Investment Funds may invest in Portfolio Companies located in emerging industrialized or less developed countries.  Risks particularly relevant to such emerging markets may include greater dependence on exports and the corresponding importance of international trade, higher risk of inflation, more extensive controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in, and control over, the economies, decisions by the relevant government to cease its support of economic reform programs or to impose restrictions, and less established laws and regulations regarding fiduciary duties of officers and directors and protection of investors.

Sector Concentration.  An Investment Fund may concentrate its investments in specific industry sectors.  This focus may constrain the liquidity and the number of Portfolio Companies available for investment by an Investment Fund.  In addition, the investments of such an Investment Fund will be disproportionately exposed to the risks associated with the industry sectors of concentration.

Utilities and Energy Sectors.  Energy companies may be significantly affected by outdated technology, short product cycles, change in demand, falling prices and profits, market competition and risks associated with using hazardous materials.  Energy companies may also be negatively affected by legislation that results in stricter government regulations and enforcement policies or specific expenditures.  An Investment Fund may invest in Portfolio Companies in the utilities sector, thereby exposing the Investment Fund to risks associated with this sector.  Rates charged by traditional regulated utility companies are generally subject to review and limitation by governmental regulatory commissions, and the timing of rate changes will adversely affect such companies' earnings and dividends when costs are rising.

Technology Sector.  Certain technology companies may have limited product lines, markets or financial resources, or may depend on a limited management group.  In addition, these companies are strongly affected by worldwide technological developments, and their products and services may not be economically successful or may quickly become outdated.

Financial Sector.  Financial services companies are subject to extensive governmental regulation that may limit the amounts and types of loans and other financial commitments they can make, and the interest rates and fees they can charge.  Profitability of such companies is generally dependent on the availability and cost of capital, and can fluctuate as a result of increased competition or changing interest rates.  Periods of high volatility in the financial markets, such as that experienced in and around 2008 during the global financial crisis, can negatively affect financial services companies and cause their values to decline.

Currency Risk.  Investment Funds will make direct and indirect investments in a number of different currencies.  Any returns on, and the value of such investments may, therefore, be materially affected by exchange rate fluctuations, local exchange control, limited liquidity of the relevant foreign exchange markets, the convertibility of the currencies in question and/or other factors.  A decline in the value of the currencies in which the Master Fund investments are denominated against the U.S. dollar will result in a decrease in the Master Fund's and the Fund's net asset value.  The Adviser generally will not hedge the value of investments made by the Master Fund against currency fluctuations.  Accordingly, the performance of the Fund could be adversely affected by such currency fluctuations.

Risks Relating to Accounting, Auditing and Financial Reporting, etc.  Certain of the Investment Funds may be invested in Portfolio Companies that do not maintain internal management accounts or adopt financial budgeting, internal audit or internal control procedures to standards normally expected of companies in the United States.  Accordingly, information supplied to the Master Fund and the Investment Funds may be incomplete, inaccurate and/or significantly delayed.  The Master Fund and the Investment Funds may therefore be unable to take or influence timely actions necessary to rectify management deficiencies in such Portfolio Companies, which may ultimately have an adverse impact on the net asset value of the Fund.

Valuation of the Master Fund's Interests in Investment Funds.  The valuation of the Master Fund's Investments in Investment Funds is ordinarily determined based upon valuations provided by the Investment Funds on a quarterly basis.  A large percentage of the securities in which the Investment Funds invest will not have a readily ascertainable market price and will be valued by the Investment Fund.  In this regard, an Investment Fund may face a conflict of interest in valuing the securities, as their value may affect the Investment Fund's compensation or its ability to raise additional funds.  No assurances can be given regarding the valuation methodology or the sufficiency of systems utilized by any Investment Fund, the accuracy of the valuations provided by the Investment Funds, that the Investment Funds will comply with their own internal policies or procedures for keeping records or making valuations, or that the Investment Funds' policies and procedures and systems will not change without notice to the Master Fund.  As a result, valuations of the securities may be subjective and could prove in hindsight to have been wrong, potentially by significant amounts.  The Adviser has established a committee (the "Valuation Committee") to oversee the valuation of the Fund's and Master Fund's investments pursuant to procedures adopted by the Board and the Master Fund Board.  The members of the Valuation Committee may face conflicts of interest in overseeing the valuation of the Fund's and the Master Fund's investments, as the value of the Fund's and the Master Fund's investments will affect the Adviser's compensation.  Moreover, neither the Valuation Committee nor the Adviser will generally have sufficient information in order to be able to confirm or review the accuracy of valuations provided by an Investment Fund.  Further, such information is provided on a quarterly basis while the Fund will provide valuations on a monthly basis.

An Investment Fund's information could be inaccurate due to fraudulent activity, misvaluation or inadvertent error.  In any case, the Master Fund may not uncover errors for a significant period of time, if ever.  Even if the Adviser elects to cause the Master Fund to sell its interests in such an Investment Fund, the Master Fund may be unable to sell such interests quickly, if at all, and could therefore be obligated to continue to hold such interests for an extended period of time.  In such a case, the Investment Fund's valuations of such interests could remain subject to such fraud or error, and the Valuation Committee may, in its sole discretion, determine to discount the value of the interests or value them at zero.

Investors should be aware that situations involving uncertainties as to the valuations by Investment Funds could have a material adverse effect on the Fund and the Master Fund if the Investment Fund Manager's, the Adviser's or the Master Fund's judgments regarding valuations should prove incorrect.  Persons who are unwilling to assume such risks should not make an investment in the Fund.

Indemnification of Investment Funds, Investment Fund Managers and Others.  The Master Fund may agree to indemnify certain of the Investment Funds and their respective managers, officers, directors, and affiliates from any liability, damage, cost, or expense arising out of, among other things, acts or omissions undertaken in connection with the management of Investment Funds.  If the Master Fund were required to make payments (or return distributions) in respect of any such indemnity, the Fund and the Master Fund could be materially adversely affected.  Indemnification of sellers of secondaries often will be required as a condition to purchasing such securities.

Termination of the Master Fund's Interest in an Investment Fund.  An Investment Fund may, among other things, terminate the Master Fund's interest in that Investment Fund (causing a forfeiture of all or a portion of such interest) if the Master Fund fails to satisfy any capital call by that Investment Fund or if the continued participation of the Master Fund in the Investment Fund would have a material adverse effect on the Investment Fund or its assets.

General Risks of Secondary Investments.  The overall performance of the Master Fund's secondary investments will depend in large part on the availability of secondary investments, and on the acquisition price paid, which may be negotiated based on incomplete or imperfect information.  Investors exiting an Investment Fund through a secondary transaction may possess superior knowledge regarding their investment, the value thereof and the portfolio companies invested in by the Investment Fund.  Accordingly, secondary investments may expose the Fund to contingent liabilities, counterparty risks,  reputational risks and execution risks.  Certain secondary investments may be purchased as a portfolio, and in such cases the Master Fund may not be able to carve out from such purchases those investments that the Adviser considers (for commercial, tax, legal or other reasons) less attractive.  The market for secondary investments is competitive and may be limited, and the strategies and Investment Funds to which the Master Fund wishes to allocate assets may not be available for secondary investment at any given time.  The absence of a recognized "market" price means that the Master Fund cannot be assured that it is realizing the most favorable price in connection with trades in secondaries.  Where the Master Fund acquires an Investment Fund interest as a secondary investment, the Master Fund will generally not have the ability to modify or amend such Investment Fund's constituent documents (e.g., limited partnership agreements) or otherwise negotiate the economic terms of the interests being acquired.  Secondary investments may be heavily negotiated and, therefore, the Master Fund may incur additional legal and transaction costs in connection therewith.  In addition, the costs and resources required to investigate the commercial, tax and legal issues relating to secondary investments may be greater than those relating to primary investments.

Contingent Liabilities Associated with Secondary Investments.  Where the Master Fund acquires an Investment Fund interest as a secondary investment, the Master Fund may acquire contingent liabilities associated with such interest.  Specifically, where the seller has received distributions from the relevant Investment Fund and, subsequently, that Investment Fund recalls any portion of such distributions, the Master Fund (as the purchaser of the interest to which such distributions are attributable) may be obligated to pay an amount equivalent to such distributions to such Investment Fund.  While the Master Fund may be able, in turn, to make a claim against the seller of the interest for any monies so paid to the Investment Fund, there can be no assurance that the Master Fund would have such right or prevail in any such claim.

Risks Relating to Secondary Investments Involving Syndicates.  The Master Fund may acquire secondary investments as a member of a purchasing syndicate, in which case the Master Fund may be exposed to additional risks including (among other things):  (i) counterparty risk, (ii) reputation risk, (iii) breach of confidentiality by a syndicate member, and (iv) execution risk.

General Risks of Direct Investment/Co-Investments.  These investments are typically made as co-investments alongside private equity funds, and are usually structured such that the private equity fund and any lead co-investors collectively hold a controlling interest in the operating company.  The Master Fund's direct investments in an operating company will always be structured in parallel with a similar investment by a Carlyle Investment Fund or another Investment Fund sponsor.  While the Adviser will conduct due diligence prior to the Master Fund entering into a direct investment or co-investment, the Master Fund's ability to realize an investment gain with respect to such investments generally will be reliant on the expertise of the lead investor in the transaction, whether such investor is a Carlyle Investment Fund or another Investment Fund sponsor.  To the extent that any lead investor assumes control of the management of the operating company, the Master Fund generally will be reliant not only upon the lead investor's ability to research, analyze, negotiate and monitor such investments, but also upon its ability to successfully manage and oversee the operation of the company's business.  The market for direct investments and co-investments is competitive and may be limited, and the direct investments and co-investments to which the Master Fund wishes to allocate assets may not be available at any given time.  Direct investments and co-investments may be heavily negotiated and, therefore, the Master Fund may incur additional legal and transaction costs in connection therewith.

Commitment Strategy.  The Master Fund seeks to maintain a sizeable cash position in anticipation of funding capital calls and tender offer requirements.  The Master Fund will be required to make incremental contributions pursuant to capital calls issued from time to time by Investment Funds.

Holding a sizeable cash position may result in lower returns for the Master Fund than if the Master Fund employed a more aggressive "over-commitment" strategy.  However, an inadequate cash position presents other risks to the Fund and the Master Fund, including the potential inability to fund capital contributions, to pay for repurchases of Units tendered by Investors or to meet expenses generally.  Moreover, if the Master Fund defaults on its commitments or fails to satisfy capital calls in a timely manner then, generally, it will be subject to significant penalties, including, potentially, the complete forfeiture of the Master Fund's investment in the Investment Fund.  Any failure by the Master Fund to make timely capital contributions in respect of its commitments may (i) impair the ability of the Fund and the Master Fund to pursue its investment program, (ii) force the Master Fund to borrow, (iii) indirectly cause the Fund, and, indirectly, the Investors to be subject to certain penalties from the Investment Funds (including, potentially, the complete forfeiture of the Master Fund's investment in an Investment Fund), or (iv) otherwise impair the value of the Fund's investments (including the devaluation of the Fund).

Registered Investment Companies.  The Fund and the Master Fund may invest in the securities of other registered investment companies to the extent that such investments are consistent with the Master Fund's investment objective and permissible under the 1940 Act.  Under one provision of the 1940 Act, the Master Fund may not acquire the securities of other registered investment companies if, as a result, (i) more than 10% of the Master Fund's total assets would be invested in securities of other registered investment companies, (ii) such purchase would result in more than 3% of the total outstanding voting securities of any one registered investment company being held by the Master Fund or (iii) more than 5% of the Master Fund's total assets would be invested in any one registered investment company. These restrictions are applicable to the Fund as well.  Other provisions of the 1940 Act are less restrictive provided that the Master Fund or Fund is able to meet certain conditions.  These limitations do not apply to the acquisition of units of any registered investment company in connection with a merger, consolidation, reorganization or acquisition of substantially all of the assets of another registered investment company.

The Master Fund or Fund, as a holder of the securities of other investment companies, will bear its pro rata portion of the other investment companies' expenses, including advisory fees.  These expenses will be in addition to the direct expenses incurred by the Fund.

Cash, Cash Equivalents, Investment Grade Bonds, Money Market Instruments.  The Master Fund, the Fund and Investment Funds may invest, including for defensive purposes, some or all of their respective assets in high quality fixed-income securities, money market instruments and money market mutual funds, or hold cash or cash equivalents in such amounts as the Adviser or Investment Fund Managers deem appropriate under the circumstances.  In addition, the Master Fund, the Fund or an Investment Fund may invest in these instruments pending allocation of its respective offering proceeds, and the Master Fund will maintain cash or cash equivalents in sufficient amounts, in the Adviser's judgment, to satisfy capital calls from Investment Funds.  Money market instruments are high quality, short-term fixed-income obligations, which generally have remaining maturities of one year or less and may include U.S. Government securities, commercial paper, certificates of deposit and bankers acceptances issued by domestic branches of U.S. banks that are members of the Federal Deposit Insurance Corporation, and repurchase agreements.

These investments may be adversely affected by tax, legislative, regulatory, credit, political or government changes, interest rate increases and the financial conditions of issuers, which may pose credit risks that result in issuer default.

Other Risks

Investing in the Fund involves risks other than those associated with investments made by the Investment Funds.  Some of these risks are described below:

Incentive Allocation Arrangements.  Each Investment Fund Manager may receive a performance fee, carried interest or incentive allocation generally equal to 20% of the net profits earned by the Investment Fund that it manages, typically subject to a preferred return and a clawback.  These performance incentives may create an incentive for the Investment Fund Managers to make investments that are riskier or more speculative than those that might have been made in the absence of the performance fee, carried interest, or incentive allocation.

Availability of Investment Opportunities.  The business of identifying and structuring investments of the types contemplated by the Fund and the Master Fund is competitive, and involves a high degree of uncertainty.  The availability of investment opportunities is subject to market conditions, and may also be affected by the prevailing regulatory or political climate.  No assurance can be given that the Adviser will be able to identify and complete attractive investments, or that it will be able to invest fully its subscriptions.  Other investment vehicles managed or advised by the Adviser and its affiliates may seek investment opportunities similar to those the Master Fund may be seeking.  The Adviser will allocate fairly between the Master Fund and such other investment vehicles any available investment opportunities that may be appropriate for the Master Fund and such other investment vehicles.  Similarly, identifying attractive investment opportunities for an Investment Fund is difficult and involves a high degree of uncertainty.  Even if an Investment Fund Manager identifies an attractive investment opportunity, an Investment Fund may not be permitted to take advantage of the opportunity to the fullest extent desired.

Control Positions.  Investment Funds may take control positions in companies.  The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations.  In addition, the act of taking a control position, or seeking to take such a position, may itself subject an Investment Fund to litigation by parties interested in blocking it from taking that position.  If such liabilities were to arise, or if such litigation were to be resolved in a manner that adversely affected the Investment Funds, those Investment Funds would likely incur losses on their investments.

Inadequate Return.  No assurance can be given that the returns on the Fund's investments will be proportionate to the risk of investment in the Fund.  Potential Investors should not commit money to the Fund unless they have the resources to sustain the loss of their entire investment.

Inside Information.  From time to time, the Master Fund, the Fund or an Investment Fund or their respective affiliates may come into possession of material, non-public information concerning an entity or issuer in which the Master Fund or an Investment Fund has invested or may invest.  The possession of such information may limit the Master Fund's or the Investment Fund's ability to buy or sell securities of the issuer.

Recourse to the Fund's Assets.  The Fund's assets, including any investments made by the Master Fund and any interest in the Investment Funds held by the Fund through the Master Fund, are available to satisfy all liabilities and other obligations of the Fund.  If the Fund becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Fund's assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability.

Possible Exclusion of Investors Based on Certain Detrimental Effects.  The Fund may repurchase, outside of the repurchase procedure described under the caption "Repurchases of Units and Transfers—Repurchases of Units," Fund Units held by an Investor or other person acquiring Units from or through an Investor, if:  (i) the Units have been transferred or have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Investor; (ii) ownership of the Units by the Investor or other person likely will cause the Fund to be in violation of, require registration of any Units under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction; (iii) continued ownership of the Units by the Investor or other person may be harmful or injurious to the business or reputation of the Fund, or may subject the Fund or any Investor to an undue risk of adverse tax or other fiscal or regulatory consequences; (iv) any of the representations and warranties made by the Investor or other person in connection with the acquisition of the Units was not true when made or has ceased to be true; (v) the Investor is subject to special regulatory or compliance requirements, and the Fund determines that the Investor is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold the Units; (vi) the Investor's investment balance falls below $25,000; or (vii) the Fund or the Board of Directors determines that the repurchase of the Units would be in the interest of the Fund.  These provisions may, in effect, deprive an Investor in the Fund of an opportunity for a return that might be received by other Investors.

Potential Significant Effect of the Performance of a Limited Number of Investments or Strategies.  The Adviser expects that the Fund will participate in multiple Investments.  The Fund may, however, make investments in a limited number of the Investment Funds and Investment Funds may make investments in a limited number of Portfolio Companies.  In either instance, these limited numbers of investments may have a significant effect on the performance of the Fund.  In addition, the Fund may invest a substantial portion of its assets in Investment Funds that follow a particular investment strategy.  In such event, the Fund would be exposed to the risks associated with that strategy to a greater extent than it would if the Fund's assets were invested more broadly among Investment Funds pursuing various investment strategies.  Because the Fund emphasizes investment allocations to Carlyle Investment Funds, the performance of the Fund may be significantly affected by changes in the resources, financial condition and reputation of Carlyle, and the Fund and the Master Fund may be less diversified, and subject to greater concentration risk, than other funds of private equity funds.

Sub-Placement Agent Risk.  It is expected that Investors will invest in the Fund pursuant to pre-existing relationships with Sub-Placement Agents.  When a limited number of Sub-Placement Agents represents a large percentage of Investors, actions recommended by Sub-Placement Agents may result in significant and undesirable variability in terms of Investor subscription or tender activity.  Additionally, it is possible that if a matter is put to a vote at a meeting of Investors, clients of a single Sub-Placement Agent may vote as a block, if so recommended by the Sub-Placement Agent.

Tax Risks.  Special tax risks are associated with an investment in the Fund.  The Fund intends to qualify, and has elected to be treated, as a "regulated investment company" or "RIC" under Subchapter M of the Code.  As such, the Fund must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements.

Each of the aforementioned ongoing requirements for qualification for the favorable tax treatment available to RICs requires that the Adviser obtain information from or about the Investment Funds in which the Master Fund is invested.  However, Investment Funds generally are not obligated to disclose the contents of their portfolios.  This lack of transparency may make it difficult for the Adviser to monitor the sources of the Fund's income and the diversification of its assets, and otherwise comply with Subchapter M of the Code, and ultimately may limit the universe of Investment Funds in which the Fund can invest or the amount that may be invested in certain Investment Funds.  Furthermore, although the Fund expects to receive information from each Investment Fund Manager regarding its investment performance on a regular basis, in most cases there is little or no means of independently verifying this information.  Carlyle has agreed to use reasonable efforts to provide such information to the Fund.

If before the end of any quarter of its taxable year, the Fund believes that it may fail the asset diversification requirement, the Fund may seek to take certain actions to avert such a failure.  The Master  Fund may try to acquire additional interests in Investment Funds to bring the Fund into compliance with the asset diversification test.  However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified assets, may be difficult for the Master Fund to pursue because of the limited liquidity of the interests in the Investment Funds.  While relevant tax provisions afford the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Master Fund's ability to effect a sale of an Investment Fund may limit utilization of this cure period.  In certain cases, the Fund may be afforded a longer cure period under applicable savings provisions.  However, the Fund may be subject to a penalty tax in connection with its use of those savings provisions.  If the Fund fails to satisfy the asset diversification or other RIC requirements, it may lose its status as a RIC under the Code.  In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to Investors.  In addition, all distributions (including distributions of net capital gain) would be taxed to their recipients as dividend income to the extent of the Fund's current and accumulated earnings and profits.  Accordingly, disqualification as a RIC would have a material adverse effect on the value of the Fund's Units and the amount of the Fund's distributions.  In addition, the Fund is required each December to make certain "excise tax" calculations based on income and gain information that must be obtained from the underlying Investment Funds.  If the Fund does not receive sufficient information from the Investment Funds, the Fund risks failing to satisfy the Subchapter M qualification tests and/or incurring an excise tax on undistributed income.  The Fund may, however, attempt to avoid such outcomes by paying a distribution that is or is considered to be in excess of the Fund's current and accumulated earnings and profits for the relevant period (i.e., a return of capital).  See "Distribution Policy; Dividends" and "Certain Tax Considerations—Distributions" for more information regarding the treatment of returns of capital.

In addition, the Fund may directly or indirectly invest in Investment Funds or Portfolio Companies located outside the United States.  Such Investment Funds and Portfolio Companies may be subject to withholding taxes and other taxes in such jurisdictions with respect to their investments.  Further, adverse United States tax consequences can be associated with certain foreign investments, including potential United States withholding taxes on foreign investment entities with respect to their United States investments (including those described under the caption "Certain Tax Considerations—The Hiring Incentives to Restore Employment Act, P.L. 111-147 (the 'HIRE Act')") and potential adverse tax consequences associated with investments in any foreign corporations that are characterized for U.S. federal income tax purposes as "passive foreign investment companies" (see "Certain Tax Considerations—Passive Foreign Investment Companies").

The Fund (through the Master Fund) may invest in certain Investment Funds through a wholly-owned domestic entity that is taxable as a corporation for U.S. federal income tax purposes, particularly in cases where doing so would facilitate compliance with the RIC gross income test in relation to the income earned in respect of those Investment Funds.  While using such corporate structure may expand the category of assets to which the Fund can gain investment exposure, the returns earned through such structure will be reduced on account of U.S. federal income taxes payable by the applicable corporate entity in respect of its net income.

Cyber Security Risk.  The Fund, the Master Fund and their service providers, as well as the Investment Funds and their service providers, are susceptible to operational and information security and related risks of cyber security incidents.  In general, cyber incidents can result from deliberate attacks or unintentional events.  Cyber security attacks include, but are not limited to, gaining unauthorized access to digital systems (e.g., through "hacking" or malicious software coding) for purposes of misappropriating assets or sensitive information, corrupting data or causing operational disruption.  Cyber attacks also may be carried out in a manner that does not require gaining unauthorized access, such as causing denial-of-service attacks on websites (i.e., efforts to make services unavailable to intended users).  Cyber security incidents affecting the Adviser, Administrator, Placement Agent, Sub-Placement Agents, the Fund's custodian or other service providers have the ability to cause:  (i) disruptions and impact business operations, potentially resulting in financial losses; (ii) interference with the Fund's and the Master Fund's ability to calculate its net asset value; (iii) impediments to the Master Fund's trading activities; (iv) the inability of investors to transact business with the Fund; (v) violations of applicable privacy, data security or other laws; (vi) regulatory fines and penalties; (vii) reputational damage; (viii) reimbursement or other compensation or remediation costs; (ix) legal fees; or (x) additional compliance costs.  Similar adverse consequences could result from cyber security incidents affecting underlying Investment Funds, counterparties with which the Master Fund engages in transactions, governmental and other regulatory authorities, exchange and other financial market operators, banks, brokers, dealers, insurance companies and other financial institutions and other parties.  While information risk management systems and business continuity plans have been developed that are designed to reduce the risks associated with cyber security, there are inherent limitations in any cyber security risk management system or business continuity plan, including the possibility that certain risks have not been identified.

_____________________________________

The success of an Investment Fund's activities will typically depend on the ability of its Investment Fund Manager to identify investment opportunities, enhance Portfolio Company value and see when target improvements/value is reached.  The Fund should be considered a speculative investment, and you should invest in the Fund only if you can sustain a complete loss of your investment.

The above discussions of the various risks associated with the Fund and the Units are not, and are not intended to be, a complete enumeration or explanation of the risks involved in an investment in the Fund.  Prospective Investors should read this entire Confidential Memorandum and consult with their own advisors before deciding whether to invest in the Fund.  In addition, as the Fund and the Master Fund's investment program changes or develops over time, or market conditions change or develop, an investment in the Fund may be subject to risk factors not described in this Confidential Memorandum.

No guarantee or representation is made that the investment program of the Fund, the Master Fund or any Investment Fund will be successful, that the various Investment Funds selected will produce positive returns or that the Fund and the Master Fund will achieve their investment objective.

Investment Restrictions

The Fund's stated fundamental policies, which may only be changed by the affirmative vote of a majority of the outstanding voting securities of the Fund are listed below.  The Master Fund has identical fundamental policies.  For the purposes of this Confidential Memorandum, "majority of the outstanding voting securities of the Fund" means the vote, at an annual or special meeting of Investors, duly called, (a) of 67% or more of the voting securities present at such meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) of more than 50% of the outstanding voting securities of the Fund, whichever is less.  The Fund may not:

•
Borrow money, except to the extent permitted by the 1940 Act (which currently limits borrowing to no more than 33-1/3% of the value of the Fund's total assets, including the value of the assets purchased with the proceeds of its indebtedness).

•
Issue senior securities, except to the extent permitted by Section 18 of the 1940 Act (which currently limits the issuance of a class of senior securities that is indebtedness to no more than 33-1/3% of the value of the Fund's total assets or, if the class of senior security is stock, to no more than 50% of the value of the Fund's total assets).

•	Underwrite securities of other issuers, except insofar as the Fund may be deemed an underwriter under the Securities Act in connection with the disposition of its portfolio securities.

•
Make loans, except through purchasing fixed-income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Fund's investment policies or as otherwise permitted under the 1940 Act.

•
Purchase, hold or deal in real estate, except that it may invest in securities or other instruments that are secured by real estate, or securities of companies that invest or deal in real estate or interests in real estate or are engaged in a real estate business.

•
Invest in commodities or commodity contracts, except that it may purchase and sell foreign currency, options, futures and forward contracts, including those related to indexes, and options on indexes and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

•	Invest more than 25% of the value of its total assets in the securities of issuers in any single industry, except that U.S. Government securities may be purchased without limitation.

With respect to these investment restrictions, other than as respects borrowing, and other policies described in this Confidential Memorandum, if a percentage restriction is adhered to at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Fund's total assets, unless otherwise stated, will not constitute a violation of such restriction or policy.  The types of securities or investment techniques that may be employed by the Fund in accordance with the 1940 Act, which may give rise to senior securities within the meaning of the 1940 Act (among other reasons, to the extent they are not "covered," or assets are not "segregated" in respect of such securities or techniques, within the meaning of the 1940 Act) include:  short sales, certain options, futures and forward and swap contracts.

The Fund's investment objective is fundamental and may not be changed without the vote of a majority of the outstanding Units.

FUND INFORMATION

Appendix B contains the prior performance of the Fund.  The information is not indicative of the future investment performance of the Fund.  In addition, Appendix B also contains fund and other information for Carlyle corporate private equity Investment Funds with at least $1 billion in capital commitments and cumulative equity invested or total value as of June 30, 2015.  This information is intended to facilitate further understanding of the historical information regarding Carlyle corporate private equity Investment Funds, is not indicative of the future performance of any particular Investment Fund and should not be considered as indicative of the future results of the Fund.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

MANAGEMENT OF THE FUND

Subject to the requirements of the 1940 Act, the business and affairs of the Fund and the Master Fund shall be managed under the direction of the Board and the Master Fund Board, respectively.  References herein to the "Board," or the Board of Directors" refers to the Board of Directors of the Fund or the Master Fund, as appropriate.  The Board shall have the right, power and authority, on behalf of the Fund and in its name, to do all things necessary and proper to carry out its duties under the LLC Agreement.  Each Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation, and each Director who is not an "interested person" (as defined in the 1940 Act) of the Fund and not affiliated with the Adviser (the "Independent Directors") shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act and organized as a Delaware corporation who is not an "interested person" of such company.  No Director shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Director's authority as delegated by the Board.  The Board may delegate the management of the Fund's day-to-day operations to one or more officers or other persons (including, without limitation, the Adviser), subject to the investment objective and policies of the Fund and to the oversight of the Board.

Board's Oversight Role in Management

The Board's role in management of the Fund is oversight.  As is the case with virtually all investment companies (as distinguished from operating companies), service providers to the Fund, primarily the Adviser, have responsibility for the day-to-day management of the Fund, which includes responsibility for risk management (including management of investment performance and investment risk, valuation risk, issuer and counterparty credit risk, compliance risk and operational risk).  As part of its oversight, the Board, acting at its scheduled meetings and between Board meetings, regularly interacts with and receives reports from senior personnel of service providers, including the Adviser's senior managerial and financial officers, the Fund's and the Adviser's Chief Compliance Officer and portfolio management personnel.  The Board's Audit Committee, which consists of all of the Fund's Directors who are Independent Directors, meets during its scheduled meetings, and, as appropriate, the chair of the Audit Committee maintains contact with the independent registered public accounting firm and Principal Accounting Officer of the Fund.  The Board also receives periodic presentations from senior personnel of the Adviser regarding risk management generally, as well as information regarding specific operational, compliance or investment areas, such as business continuity, valuation and investment research.  The Board has adopted policies and procedures designed to address certain risks to the Fund.  In addition, the Adviser and other service providers to the Fund have adopted a variety of policies, procedures and controls designed to address particular risks to the Fund.  Different processes, procedures and controls are employed with respect to different types of risks.  However, it is not possible to eliminate all of the risks applicable to the Fund.  The Board also receives reports from counsel to the Fund or the Board's own independent legal counsel regarding regulatory compliance and governance matters.  The Board's oversight role does not make the Board a guarantor of the Fund's investments or activities.

The Master Fund Board's oversight role is identical.

Board Composition and Leadership Structure

The 1940 Act requires that at least 40% of the Fund's Board members be Independent Directors.  To rely on certain exemptive rules under the 1940 Act, a majority of the Fund's Board members must be Independent Directors, and for certain important matters, such as the approval of investment advisory agreements or transactions with affiliates, the 1940 Act or the rules thereunder require the approval of a majority of the Independent Directors.  Currently, three of the Fund's four Directors are Independent Directors.  The composition of the Master Board is identical.  The Chairman of the Master Fund Board and the Fund Board, Mitchell A. Tanzman, is an interested person because of his affiliation with the Adviser.  The appointment of Mr. Tanzman as Chairman reflects the Master Fund Board's and the Board's belief that his experience, familiarity with the day-to-day operations and access to individuals with responsibility for the Master Fund's and Fund's management and operations will provide the Board with insight into the Master Fund's and the Fund's business and activities.  His access to administrative support will also facilitate the efficient development of meeting agendas that address the Fund and the Master Fund's business, legal and other needs and the orderly conduct of Board meetings.  In addition the Chairman has a personal and professional stake in the quality and continuity of services provided to the Fund and the Master Fund.

The Independent Directors have designated a lead Independent Director, Janet L. Schinderman, who chairs meetings and executive sessions of the Independent Directors, reviews and comments on Board meeting agendas, represents the views of the Independent Directors to management and facilitates communication among the Independent Directors and their counsel.  Additionally, the Fund and the Master Fund's Directors, including the three Independent Directors, interact directly with senior management of the Adviser at scheduled meetings and between meetings as appropriate and the Independent Directors have designated Kristen Leopold to chair the Audit Committees and Joan Shapiro Green to chair the Nominating Committee.  The Master Fund Board and the Fund Board each has determined that its leadership structure, in which Ms. Schinderman has been designated to lead all the Independent Directors, is appropriate in light of the specific characteristics and circumstances of the Fund and the Master Fund, including, but not limited to:  (i) the services that the Adviser provides to the Fund and the Master Fund and potential conflicts of interest that could arise from this relationship; (ii) the extent to which the day-to-day operations of the Fund and the Master Fund are conducted by Fund and Master Fund officers, respectively, and employees of the Adviser; (iii) the Board's oversight role in management of the Fund and the Master Fund; and (iv) the Board's size and the cooperative working relationship among the Independent Directors and among all Directors.

Information About Each Board Member's Experience, Qualifications, Attributes or Skills

Board members of the Fund, together with information as to their positions with the Fund, principal occupations and other board memberships for the past five years, are shown below.

Name, Age, Address and Position(s) with Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios in Fund Complex Overseen by Director	Other Directorships/ Trusteeships Held by Director Outside Fund Complex During Past 5 Years
INDEPENDENT DIRECTORS
Joan Shapiro Green (70) c/o Central Park Group, LLC 805 Third Avenue, 18th Floor New York, NY 10022 Director	Term — Indefinite Length—Since Inception	Executive Director of National Council of Jewish Women New York (2007 - 2014); Executive Director of New York Society of Securities Analysts (2004 - 2006)	3	None
Kristen M. Leopold (47) c/o Central Park Group, LLC 805 Third Avenue, 18th Floor New York, NY 10022 Director	Term — Indefinite Length—Since Inception	Chief Financial Officer of KL Associates LLC (2007 to present); Chief Financial Officer of WFL Real Estate Services, LLC (2007 to present); Chief Financial Officer of Weston Capital Management, LLC (investment managers) (1997 - 2006)	3
Blackstone Alternative Alpha Fund;
Blackstone Alternative Alpha Fund II; Blackstone Alternative Alpha Master Fund; Blackstone Alternative Multi-Manager Fund; Blackstone Alternative Multi-Strategy Fund.

Janet L. Schinderman (64) c/o Central Park Group, LLC 805 Third Avenue, 18th Floor New York, NY 10022 Director	Term — Indefinite Length—Since Inception	Self-Employed Educational Consultant since 2006; Associate Dean for Special Projects and Secretary to the Board of Overseers, Columbia Business School, of Columbia University (1990 - 2006)	3	Advantage Advisers Xanthus Fund, L.L.C.
INTERESTED DIRECTORS
Mitchell A. Tanzman (56) Central Park Group, LLC 805 Third Avenue, 18th Floor New York, NY 10022 Director and Principal Executive Officer	Term — Indefinite Length—Since Inception	Co-Chief Executive Officer and Co-Chief Investment Officer of Central Park Group, LLC since 2006; Co-Head of UBS Financial Services' Alternative Investment Group (1998 - 2005) and Operating Committee Member of UBS Financial Services Inc. (2004 - 2005)	4	None
OFFICER(S) WHO ARE NOT DIRECTORS
Michael Mascis (48) Central Park Group, LLC 805 Third Avenue, 18th Floor New York, NY 10022 Principal Accounting Officer	Term — Indefinite Length—Since Inception	Chief Financial Officer of Central Park Group, LLC since 2006; Executive Director of UBS Financial Services Inc. (2002 - 2006)	N/A	N/A
Michael J. Wagner (64) Northern Lights Compliance Services, LLC 450 Wireless Boulevard Hauppauge, NY 11788 Chief Compliance Officer	Term — Indefinite Length—Since Inception
President (2006 - present) and Senior Vice President (2004 - 2006) Northern Lights Compliance Services, LLC (provides chief compliance officer services to mutual funds); Vice President GemCom LLC (2004 - present)
			N/A	N/A

Additional information about each Director follows (supplementing the information provided in the table above) that describes some of the specific experiences, qualifications, attributes or skills that the Director possesses which the Master Fund Board and Fund Board believe has prepared them to be effective Board members.  Each Board believes that the significance of each Director's experience, qualifications, attributes or skills is an individual matter (meaning that experience that is important for one Director may not have the same value for another) and that these factors are best evaluated at the board level, with no single Director, or particular factor, being indicative of board effectiveness.  Each Board member believes that collectively the Directors have balanced and diverse experience, skills, attributes and qualifications that allow the Board to operate effectively in governing the Master Fund or Fund and protecting the interests of Investors.  Among the attributes common to all Directors is their ability to critically review, evaluate, question and discuss information provided to them, and to interact effectively with management, service providers and counsel, in order to exercise effective business judgment in the performance of their duties; each Board member believes that each member satisfies this standard.  Experience relevant to having this ability may be achieved through a Director's educational background; business, professional training or practice (e.g., accounting or securities), public service or academic positions; experience from service as a board member (including the Boards of other funds in the Fund Complex); and other life experiences.  The charter for each Board's Nominating Committee contains certain other factors considered by the Committee in identifying and evaluating potential nominees.  To assist them in evaluating matters under federal and state law, the Directors are counseled by their own independent legal counsel, who participates in each Board's meetings and interacts with the Adviser, and also may benefit from information provided by counsel to the Fund; both Master Fund Board and Fund Board and Fund and Master Fund counsel have significant experience advising funds and fund board members.  Each Board and its committees have the ability to engage other experts as appropriate.  Each Board evaluates its performance on an annual basis.

•
Joan Shapiro Green – Ms. Green served as President of BT Brokerage, a NYSE member firm, from 1992 to 2001.  During that period she also served two terms on the New York Stock Exchange Specialty Firms Committee and one term on the NASD District 10 Business Conduct Committee.  From 2000 to 2002, Ms. Green served as Chairman of the Securities Industry Association Institutional Brokerage Committee.  She graduated from Mount Holyoke College with an AB degree in mathematics.  She has served on the Board of the Financial Women's Association since 1999 and was President from 2002 to 2003.

•
Kristen M. Leopold – Ms. Leopold is the founder of KL Associates, LLC, a hedge fund consulting firm specializing in financial and operational management, and the Chief Financial Officer of WFL Real Estate Services, LLC.  She graduated from Pace University with a combined MBA/BBA in Accounting in May 1990 and then served as an auditor and manager at Arthur Andersen LLP in their financial services division specializing in brokerage, commodities and asset management until September 1997.  In October 1997, she joined Weston Capital Management LLC, an alternative investment firm with over $1 billion in assets under management worldwide, as Chief Financial Officer, and left in December 2006 to pursue her own consulting business.

•
Janet L. Schinderman – Ms. Schinderman is the Founder of JLS Enterprises, an educational consulting firm which seeks to address global issues of educational reform.  She has served as a director of ClickSoftware Technologies Ltd., an Israeli software company, since August 2001, and also serves on the Columbia University Knight-Bagehot Business Journalist Board of Advisors and the Department of Education's Center for International Business Education and Research (CIBER) operating committee.  Ms. Schinderman received her B.A. from Newcomb College of Tulane University and her M.B.A. from the Freeman School of Business at Tulane University.

•
Mitchell A. Tanzman – In addition to serving as a Board member of each fund in the Central Park Group fund complex, Mr. Tanzman is a founding partner of Central Park Group and has over 25 years experience in alternative investments, including fund-of-funds portfolio management.  Mr. Tanzman  serves as Chair of the Investment Committee of the Board of Trustees of Emory University, and is a member of its Executive Committee.  He also is a contributing author of "Hedge Funds," edited by Lederman and Klein.  Prior to forming Central Park Group in 2006, he served as Co-Head of UBS Financial Services Alternative Investment Group and was a member of that firm's Operating Committee.  Before joining UBS, Mr. Tanzman worked in Oppenheimer & Co.'s asset management group, and ultimately co-managed the company's alternative investment department and was a member of the company's Management Committee.  Mr. Tanzman began his career at Stroock & Stroock & Lavan LLP as an attorney specializing in investment companies and advisory services.  Mr. Tanzman received his B.A. from Emory University and his J.D. from the University of Chicago Law School.

The Directors serve on the Boards for terms of indefinite duration.  A Director's position in that capacity will terminate if such Director is removed, resigns or is subject to various disabling events such as death or incapacity.  A Director may resign upon 90 days' prior written notice to the other Directors, subject to waiver of notice, and may be removed either by vote of two-thirds of the Directors not subject to the removal vote or vote of the Investors holding not less than two-thirds of the total number of votes eligible to be cast by all Investors.  In the event of any vacancy in the position of a Director, the remaining Directors may appoint an individual to serve as a Director, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Investors.  The Directors may call a meeting of Investors to fill any vacancy in the position of a Director and must do so within 60 days after any date on which Directors who were elected by the Investors cease to constitute a majority of the Directors then serving.  If no Director remains to manage the business of the Master Fund or Fund, the Adviser may manage and control the Master Fund or Fund but must convene a meeting of Investors within 60 days for the purpose of either electing new Directors or dissolving the Master Fund or Fund.

The only standing committees of the Boards are the Audit Committee and the Nominating Committee.  The current members of the Audit Committee are Kristen M. Leopold, Joan Shapiro Green and Janet L. Schinderman, constituting all of the Independent Directors.  Ms. Leopold is currently the Chair of each Audit Committee.  The function of the Fund's Audit Committee, pursuant to its adopted written charter, is:  (i) to oversee the Fund's accounting and financial reporting processes, the audits of the Fund's financial statements and the Fund's internal controls over, among other things, financial reporting and disclosure controls and procedures; (ii) to oversee or assist in Board oversight of the integrity of the Fund's financial statements, and the Fund's compliance with legal and regulatory requirements; and (iii) to approve, prior to appointment, the engagement of the Fund's independent registered public accounting firm and review the independent registered public accounting firm's qualifications, independence and performance.  The function of the Master Fund's Audit Committee is the same.  The Fund's Audit Committee met five times during the fiscal year ended March 31, 2015.

The current members of the Nominating Committee are Kristen Leopold, Joan Shapiro Green and Janet L. Schinderman, constituting all of the Independent Directors.  Ms. Green is currently the Chair of the Nominating Committee.  The function of the Nominating Committee, pursuant to its adopted written charter, is to select and nominate persons for election as Directors of the Fund.  The Nominating Committee reviews and considers, as it deems appropriate after taking into account, among other things, the factors listed in its charter, nominations of potential Directors made by Fund management and by Fund Investors who have sent to Nora M. Jordan, Esq., legal counsel for the Independent Directors, at c/o Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, such nominations, which include all information relating to the recommended nominee that is required to be disclosed in solicitations or proxy statements for the election of Directors, including without limitation the biographical information and the qualifications of the proposed nominees.  Nomination submissions must be accompanied by a written consent of the individual to stand for election if nominated by the Board and to serve if elected, and such additional information must be provided regarding the recommended nominee as is reasonably requested by the Nominating Committee.  The Nominating Committee meets as is necessary or appropriate.  The function of the Nominating Committee of the Master Fund is the same.  The Fund's Nominating Committee did not meet during the fiscal year ended March 31, 2015.

Name of Director	Dollar Range of Equity Securities of the Fund	Aggregate Dollar Range of Equity Securities of All Registered Investment Companies Overseen by the Director in the Fund Complex

Kristen M. Leopold	None	None

Joan Shapiro Green	None	None

Janet L. Schinderman	None	None

Mitchell A. Tanzman	None	Over $100,000

As of December 31, 2014, none of the Independent Directors or their immediate family members owned beneficially or of record securities of the Adviser, the Placement Agent, or a person (other than a registered investment company) directly or indirectly controlling, controlled by or under common control with the Ad viser or Placement Agent.

Director Compensation

Name and Position with Fund	Aggregate Compensation from the Fund and the Master Fund For the Fiscal Year Ended March 31, 2015	Total Compensation from Fund and Fund Complex Paid to Directors For the Fiscal Year Ended March 31, 2015

Kristen M. Leopold	$24,750	$37,000 (3)*
Director

Joan Shapiro Green	$24,750	$37,000 (3)*
Director

Janet L. Schinderman	$24,750	$37,000 (3)*
Director
____________________

*	Represents the number of separate portfolios comprising the investment companies in the Fund Complex, including the Fund.

The Independent Directors are paid by each of the Fund and the Master Fund an annual retainer of $10,000, per meeting fees of $500, and $250 per telephonic meeting.  All Directors are reimbursed for their reasonable out-of-pocket expenses.  The Directors do not receive any pension or retirement benefits from the Fund or Master Fund.

Codes of Ethics

Each of the Master Fund, the Fund, the Adviser and the Placement Agent has adopted a code of ethics under Rule 17j-1 under the 1940 Act (collectively the "Codes of Ethics").  Rule 17j-1 and the Codes of Ethics are designed to prevent unlawful practices in connection with the purchase or sale of securities by covered personnel ("Access Persons").  The Codes of Ethics apply to the Fund and the Master Fund and permit Access Persons to, subject to certain restrictions, invest in securities, including securities that may be purchased or held by the Master Fund or Fund.  Under the Codes of Ethics, Access Persons may engage in personal securities transactions, but are required to report their personal securities transactions for monitoring purposes.  In addition, certain Access Persons are required to obtain approval before investing in initial public offerings, private placements or certain other securities.  The Codes of Ethics can be reviewed and copied at the SEC's Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090.  The Codes of Ethics are available on the EDGAR database on the SEC's website at www.sec.gov, and also may be obtained, after paying a duplicating fee, by electronic request at the following e-mail address:  publicinfo@sec.gov, or by writing the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549-0102.

The Adviser

Central Park Advisers, LLC, a wholly owned subsidiary of Central Park Group, is registered as an investment adviser under the Advisers Act.  Under the control of Mr. Mitchell Tanzman and Mr. Gregory Brousseau, the Adviser is an independent investment advisory firm specializing in the development and management of alternative investment offerings.

Founded in 2006, Central Park Group offers a broad range of investments managed by private equity, hedge fund, real estate and funds-of-funds sponsors.  Central Park Group's founding partners have significant experience across the spectrum of alternative investments and traditional asset management.  For over 25 years, they sourced, created, managed and distributed private equity funds, hedge funds, real estate opportunity funds, crossover funds and funds-of-funds that seek to offer clients attractive risk-adjusted performance in diverse strategies, asset classes and sectors, and have invested more than $13.5 billion in over 175 funds, including $2.75 billion in funds-of-funds and more than $2.5 billion in private equity access vehicles.  In 1993, while at Oppenheimer & Co., Messrs. Brousseau and Tanzman established one of the earliest and most extensive alternative investment platforms in the U.S. ($2.5 billion) and, through 1998, developed 15 offerings and recruited and oversaw nine proprietary hedge fund managers.  In 1998, Messrs. Brousseau and Tanzman established UBS' alternative investment platform for private U.S. clients ($8.0 billion) and, through 2005, sourced, created and distributed over 25 private equity funds, hedge funds and funds-of-funds.

The Adviser serves as investment adviser to the Fund and the Master Fund pursuant to  the Investment Advisory Agreements.  The Directors have engaged the Adviser to provide investment advice to, and manage the day-to-day business and affairs of, the Fund and the Master Fund, in each case under the ultimate supervision of, and subject to any policies established by, the Board.  The Adviser allocates the Master Fund's assets and monitors regularly each Investment Fund to determine whether its investment program is consistent with the Master Fund's and Fund's investment objective and whether the Investment Fund's investment performance and other criteria are satisfactory.  The Adviser may sell Investment Funds and select additional Investment Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board of Directors.  The Adviser also provides, or arranges at its expense, for certain management and administrative services for the Fund and the Master Fund.  Some of those services include providing support services, maintaining and preserving certain records, and preparing and filing various materials with state and U.S. federal regulators.  A discussion of the basis for each Board's approving the Investment Advisory Agreement is set forth in the Master Fund's and the Fund's most recent annual report to Investors.

The Adviser has entered into a licensing agreement (the "Licensing Agreement") with Carlyle Investment Management L.L.C. ("Carlyle Investment Management"), a wholly owned subsidiary of Carlyle that is registered as an investment adviser under the Advisers Act, pursuant to which Carlyle Investment Management has granted the Adviser a license to use certain Carlyle trade names, trademarks and/or service marks (the "Carlyle Marks") in connection with (i) the offering, marketing and promotion of the Fund and the Master Fund and (ii) related disclosure.  The Licensing Agreement may be terminated under certain circumstances, which could prove disadvantageous to the Fund and may terminate its preferred relationship with Carlyle.  The Carlyle Marks remain the sole and exclusive property of Carlyle and, under certain circumstances, Carlyle may terminate the Licensing Agreement and prohibit the Fund from using the Carlyle Marks.  Carlyle does not manage or participate in the investment program of the Fund.  This registration statement is solely the responsibility of the Fund, and Carlyle is not responsible for, and expressly disclaims responsibility for, the making of any statement in this Confidential Memorandum.

The offices of the Adviser are located at 805 Third Avenue, New York, NY 10022, and its telephone number is (212) 317-9200.  The Adviser or its designee maintains the Master Fund's and Fund's accounts, books and other documents required to be maintained under the 1940 Act at 805 Third Avenue, New York, NY 10022.

Investment Advisory Agreement

Pursuant to the Investment Advisory Agreements, the Adviser is responsible, subject to the supervision of the Directors, for formulating a continuing investment program for the Fund and the Master Fund.  The Investment Advisory Agreements were initially approved by the Master Fund's and the Fund's full Board and by the Directors who are not "interested persons" (as defined by the 1940 Act) at a meeting held in person on December 14, 2012, and also was approved on such date by the then sole Investor of the Fund and the Master Fund.  The Fund's and the Master Fund's Investment Advisory Agreement will continue in effect from year to year if their continuance is approved annually by either the Board and the Master Fund Board, respectively, or the vote of a majority of the outstanding voting securities of the Fund or the Master Fund, respectively, provided that, in either event, the continuance also is approved by a majority of the Directors who are not interested persons of the Adviser by vote cast in person at a meeting called for the purpose of voting on such approval.  The Investment Advisory Agreements are terminable without penalty, on 60 days' prior written notice by each Board, by vote of a majority of the outstanding voting securities of the Master Fund or Fund, or by the Adviser.  Each Investment Advisory Agreement also provides that it will terminate automatically in the event of its "assignment" (as defined in the 1940 Act).

The contractual terms of the Fund's Investment Advisory Agreement with the Adviser are substantially the same as the terms of the Master Fund's Investment Advisory Agreement with the Adviser, except that no Management Fee is payable by the Fund under its Investment Advisory Agreement.  In consideration of the services provided by the Adviser to the Master Fund and the Fund, the Master Fund pays the Adviser the Management Fee, computed and payable monthly, at the annual rate of 1.20% of the Master Fund's net asset value.  For purposes of determining the Management Fee payable to the Adviser for any month, "net asset value" means the total value of all assets of the Master Fund as of the end of such month, less an amount equal to all accrued debts, liabilities and obligations of the Master Fund as of such date, and calculated before giving effect to any repurchase of shares on such date and before any reduction for any fees and expenses of the Master Fund.  The Management Fee is paid to the Adviser out of the Master Fund's assets and, therefore, decreases the net profits or increases the net losses of the Fund.

The Investment Advisory Agreements provide that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Master Fund or the Fund, respectively, the Adviser and any director, officer, member or employee thereof, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Master Fund or the Fund, as the case may be,  for any error of judgment, for any mistake of law or for any act or omission by such person in connection with the performance of services under the Investment Advisory Agreements. The Investment Advisory Agreements also provide for indemnification, to the fullest extent permitted by law, by the Fund and the Master Fund of the Adviser, or any director, member, officer or employee thereof, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which such person may be liable which arises in connection with the performance of services to the Master Fund or Fund, as the case may be, provided that the liability or expense is not incurred by reason of the person's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Master Fund or Fund.

Portfolio Management

Gregory Brousseau and Mitchell A. Tanzman, the co-chief executives of the Adviser, serve as the Fund's Portfolio Managers.  As Portfolio Managers, Mr. Brousseau and Mr. Tanzman are jointly and primarily responsible for the day-to-day management of the Master Fund's and the Fund's portfolio.  Mr. Brousseau and Mr. Tanzman have, in their careers, sourced, overseen, distributed and administered over $2.5 billion of private equity access funds.

Gregory Brousseau.  Mr. Brousseau, a founding member of Central Park Group, has served as Co-Chief Executive Officer and Co-Chief Investment Officer of Central Park Group since 2006.  He has over 25 years of experience in alternative investments.  Prior to founding Central Park Group, he served as co-head of UBS Financial Services Alternative Investment Group.  During Mr. Brousseau's time at UBS, Mr. Brousseau oversaw in excess of $2 billion in hedge fund of fund assets across multiple investment strategies.  Prior to that, Mr. Brousseau spent 13 years at Oppenheimer & Co., as an analyst in the firm's merger arbitrage department and ultimately co-managing Oppenheimer's alternative investment department.

Mitchell A. Tanzman.  Mr. Tanzman, a founding member of Central Park Group, has served as Co-Chief Executive Officer and Co-Chief Investment Officer of Central Park Group since 2006.  He has over 25 years of experience in alternative investments.  Prior to founding Central Park Group, he served as co-head of UBS Financial Services Alternative Investment Group.  During Mr. Tanzman's time at UBS, Mr. Tanzman oversaw in excess of $2 billion in hedge fund of fund assets across multiple investment strategies.  Prior to that, Mr. Tanzman worked at Oppenheimer & Co.'s asset management group, ultimately co-managing its alternative investment department.

The Portfolio Managers manage, or are affiliated with, other accounts in addition to the Fund and the Master Fund, including other pooled investment vehicles.  Because the Portfolio Managers manage assets for other investment companies, pooled investment vehicles, and/or other accounts (collectively "Client Accounts"), or may be affiliated with such Client Accounts, there may be an incentive to favor one Client Account over another, resulting in conflicts of interest.  For example, the Adviser may, directly or indirectly, receive fees from Client Accounts that are higher than the fee it receives from the Master Fund, or it may, directly or indirectly, receive a performance-based fee on a Client Account.  In those instances, the Portfolio Managers may have an incentive to not favor the Master Fund or Fund over the Client Accounts.  The Adviser has adopted trade allocation and other policies and procedures that it believes are reasonably designed to address these and other conflicts of interest.

Each Portfolio Manager's compensation is comprised of a fixed annual salary and potentially an annual supplemental distribution paid by the Adviser's parent company and not by the Master Fund or Fund.  Because the Portfolio Managers are equity owners of the Adviser and are affiliated with other entities that may receive performance-based fees from Client Accounts, the supplemental distribution that the Portfolio Managers receive from the Adviser's parent company directly or indirectly is generally equal to their respective proportional shares of the annual net profits earned by the Adviser from advisory fees and performance-based fees derived from Client Accounts, including the Fund, as applicable.

The following table lists the number and types of accounts, other than the Fund, managed by the Fund's Portfolio Managers and assets under management in those accounts, as of March 31, 2015.

Portfolio Manager	Registered Investment Companies		Pooled Investment Vehicles		Other Accounts
	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed	Number of Accounts	Assets Managed

Gregory Brousseau	1	$51 million	1	$42 million	0	N/A

Mitchell A. Tanzman	1	$51 million	1	$42 million	0	N/A

____________________

1	Neither account charges any performance-based advisory fees.

As of March 31, 2015, each of Messrs. Tanzman and Brousseau beneficially owned Units with a net asset value of $100,001-$500,000.

Placement Agent

Foreside Fund Services, LLC (the "Placement Agent") acts as the placement agent of the Fund's Units on a best efforts basis.  The Placement Agent's principal business address is Three Canal Plaza, Portland, Maine 04101.

CONFLICTS OF INTEREST

The Adviser

The Adviser or its affiliates provide or may provide investment advisory and other services to various entities.  The Adviser, and certain of its investment professionals and other principals, may also carry on substantial investment activities for their own accounts, for the accounts of family members and for other accounts (collectively, with the other accounts advised by the Adviser and its affiliates, "Other Accounts").  The Fund and the Master Fund have no interest in these activities, and investment decisions for the Master Fund are made independently of such Other Accounts.  If, however, the Master Fund desires to invest in, or withdraw from, the same Investment Fund as an Other Account, the opportunity will be allocated fairly, reasonably and equitably in accordance with the Adviser's allocation policies and procedures.  There may be circumstances under which the Adviser will cause one or more Other Accounts to commit a larger percentage of its assets to an investment opportunity than to which the Adviser will commit the Master Fund's or Fund's assets.  There also may be circumstances under which the Adviser will consider participation by Other Accounts in investment opportunities in which the Adviser does not intend to invest on behalf of the Master Fund or Fund, or vice versa.

The Adviser, its affiliates and the Placement Agent may receive payments from Carlyle or other private equity sponsors in connection with placement or other services that do not relate to the Master Fund or the Fund.

The Adviser and the investment professionals who, on behalf of the Adviser, manage the Master Fund's investment portfolio will be engaged in certain activities for Other Accounts, and may have conflicts of interest in allocating their time and activities among the Master Fund and the Other Accounts.  The Adviser's investment professionals will devote as much of their time to the affairs of the Master Fund as in their judgment is necessary and appropriate.

The Adviser compensates, from its own resources, certain Sub-Placement Agents in connection with the sale of Class A Units and Class I Units, and also in connection with various other services including those related to the support and conduct of due diligence, Investor account maintenance, the provision of information and support services to clients and the inclusion on preferred provider lists.  Such compensation may take various forms, including a fixed fee, a fee determined by a formula that takes into account the amount of client assets invested in the Fund, the timing of investment or the overall net asset value of the Fund, or a fee determined in some other method by negotiation between the Adviser and such Sub-Placement Agents.  Each Sub-Placement Agent also may charge investors, at the Sub-Placement Agent's discretion, a placement fee based on the purchase price of Fund Units purchased by the investor.  All or a portion of such compensation may be paid by a Sub-Placement Agent to the financial advisory personnel involved in the sale of Units.  As a result of the various payments that Sub-Placement Agents may receive from investors and the Adviser, the amount of compensation that a Sub-Placement Agent may receive in connection with the sale of Units in the Fund may be greater than the compensation it may receive for the distribution of other investment products.  This difference in compensation may create an incentive for a Sub-Placement Agent to recommend the Fund over another investment product.

Sub-Placement Agents may be subject to certain conflicts of interest with respect to the Fund.  For example, the Fund, the Master Fund, the Adviser, Investment Funds or Portfolio Companies or investment vehicles managed or sponsored by the Adviser or Investment Fund Managers may (i) purchase securities or other assets directly or indirectly from, (ii) enter into financial or other transactions with or (iii) otherwise convey benefits through commercial activities to a Sub-Placement Agent.  As such, certain conflicts of interest may exist between such persons and a Sub-Placement Agent.  Such transactions may occur in the future and generally there is no limit to the amount of such transactions that may occur.

Sub-Placement Agents may perform investment advisory and other services for other investment entities with investment objectives and policies similar to those of the Fund, the Master Fund or an Investment Fund.  Such entities may compete with the Fund, the Master Fund or the Investment Fund for investment opportunities and may invest directly in such investment opportunities.  Sub-Placement Agents that invest in an Investment Fund or a Portfolio Company may do so on terms that are more favorable than those of the Fund or the Master Fund.

Sub-Placement Agents that act as sub-placement agents for the Fund or the Master Fund also may act as placement agent for an Investment Fund in which the Master Fund invests and may receive compensation in connection with such activities.  Such compensation would be in addition to the placement fees described above.  A Sub-Placement Agent may pay all or a portion of the fees paid to it to certain of its affiliates, including, without limitation, financial advisors whose clients purchase Units of the Fund.  Such fee arrangements may create an incentive for a Sub-Placement Agent to encourage investment in the Fund, independent of a prospective Investor's objectives.

A Sub-Placement Agent may provide financing, investment banking services or other services to third parties and receive fees therefor in connection with transactions in which such third parties have interests which may conflict with those of the Fund, the Master Fund or an Investment Fund.  A Sub-Placement Agent may give advice or provide financing to such third parties that may cause them to take actions adverse to the Fund, the Master Fund, an Investment Fund or a Portfolio Company.  A Sub-Placement Agent may directly or indirectly provide services to, or serve in other roles for compensation for, the Fund, the Master Fund, an Investment Fund or a Portfolio Company.  These services and roles may include (either currently or in the future) managing trustee, managing member, general partner, investment manager or advisor, investment sub-advisor, placement agent, broker, dealer, selling agent and investor servicer, custodian, transfer agent, fund administrator, prime broker, recordkeeper, shareholder servicer, rating agency, interfund lending servicer, Fund accountant, transaction (e.g., a swap) counterparty and/or lender.  An affiliate of a Sub-Placement Agent provides certain such services to the Fund and the Master Fund, including providing the Master Fund with a credit facility.

In addition, issuers of securities held by the Fund, the Master Fund or an Investment Fund may have publicly or privately traded securities in which a Sub-Placement Agent is an investor or makes a market.  The trading activities of Sub-Placement Agents generally will be carried out without reference to positions held by the Fund, the Master Fund or an Investment Fund and may have an effect on the value of the positions so held, or may result in a Sub-Placement Agent having an interest in the issuer adverse to the Fund, the Master Fund or the Investment Fund.  No Sub-Placement Agent is prohibited from purchasing or selling the securities of, otherwise investing in or financing, issuers in which the Fund, the Master Fund or an Investment Fund has an interest.

A Sub-Placement Agent may sponsor, organize, promote or otherwise become involved with other opportunities to invest directly or indirectly in the Fund, the Master Fund or an Investment Fund.  Such opportunities may be subject to different terms than those applicable to an investment in the Fund, the Master Fund or the Investment Fund, including with respect to fees and the right to receive information.

Participation in Investment Opportunities

Directors, principals, officers, employees and affiliates of the Adviser may buy and sell securities or other investments for their own accounts and may have actual or potential conflicts of interest with respect to investments made on behalf of the Master Fund or an Investment Fund in which the Master Fund invests.  As a result of differing trading and investment strategies or constraints, positions may be taken by directors, principals, officers, employees and affiliates of the Adviser, or by the Adviser for the Other Accounts, or by an Investment Manager or any of its respective affiliates on behalf of their own other accounts ("Investment Fund Manager Accounts") that are the same as, different from or made at a different time than, positions taken for the Master Fund or an Investment Fund.

Other Matters

An Investment Fund Manager may, from time to time, cause an Investment Fund to effect certain principal transactions in securities with one or more Investment Fund Manager Accounts, subject to certain conditions.  Future investment activities of the Investment Fund Managers, or their affiliates, and the principals, partners, directors, officers or employees of the foregoing, may give rise to additional conflicts of interest.

The Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Master Fund or Fund, except that the Master Fund may in accordance with rules under the 1940 Act engage in transactions with accounts that are affiliated with the Master Fund or Fund as a result of common officers, directors, advisers, members or managing general partners.  These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Master Fund to purchase and another client to sell, or the Master Fund to sell and another client to purchase, the same security or instrument on the same day.

Future investment activities of the Adviser and its affiliates and their principals, partners, members, directors, officers or employees may give rise to conflicts of interest other than those described above.

Carlyle

Because the Master Fund proposes to allocate assets to private equity Investment Funds and other Investment Funds sponsored by or affiliated with Carlyle, conflicts of interest may arise as a consequence of investment management and other financial advisory services in which Carlyle and its affiliates are engaged.  Additionally, Carlyle Investment Fund Managers may face conflicts of interests stemming from their affiliation with Carlyle.  Carlyle provides certain services to the Fund, which may include making appropriate personnel available for presentations, providing information to the Fund to prepare its tax reporting, providing administrative support in connection with commitments to or sales of Carlyle funds and such other functions as agreed to from time to time.

Carlyle has agreed to:  (a) provide to the Adviser and the Fund with certain information about the Carlyle Investment Funds of the type and scope (and with the same frequency) customarily provided to Carlyle's larger institutional investors; (b) provide the Adviser reasonable marketing and distribution support assistance with respect to the Fund; (c) use its best efforts to cause each Carlyle Investment Fund's general partner/managing member and each Carlyle Investment Fund to agree to waive and/or disclaim any voting rights attached to investments in Carlyle Investment Funds held by the Master Fund; and (d) consent to a pledge of the Master Fund's Investment Funds to certain types of financial institutions in connection with any borrowing.  If such agreement were to terminate, the Fund's preferred relationship with Carlyle also may terminate.

Carlyle provides investment advisory services to Investment Funds in addition to those in which the Master Fund may invest, and their respective investment professionals may also provide investment and financial services for their proprietary accounts as well.  Accordingly, the Investment Fund Managers may have financial interests that diverge from those of the Investment Funds and conflicts of interest may arise in terms of their allocation of investment opportunities as well as their professional time between such managed Investment Funds and other clients and personal accounts.

From time to time, an officer or employee of the Adviser or an affiliate thereof acting on behalf of the Fund may serve as a member of certain Carlyle Advisory Committees comprised of third-party investors, namely limited partners in the Carlyle Investment Fund and certain other investors in similar parallel vehicles established by Carlyle.  The Carlyle Advisory Committees provide the members thereof with an opportunity to, among other things, review valuations of certain underlying investments, and review and consider potential conflicts of interest concerning the respective Carlyle Investment Fund.

As a diversified global alternative investment management firm, Carlyle and its affiliates are engaged in a broad spectrum of activities including sponsoring and managing private Investment Funds and other activities.  Those activities may present conflicts if other Investment Funds either compete for the same investment opportunity or pursue investment strategies counter to each other.

PROXY VOTING POLICIES AND PROCEDURES

Investments in the Investment Funds do not typically convey traditional voting rights, and the occurrence of corporate governance or other consent or voting matters for this type of investment is substantially less than that encountered in connection with registered equity securities.  On occasion, however, the Master Fund or Fund may receive notices or proposals from the Investment Funds seeking the consent of or voting by holders ("proxies").  The Fund and the Master Fund have delegated any voting of proxies in respect of portfolio holdings to the Adviser to vote the proxies in accordance with the Adviser's proxy voting guidelines and procedures.  In general, the Adviser believes that voting proxies in accordance with the policies described below will be in the best interests of the Fund and the Master Fund.

The Adviser will generally vote to support management recommendations relating to routine matters, such as the election of board members (where no corporate governance issues are implicated) or the selection of independent auditors.  The Adviser will generally vote in favor of management or investor proposals that the Adviser believes will maintain or strengthen the shared interests of investors and management, increase value for investors and maintain or increase the rights of investors.  On non-routine matters, the Adviser will generally vote in favor of management proposals for mergers or reorganizations and investor rights plans, so long as it believes such proposals are in the best economic interests of the Fund and the Master Fund.  In exercising its voting discretion, the Adviser will seek to avoid any direct or indirect conflict of interest presented by the voting decision.  If any substantive aspect or foreseeable result of the matter to be voted on presents an actual or potential conflict of interest involving the Adviser, the Adviser will make written disclosure of the conflict to the Independent Directors indicating how the Adviser proposes to vote on the matter and its reasons for doing so.

The Master Fund intends to hold its interests in the Investment Funds in non-voting form.  Where only voting securities are available for purchase by the Master Fund, in all, or substantially all, instances, the Master Fund will seek to create by contract the same result as owning a non-voting security by entering into a contract, typically before the initial purchase, to relinquish the right to vote in respect of its investment.

Information regarding how the Adviser voted proxies related to the Master Fund's portfolio holdings during the 12-month period ending June 30th will be available, without charge, upon request by calling collect (212) 317-9200, and on the SEC's website at www.sec.gov.

FEES AND EXPENSES

The Adviser bears all of its own costs incurred in providing investment advisory services to the Fund and the Master Fund.  As described below, the Fund bears (whether borne directly or indirectly through and in proportion to, the Fund's interest in the Master Fund) all expenses incurred in the business and investment program of the Fund.  The Adviser also provides, or arranges at its expense, for certain management and administrative services for the Fund and the Master Fund.  Some of those services include providing support services, maintaining and preserving certain records, and preparing and filing various materials with state and U.S. federal regulators.

Expenses borne by the Fund (whether borne directly or indirectly through and in proportion to, the Fund's interest in the Master Fund) (and, thus, indirectly by Investors) include:

•
all expenses related to the investment program, including, but not limited to:  (i) expenses borne indirectly through the Master Fund's investments in the Investment Funds, including, without limitation, any fees and expenses charged by the Investment Fund Managers (such as management fees, performance, carried interests or incentive fees or allocations, monitoring fees, property management fees, and redemption or withdrawal fees); (ii) all costs and expenses directly related to portfolio transactions and positions for the Fund's account, such as direct and indirect expenses associated with the Master Fund's investments in Investment Funds (whether or not consummated), and enforcing the Fund's and Master Fund's rights in respect of such investments;  (iii) transfer taxes and premiums; (iv) taxes withheld on non-U.S. dividends or other non-U.S. source income; (v) fees for data, software and technology providers; (vi) professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts); and (vii) if applicable, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

•	the Management Fee;

•	the Sub-Placement Agent Fee charged to Investors in Class A Units;

•
all costs and expenses associated with the operation and ongoing registration of the Fund and the Master Fund, including, without limitation, all costs and expenses associated with the repurchase offers, offering costs, and the costs of compliance with any applicable Federal or state laws;

•
fees of the Independent Directors and the fees and expenses of Independent Counsel thereto, and the costs and expenses of holding any meetings of the Board or Investors that are regularly scheduled, permitted or required to be held under the terms of the LLC Agreement, the 1940 Act or other applicable law;

•	a portion, as determined by the Board, of the compensation payable to the chief compliance officer, and expenses attributable to implementing the compliance program;

•	fees and expenses of performing research, risk analysis and due diligence, including third party background checks;

•	fees and disbursements of any attorneys, accountants, auditors and other consultants and professionals engaged on behalf of the Fund, the Master Fund and the Independent Directors;

•
a portion of the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Master Fund, the Fund, the Adviser, or the Directors or the officers of the Fund or Master Fund;

•	recordkeeping, custody and transfer agency fees and expenses;

•	all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Investors;

•
all expenses of computing net asset value, including any equipment or services obtained for the purpose of valuing the  investment portfolio, including appraisal and valuation services provided by third parties;

•	all charges for equipment or services used for communications between the Master Fund, the Fund and any custodian, administrator or other agent engaged by the Fund;

•
fees of custodians, and other service providers including transfer agents and depositaries (including The Depository Trust & Clearing Corporation and National Securities Clearing Corporation), and other persons providing administrative services;

•	any extraordinary expenses (as defined below), including indemnification or litigation expenses;

•	all taxes to which the Fund and the Master Fund may be subject, directly or indirectly, and whether in the U.S., any state thereof or any other U.S. or non-U.S. jurisdictions; and

•	such other types of expenses as may be approved from time to time by the Board.

The Fund and the Master Fund will reimburse the Adviser for any of the above expenses that it pays on behalf of the Fund or Master Fund.

"Extraordinary expenses" are expenses incurred outside of the ordinary course of business, including, without limitation, litigation or indemnification expenses, excise taxes, and costs incurred in connection with holding and/or soliciting proxies for a meeting of Investors.

The Investment Funds bear various expenses in connection with their operations similar to those incurred by the Fund.  Investment Fund Managers generally assess asset-based fees to, and receive incentive-based allocations from, the Investment Funds.  As a result, the investment returns of the Investment Funds will be reduced.  As an investor in the Investment Funds, the Fund will bear its proportionate share of the expenses and fees of the Investment Funds and will also be subject to incentive allocations to the Investment Fund Managers.

The Administrator performs certain administration, accounting and investor services for the Fund.  In consideration of these services, the Fund pays the Administrator a fee based on the average net assets of the Fund (subject to certain minimums), and will reimburse the Administrator for out-of-pocket expenses.

Under the terms of the Placement Agent Agreement, the Placement Agent is authorized to retain Sub-Placement Agents for distribution services and to provide related sales support services to Investors.  The Fund pays a quarterly Sub-Placement Agent Fee out of the net assets of Class A Units at the annual rate of 0.60% of the net asset value of Class A Units, determined and accrued as of the last day of each calendar month (before any repurchases of Class A Units).  The Sub-Placement Agent Fee is charged on an aggregate class-wide basis, and Investors in Class A Units will be subject to the Sub-Placement Agent Fee regardless of how long they have held their Class A Units.  The Sub-Placement Agent Fee is paid to the Placement Agent to reimburse it for payments made to Sub-Placement Agents.  Each compensated Sub-Placement Agent is paid by the Placement Agent based on the net asset value of outstanding Class A Units held by Investors that receive services from such Sub-Placement Agent.  Payment of the Sub-Placement Agent Fee is governed by the Fund's Distribution Plan, which, pursuant to the conditions of an exemptive order issued by the SEC, has been adopted by the Fund in compliance with Rule 12b-1 under the 1940 Act with respect to Class A Units.  Class I Units are not subject to the Sub-Placement Agent Fee.

DESCRIPTION OF UNITS

General

The Fund is a limited liability company organized under the laws of the state of Delaware.  The Fund is authorized to issue an unlimited number of Units, which, when issued and paid for in accordance with the terms of this offering, will be fully paid and non-assessable.  Each dollar of net asset value of a Unit has one vote at all meetings of Investors.  Each Investor will have the right to cast a number of votes based on the net asset value of such Investor's Units at any meeting of Investors called by the Board or Investors holding at least one-third of the total number of votes eligible to be cast by all Investors.  On each matter submitted to a vote of Investors, unless the Board of Directors determines otherwise, all Units of all classes shall vote as a single class, except if a separate vote of any class is required by the 1940 Act or other applicable law or attributes applicable to a particular class, or if a matter affects only the interests of a particular class.  Except for the exercise of their voting privileges, Investors will not be entitled to participate in the management or control of the Fund's business, and may not act for or bind the Fund.

Except as otherwise disclosed above, all Units are equal as to dividends, assets and voting privileges and have no preemptive or other subscription rights or exchange privileges.  Under certain circumstances, Units may be converted from one class of Units to another class of Units.  The net asset value of the Units of the class received upon any such conversion will equal the net asset value of the converted Units on the date of the conversion.  Investors are not liable for further calls or assessments.  The Fund will send periodic reports (including financial statements) to all Investors.  The Fund does not intend to hold annual meetings of Investors.  Investors are entitled to receive dividends only if and to the extent declared by the Board and only after the Board has made provision for working capital and reserves as it in its sole discretion deems advisable.  Units are not available in certificated form.  With very limited exceptions, Units are not transferable and liquidity will be provided principally through limited repurchase offers.  See "Types of Investments and Related Risk Factors—Limitations on Transfer; Units Not Listed; No Market for Class A Units or Class I Units."

In general, any action requiring a vote of Investors shall be effective if taken or authorized by the affirmative vote of a majority of the outstanding Units.  Any change in the Fund's fundamental policies may also be authorized by the vote of (a) 67% or more of the voting securities present at an Investors' meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy; or (b) more than 50% of the outstanding voting securities of the Fund, whichever is less.

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Fund, after payment of all of the liabilities of each class of Units of the Fund, Investors are entitled to share ratably in all the remaining assets of the Fund, proportionately in accordance with the net asset value of the Investor's Units of the Fund.

DISTRIBUTION POLICY; DIVIDENDS

The Fund expects that dividends will be paid annually on the Units in amounts representing substantially all of the net investment income, if any, earned each year.  Payments on the Units may vary in amount depending on investment income received and expenses of operation.

Substantially all of any taxable net capital gain realized on investments will be paid to Investors at least annually.  In addition, depending upon the performance of the Master Fund's investments, the related growth of the Fund's net assets, and the availability of attractive investment opportunities, the Fund may from time to time make a distribution that constitutes a return of capital for federal income tax purposes—that is to say, the Fund will effectively be returning to each Investor a portion of the Investor's initial investment in the Fund.  A return of capital will not be taxable to Investors at the time of its payment.  It will, however, reduce the adjusted tax basis of an Investor's Units.  For example, if an Investor has a basis in his Units of $100,000 and then receives a return of capital of $5,000, the Investor will not have to pay taxes on the return of capital when the Investor receives it.  However, the Investor's tax basis in his Units will be reduced from $100,000 to $95,000.  If the Investor later tenders his Units for $105,000, the Investor will have a taxable gain of $10,000 instead of only $5,000 had there not been any prior return of capital.  See "Certain Tax Considerations—Distributions" and "—Income from Repurchases and Transfers of Units."

The net asset value of each Unit that an Investor owns will be reduced by the amount of the distributions or dividends that the Investor receives in respect of Units.

An Investor's dividends and capital gain distributions will be automatically reinvested if the Investor does not instruct the Administrator otherwise.  An Investor who elects not to reinvest will receive both dividends and capital gain distributions in cash.  The Fund may limit the extent to which any distributions that are returns of capital may be reinvested in the Fund.

Units will be issued at their net asset value on the ex-dividend date; there is no sales charge or other charge for reinvestment.  Investors may elect initially not to reinvest by indicating that choice on the Investor Application.  Investors are free to change their election at any time by contacting the Administrator.  Your request must be received by the Fund before the record date to be effective for that dividend or capital gain distribution.

The Fund reserves the right to suspend at any time the ability of Investors to reinvest distributions and to require Investors to receive all distributions in cash, or to limit the maximum amount that may be reinvested, either as a dollar amount or as a percentage of distributions.  The Fund may determine to do so if, for example, the amount being reinvested by Investors exceeds the available investment opportunities that the Adviser considers suitable for the Fund.

APPLICATION FOR INVESTMENT

Eligible Investors

Units will be offered only to Eligible Investors.  This means that to purchase Units of the Fund, a prospective Investor will be required to certify that the Units are being acquired by an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.  An "accredited investor" includes, among other investors, a natural person who has a net worth (or a joint net worth with that person's spouse), excluding the value of such natural person's primary residence, immediately prior to the time of purchase in excess of $1 million, or income in excess of $200,000 (or joint income with the investor's spouse in excess of $300,000) in each of the two preceding years and has a reasonable expectation of reaching the same income level in the current year, and certain legal entities with total assets exceeding $5 million.  Existing Investors seeking to purchase additional Units will be required to qualify as Eligible Investors at the time of the additional purchase.  The Adviser may from time to time impose stricter or less stringent eligibility requirements.

Class I Units may be purchased by those Eligible Investors that (i) compensate their financial intermediaries for their services through asset-based fees, including asset based fee programs (i.e., wrap accounts), or (ii) purchase Units directly from the Fund.

Purchase Terms

The Fund may accept initial and additional purchases of Units as of the first business day of each calendar month.  Each prospective Investor will be required to complete an Investor Application and certify that the Units being purchased are being acquired by an Eligible Investor.  If available funds and the application are not received and accepted by the applicable Closing Date, the order will not be accepted at such Closing Date.  The Fund will not be obligated to sell to brokers or dealers any Units, including Units that have not been placed with Eligible Investors.  The Fund does not issue the Units purchased (and an investor does not become an Investor with respect to such Units) until the applicable purchase date, i.e., the first business day of the relevant calendar month.  Consequently, purchase proceeds do not represent capital of the Fund, and do not become assets of the Fund, until such date.

Any amounts received in advance of initial or additional purchases of Units are placed in a non-interest-bearing escrow account prior to the amounts' being invested in the Fund, in accordance with Rule 15c2-4 under the Exchange Act.  The purchase amount will be released from the escrow account once the Investor's order is accepted.  If an Investor Application is not accepted by the Fund by the Closing Date, the subscription will not be accepted at such Closing Date and will be held in the escrow account by the Fund's escrow agent until the next Closing Date.  The Fund reserves the right to reject any purchase of Units in certain circumstances (including, without limitation, when the Fund has reason to believe that such purchase would be unlawful).  Unless otherwise required by applicable law, any amount received in advance of a purchase ultimately rejected by the Fund will be returned to the prospective Investor.

Investors in Class A Units may be charged a placement fee up to a maximum of 3.50% on the amount of the Investor's purchase.  The Fund and/or a Sub-Placement Agent may, in its discretion, waive the placement fee for certain Investors.  In addition, purchasers of Units in conjunction with certain "wrap" fee, asset allocation or other managed asset programs may not be charged a placement fee.  Notwithstanding any waiver, all Investors remain subject to eligibility requirements set forth in this Confidential Memorandum.  Investors in Class I Units will not be charged any placement fee.

Generally, the stated minimum initial investment in the Fund is $50,000, which minimum may be reduced by the Fund in the sole discretion of the Adviser based on consideration of various factors, including the Investor's overall relationship with the Adviser, the Investor's holdings in other funds affiliated with the Adviser, and such other matters as the Adviser may consider relevant at the time.  From time to time, the Fund may sell additional Units to Eligible Investors.  The minimum additional investment in the Fund is $10,000.  For employees or directors of the Adviser and its affiliates, and members of their immediate families, and, in the sole discretion of the Adviser, attorneys or other professional advisors engaged on behalf of the Fund, and members of their immediate families, the minimum required initial investment in the Fund is $25,000.

To help the government fight terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify, and record information that identifies each Investor.  As a result, Investors will need to identify the name, address, date of birth, and other identifying information about the Investors.  If an Investor's identity cannot be verified, the Investor may be restricted from conducting additional transactions and/or have their investment liquidated.  In addition, any other action required by law will be taken.

REPURCHASES OF UNITS AND TRANSFERS

No Right of Redemption

No Investor or other person holding Units acquired from an Investor has the right to require the Fund to redeem any Units.  No public market for Units exists, and none is expected to develop in the future.  As a result, Investors may not be able to liquidate their investment other than through repurchases of Units by the Fund, as described below.

Repurchases of Units

The Fund may, from time to time, provide liquidity to Investors by offering to repurchase Units pursuant to written tenders by Investors.  Repurchases will be made at such times, in such amounts and on such terms as may be determined by the Board of Directors, in its sole discretion.  Investors tendering Units for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer, which will generally be approximately 75 days prior to the date that the Units to be repurchased are valued by the Fund.  Investors that elect to tender their Units in the Fund will not know the price at which such Units will be repurchased until such valuation date.

Since all or substantially all of the Fund's assets are invested in the Master Fund, the Fund will generally find it necessary to liquidate a portion of its Master Fund Interests in order to satisfy repurchase requests.  Because Master Fund Interests may not be transferred, the Fund may withdraw a portion of its Master Fund Interest only pursuant to repurchase offers by the Master Fund.  Therefore, the Fund does not expect to conduct a repurchase offer of Units unless the Master Fund contemporaneously conducts a repurchase offer for Master Fund Interests.

In determining whether the Fund should offer to repurchase Units, the Board of Directors will consider the recommendations of the Adviser as to the timing of such an offer, as well as a variety of operational, business and economic factors.  The Adviser anticipates that, generally, the Adviser will recommend to the Board that the Fund offer to repurchase Units from Investors on a quarterly basis, with such repurchases to occur as of each March 31, June 30, September 30 and December 31 (or, if any such date is not a business day, on the immediately preceding business day) (each such date is referred to as a "Tender Valuation Date").  The Adviser expects that, generally, it will recommend to the Board that each repurchase offer made during the calendar quarters (i.e., quarters ending March 31, June 30, September 30 and December 31) should apply to no more than 5% of the net assets of the Fund.  Each repurchase offer will generally commence approximately 100 days prior to the applicable Tender Valuation Date .

In determining whether to accept a recommendation to conduct a repurchase offer at any such time, the Board of Directors will consider the following factors, among others:

•	whether any Investors have requested to tender Units to the Fund;

•	the liquidity of the Fund's assets (including fees and costs, if any, associated with disposing of the Fund's interests in underlying Investment Funds);

•	the investment plans and working capital and reserve requirements of the Fund;

•	the relative economies of scale of the tenders with respect to the size of the Fund;

•	the history of the Fund in repurchasing Units;

•	the availability of information as to the value of the Fund's investments in underlying Investment Funds;

•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

•	any anticipated tax consequences to the Fund of any proposed repurchases of Units; and

•	the recommendations of the Adviser.

The Fund will repurchase Units from Investors pursuant to written tenders on terms and conditions that the Board of Directors determines to be fair to the Fund and to all Investors.  When the Board of Directors determines that the Fund will repurchase Units, notice will be provided to Investors describing the terms of the offer, containing information Investors should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate.  Investors deciding whether to tender their Units during the period that a repurchase offer is open may obtain the Fund's net asset value per unit by contacting the Adviser during the period.

If a repurchase offer is oversubscribed by Investors who tender Units, the Board may:  (i) increase the number of Units to be repurchased in accordance with Rule 13e-4 under the Exchange Act; (ii) extend the repurchase offer, if necessary, and increase the amount of Units that the Fund is offering to purchase; (iii) repurchase a pro rata portion of the Units tendered; or (iv) take any other action permitted by applicable law and the LLC Agreement.  As a result, in any particular repurchase offer, tendering Investors may not have all of their tendered Units repurchased by the Fund.  In addition, the Fund may repurchase Units of Investors if, among other reasons, the Board determines that such repurchase would be in the interests of the Fund.

Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of Units from Investors by the applicable repurchase offer deadline.

The Fund does not impose any charges in connection with repurchases of Units unless the Unit is held for less than one year.  A 2% early repurchase fee will be charged by the Fund with respect to any repurchase of Units from an Investor at any time prior to the day immediately preceding the one-year anniversary of the Investor's purchase of the Units.  The early repurchase fee will be retained by the Fund and will be for the benefit of the Fund's remaining Investors.  Units tendered for repurchase will be treated as having been repurchased on a "first in –first out" basis.  Units will be repurchased by the Fund after the Management Fee has been deducted from the Fund's assets as of the end of the quarter in which the repurchase occurs (i.e., the accrued Management Fee for the quarter in which Units are to be repurchased is deducted before effecting the repurchase).

In light of liquidity constraints associated with the Fund's investments in Investment Funds, each repurchase offer will generally commence approximately 100 days prior to the applicable Tender Valuation Date.  Tenders will be revocable upon written notice to the Fund up to 75 days prior to the Tender Valuation Date (such deadline for revocation being the "Expiration Date").  If a repurchase offer is extended, the Expiration Date will be extended accordingly.

Repurchases of Units by the Fund will be made in the form of non-interest bearing promissory notes.  Each tendering Investor will receive a promissory note in an amount equal to the net asset value of the Investor's Units.  Any promissory notes provided to Investors in payment for tendered Units will not be transferable.  The delivery of such promissory notes will generally be made promptly (within five business days) after the Tender Valuation Date.  Payment of substantially all of the promissory notes will be made as promptly as practicable after the applicable Tender Valuation Date.

If the Fund's repurchase procedures must be revised in order to comply with regulatory requirements, the Board of Directors will adopt modified procedures reasonably designed to provide Investors substantially the same liquidity for Units as would be available under the procedures described above.  The Fund may not be able to guarantee liquidity to Investors through repurchase offers, as the Master Fund may be limited in its ability to liquidate its holdings in Investment Funds to meet repurchase requests.  Repurchase offers principally will be funded by cash, cash equivalents or borrowings, as well as by the sale of certain liquid securities.  Accordingly, the Fund may need to suspend or postpone repurchase offers if it (or the Master Fund) is required to dispose of interests in Investment Funds and is not able to do so in a timely manner.

As described above, in certain circumstances the Board or the Master Fund Board may determine not to conduct a repurchase offer, or to conduct a repurchase offer of less than 5% of the Fund's or the Master Fund's net assets.  In particular, during periods of financial market stress, the Master Fund Board may determine that some or all of the Master Fund investments cannot be liquidated at their fair value, making a determination not to conduct repurchase offers more likely.

The Fund may be required to liquidate portfolio holdings earlier than the Adviser would have desired in order to meet the repurchase requests.  Such necessary liquidations may potentially result in losses to the Fund, and may increase the Fund's investment related expenses as a result of higher portfolio turnover rates.  The Adviser intends to take measures, subject to policies as may be established by the Board of Directors, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Units.  If the Fund borrows to finance repurchases, interest on that borrowing will negatively affect investors who do not tender their Units in a repurchase offer by increasing the Fund's expenses and reducing any net investment income.

An Investor tendering for repurchase only a portion of its Units must maintain an investment balance of at least $25,000 after the repurchase is effected.  If an Investor tenders an amount that would cause the Investor's investment balance to fall below the required minimum, the Fund reserves the right to reduce the amount to be repurchased from the Investor so that the required minimum balance is maintained.  The Fund may also repurchase all of the Investor's Units in the Fund.

The Fund may, at any time, repurchase from Investors involuntarily Units at their then net asset value in accordance with the LLC Agreement and Section 23 of the 1940 Act, and any applicable rules thereunder.  In the event that the Adviser or any of its affiliates holds Units in the capacity of an Investor, the Units may be tendered for repurchase in connection with any repurchase offer made by the Fund.

Offer to Contribute Units to a Special Purpose Vehicle ("SPV")

LLC Agreement.  Subject to applicable law, the LLC Agreement provides that if an Investor submits to the Fund a written request to commence a repurchase offer and the Fund does not commence a repurchase offer of at least 5% of the net assets of the Fund within a period of two years from the date of such written request, the Fund will thereafter offer to all then-current Investors the opportunity to remain in the Fund or elect to contribute their Units (and a corresponding portion of the net assets of the Fund) to an SPV that will seek to liquidate at least 90% of its assets within three full fiscal years of such contribution.

Repurchase Threshold.  Additionally, the Fund has established a minimum repurchase threshold (the "Repurchase Threshold") which shall be tested on a quarterly basis, and which shall be met if either of the following conditions is satisfied over the period encompassed by the most recent four fiscal quarters:

(1)	the Fund offers one quarterly repurchase of its Units in which all Units that were tendered by Investors are repurchased by the Fund; or

(2)	Units with an aggregate net asset value equal to at least 12% of the Fund's average net asset value over the period have been repurchased by the Fund.

If neither condition of the Repurchase Threshold has been satisfied over the most recent four fiscal quarters, the Fund may, subject to the determination of the Board of Directors, in its sole discretion, offer to then-current Investors the opportunity to contribute their Units (and a corresponding portion of the net assets of the Fund) to an SPV that will seek to liquidate its assets in the manner disclosed above.  If Investors do not elect to contribute their Units to an SPV, and instead choose to remain in the Fund, testing of the Repurchase Threshold will be suspended and will be resumed at the close of the fourth fiscal quarter-end following the Fund's offer.

The Repurchase Threshold does not guarantee that the Fund will offer to repurchase Units in any given quarter.  When the Fund does offer to repurchase Units, an Investor may not be able to liquidate all of its Units, either in response to that repurchase offer or over the course of several repurchase offers.  If Unit repurchase requests exceed the number of Units in the Fund's repurchase offer, the Fund may take one of the actions discussed above at "—Repurchases of Units."

SPVs.  The SPVs described herein will not bear any investment advisory or investment management fees, including the Adviser's Management Fee, after the three full fiscal year period.  In forming the SPV, the Adviser will contribute the requisite portion of the Master Fund's portfolio to the SPV in a fair and equitable manner, consistent with its fiduciary duties.

Transfers of Units

Units may be transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of an Investor or (ii) with the written consent of the Adviser, which may be withheld in its sole and absolute discretion and is expected to be granted, if at all, only in limited circumstances.  Notice to the Fund of any proposed transfer must include evidence satisfactory to the Fund that the proposed transfer is exempt from registration under the 1933 Act and that the proposed transferee meets any requirements imposed by the Fund with respect to Investor eligibility and suitability, including the requirement that any Investor at the time of purchase be an Eligible Investor, and must be accompanied by a properly completed Investor Application.

Each Investor and transferee is required to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such transfer.  If such a transferee does not meet the Investor eligibility requirements, the Fund reserves the right to repurchase the Units transferred.

By purchasing Units of the Fund, each Investor has agreed to indemnify and hold harmless the Fund, the Master Fund, the Directors, the Adviser, each other Investor and any affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses, including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement, joint or several, to which such persons may become subject by reason of or arising from any transfer made by such Investor in violation of these provisions or any misrepresentation made by such Investor in connection with any such transfer.

CALCULATION OF NET ASSET VALUE

Each of the Fund and the Master Fund calculates its net asset value as of the close of business on the last business day of each calendar month, each date that a Unit is offered or repurchased, as of the date of any distribution and at such other times as the Board shall determine (each, a "Determination Date").  In determining its net asset value, each of the Fund and the Master Fund values its investments as of the relevant Determination Date.  The net asset value of the Fund equals, unless otherwise noted, the value of the total assets of the Fund, less all of its liabilities, including accrued fees and expenses, each determined as of the relevant Determination Date.  The net asset values of the Class A Units and Class I Units are calculated separately based on the fees and expenses applicable to each Class.  The net asset values of Class A Units and Class I Units will vary over time as a result of the differing fees and expenses applicable to each Class of Units and different initial offering prices.  The net asset value of the Master Fund equals, unless otherwise noted, the value of the assets of the Master Fund, less all of its liabilities, including accrued fees and expenses.

Because the Fund invests all or substantially all of its assets in the Master Fund, the value of the assets of the Fund depends on the value of its pro rata interest in the Master Fund investments.  The Adviser oversees the valuation of the Fund's investments on behalf of the Fund and the valuation of the Master Fund investments on behalf of the Master Fund.  The Board and the Master Fund Board have approved valuation procedures for the Fund and the Master Fund, which are in substance identical (the "Valuation Procedures").

The Valuation Procedures provide that the Master Fund will value its investments in Investment Funds and direct private equity investments at fair value.  The fair value of such investments as of each Determination Date ordinarily will be the carrying amount (book value) of the Master Fund's interest in such investments as determined by reference to the most recent balance sheet, statement of capital account or other valuation provided by the relevant Investment Fund Manager as of or prior to the relevant Determination Date; provided that such values will be adjusted for any other relevant information available at the time the Master Fund values its portfolio, including capital activity and material events occurring between the reference dates of the Investment Fund Manager's valuations and the relevant Determination Date.

A meaningful input in the Adviser's Valuation Procedures will be the valuations provided by Carlyle.  The valuation of Carlyle investments is performed in accordance with Topic 820 – Fair Value Measurements and Disclosures.  Generally, Carlyle values its investments at their market price if market quotations are readily available, with a discount in the case of restricted securities.  In the absence of observable market prices, Carlyle values its investments using valuation methodologies applied on a consistent basis.  For some investments little market activity may exist.  Carlyle management's determination of fair value is then based on the best information available in the circumstances and may incorporate management's own assumptions and involves a significant degree of judgment, taking into consideration a combination of internal and external factors, including the appropriate risk adjustments for nonperformance and liquidity risks.  Investments for which market prices are not observable include private investments in the equity of operating companies, real estate properties or certain debt positions.

The actual realized returns on Carlyle's unrealized investments will depend on, among other factors, future operating results, the value of the assets and market conditions at the time of disposition, any related transaction costs and the timing and manner of sale, all of which may differ from the assumptions on which the Carlyle valuations are based.

In reviewing the valuations provided by Investment Fund Managers, the Valuation Procedures require the consideration of all relevant information reasonably available at the time the Master Fund values its portfolio.  The Adviser will consider such information, and may conclude in certain circumstances that the information provided by the Investment Fund Manager does not represent the fair value of a particular Investment Fund or direct private equity investment.  In accordance with the Valuation Procedures, the Adviser will consider whether it is appropriate, in light of all relevant circumstances, to value such interests based on the net asset value reported by the relevant Investment Fund Manager, or whether to adjust such value to reflect a premium or discount to such net asset value.  Any such decision will be made in good faith, and subject to the review and supervision of the Master Fund Board.

For example, Investment Fund Managers may value investments in Portfolio Companies and direct private equity investments at cost.  The Valuation Procedures provide that, where cost is determined to best approximate the fair value of the particular security under consideration, the Adviser may approve such valuations.  In other cases, the Adviser may be aware of sales of similar securities to third parties at materially different prices, or of other circumstances indicating that cost may not approximate fair value (which could include situations where there are no sales to third parties).  In such cases, the Master Fund's investment will be revalued in a manner that the Adviser, in accordance with the Valuation Procedures, determines in good faith best approximates market value.  The Master Fund Board will be responsible for ensuring that the Valuation Procedures are fair to the Master Fund and consistent with applicable regulatory guidelines.

Notwithstanding the above, Investment Fund Managers unaffiliated with Carlyle may adopt a variety of valuation bases and provide differing levels of information concerning Investment Funds and direct private equity investments, and there will generally be no liquid markets for such investments.  Consequently, there are inherent difficulties in determining the fair value that cannot be eliminated.  None of the Master Fund Board, the Board or the Adviser will be able to confirm independently the accuracy of valuations provided by any Investment Fund Managers (which are generally unaudited).

To the extent the Fund or the Master Fund holds securities or other instruments that are not investments in Investment Funds or direct private equity investments, the Fund or the Master Fund, as applicable, will generally value such assets as described below.  Securities traded on one or more of the U.S. national securities exchanges, the Nasdaq Stock Market or any foreign stock exchange will be valued at the last sale price or the official closing price on the exchange or system where such securities are principally traded for the business day as of the relevant Determination Date.  If no sale or official closing price of particular securities are reported on a particular day, the securities will be valued at the closing bid price for securities held long, or the closing ask price for securities held short, or if a closing bid or ask price, as applicable, is not available, at either the exchange or system-defined closing price on the exchange or system in which such securities are principally traded.  Over-the-counter securities not quoted on the Nasdaq Stock Market will be valued at the last sale price on the relevant Determination Date or, if no sale occurs, at the last bid price, in the case of securities held long, or the last ask price, in the case of securities held short, at the time net asset value is determined.  Equity securities for which no prices are obtained under the foregoing procedures, including those for which a pricing service supplies no exchange quotation or a quotation that is believed by the Adviser not to reflect the market value, will be valued at the bid price, in the case of securities held long, or the ask price, in the case of securities held short, supplied by one or more dealers making a market in those securities or one or more brokers, in accordance with the Valuation Procedures.

Fixed-income securities with a remaining maturity of 60 days or more for which accurate market quotations are readily available will normally be valued according to dealer-supplied bid quotations or bid quotations from a recognized pricing service.  Fixed-income securities for which market quotations are not readily available or are believed by the Adviser not to reflect market value will be valued based upon broker-supplied quotations in accordance with the Valuation Procedures, provided that if such quotations are unavailable or are believed by the Adviser not to reflect market value, such fixed-income securities will be valued at fair value in accordance with the Valuation Procedures, which may include the utilization of valuation models that take into account spread and daily yield changes on government securities in the appropriate market (e.g., matrix pricing). High quality investment grade debt securities (e.g., treasuries, commercial paper, etc.) with a remaining maturity of 60 days or less are valued by the Adviser at amortized cost, which the Board and the Master Fund Board have determined to approximate fair value.  All other instruments held by the Master Fund will be valued in accordance with the Valuation Procedures.

If no price is obtained for a security in accordance with the foregoing, because either an external price is not readily available or such external price is believed by the Adviser not to reflect the market value, the Adviser will make a determination in good faith of the fair value of the security in accordance with the Valuation Procedures.  In general, fair value represents a good faith approximation of the current value of an asset and will be used when there is no public market or possibly no market at all for the asset.  The fair values of one or more assets may not be the prices at which those assets are ultimately sold and the differences may be significant.

Assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars using foreign exchange rates provided by a recognized pricing service.

The Adviser and its affiliates act as investment advisers to other clients that may invest in securities for which no public market price exists.  Valuation determinations by the Adviser or its affiliates for other clients may result in different values than those ascribed to the same security owned by the Fund or the Master Fund.  Consequently, the fees charged to the Fund or the Master Fund may be different than those charged to other clients, since the method of calculating the fees takes the value of all assets, including assets carried at different valuations, into consideration.

Expenses of the Master Fund, including the Management Fee, are accrued on a monthly basis on the Determination Date and taken into account for the purpose of determining the Master Fund's net asset value.  Similarly, expenses of the Fund are accrued on a monthly basis on the Determination Date and taken into account for the purpose of determining the Fund's net asset value.

Prospective investors should be aware that situations involving uncertainties as to the value of portfolio positions could have an adverse effect on the Master Fund's net asset value and the Fund if the judgments of the Master Fund Board, the Board, the Adviser, or the Investment Fund Managers regarding appropriate valuations should prove incorrect.  Additionally, Investment Fund Managers will generally only provide determinations of the net asset value of Investment Funds periodically, in which event it may not be possible to determine the Master Fund's net asset value, and therefore the Fund's net asset value, more frequently.

CERTAIN TAX CONSIDERATIONS

All Investors and potential Investors are hereby informed that (i) any tax advice contained in this Confidential Memorandum is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties under the Code, (ii) any such advice is written to support the promotion or marketing of the transactions or matters addressed in this Confidential Memorandum, and (iii) each Investor and potential Investor should seek advice based on its particular circumstances from an independent tax advisor.

The following is a summary of certain U.S. federal income tax considerations relevant to the acquisition, holding and disposition of Units.  This discussion offers only a brief outline of the federal income tax consequences of investing in the Fund and is based upon present provisions of the Code, the regulations promulgated thereunder, and judicial and administrative ruling authorities, all of which are subject to change, which change may be retroactive.  The discussion is limited to persons who hold their Units as capital assets for federal income tax purposes.  This summary does not address all of the federal income tax consequences that may be relevant to a particular Investor or to Investors who may be subject to special treatment under federal income tax laws.  No ruling has been or will be obtained from the Internal Revenue Service (the "IRS") regarding any matter relating to the Fund, the Master Fund, the Units or the Master Fund Interests.  No assurance can be given that the IRS would not assert a position contrary to any of the tax aspects described below.  The discussion set forth herein does not constitute tax advice.  Investors must consult their own tax advisors as to the federal income tax consequences of the acquisition, holding and disposition of Units of the Fund, as well as the effects of state, local and non-U.S. tax laws

UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND'S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF BOTH THE FUND AND THE MASTER FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND'S OR THE MASTER FUND'S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).

Qualification as a Regulated Investment Company; Tax Treatment

The Adviser expects that the Fund will qualify for treatment as a RIC under the Code.

To qualify as a RIC, the Fund must, among other things:  (a) derive in each taxable year (the "gross income test") at least 90% of its gross income from (i) dividends, interest, payments with respect to certain securities loans, and gains from the sale or other disposition of stocks, securities or foreign currencies, or other income (including but not limited to gains from options, futures or forward contracts) derived with respect to its business of investing in such stocks, securities or currencies, and (ii) net income from interests in "qualified publicly traded partnerships" (as defined in the Code) (all such income items, "qualifying income"); and (b) diversify its holdings (the "asset diversification test") so that, at the end of each quarter of the taxable year, (i) at least 50% of the value of the Fund's total assets is represented by cash and cash items (including receivables), U.S. Government securities, the securities of other RICs and other securities, with such other securities of any one issuer limited for the purposes of this calculation to an amount not greater than 5% of the value of the Fund's total assets and not greater than 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% (the "25% test") of the value of its total assets is invested in the securities (other than U.S. Government securities or the securities of other RICs) of a single issuer, two or more issuers that the Fund controls and that are engaged in the same, similar or related trades or businesses or one or more "qualified publicly traded partnerships" (as defined in the Code).

For the purpose of determining whether the Fund satisfies the gross income test, the character of the Fund's distributive share of items of income, gain and loss derived through the Master Fund (which, as discussed below, is intended to be classified as a partnership for U.S. federal income tax purposes) and any Investment Funds that are properly treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships) generally will be determined as if the Fund realized such tax items in the same manner as realized by those Investment Funds.  Similarly, for the purpose of the asset diversification test, the Fund, in appropriate circumstances, will "look through" to the assets held by the Master Fund and such Investment Funds.  Further, for purposes of applying the 25% test, the Fund generally will be required to take into account a proportion of the securities held by any Investment Fund or other entity, in each case, that is treated as a corporation for U.S. federal income tax purposes and in which the Fund owns a 20% or greater voting interest.

A RIC that fails the gross income test for a taxable year shall nevertheless be considered to have satisfied the test for such year if (i) the RIC satisfies certain procedural requirements, and (ii) the RIC's failure to satisfy the gross income test is due to reasonable cause and not due to willful neglect.  However, in such case, a tax is imposed on the RIC for the taxable year in which, absent the application of the above cure provision, it would have failed the gross income test equal to the amount by which the RIC's non-qualifying gross income exceeds one-ninth of the RIC's qualifying gross income, each as determined for purposes of applying the gross income test for such year.

A RIC that fails the asset diversification test as of the end of a quarter shall nevertheless be considered to have satisfied the test as of the end of such quarter in the following circumstances.  If the RIC's failure to satisfy the asset diversification test at the end of the quarter is due to the ownership of assets the total value of which does not exceed the lesser of (i) one percent of the total value of the RIC's assets at the end of such quarter and (ii) $10,000,000 (a "de minimis failure"), the RIC shall be considered to have satisfied the asset diversification test as of the end of such quarter if, within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of assets in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.

In the case of a failure to satisfy the asset diversification test at the end of a quarter under circumstances that do not constitute a de minimis failure, a RIC shall nevertheless be considered to have satisfied the asset diversification test as of the end of such quarter if (i) the RIC satisfies certain procedural requirements; (ii) the RIC's failure to satisfy the asset diversification test is due to reasonable cause and not due to willful neglect; and (iii) within six months of the last day of the quarter in which the RIC identifies that it failed the asset diversification test (or such other prescribed time period), the RIC either disposes of the assets that caused the asset diversification failure in order to satisfy the asset diversification test, or otherwise satisfies the asset diversification test.  However, in such case, a tax is imposed on the RIC, at the highest stated corporate income tax rate, on the net income generated by the assets that caused the RIC to fail the asset diversification test during the period for which the asset diversification test was not met.  In all events, however, such tax will not be less than $50,000.

If before the end of any quarter of its taxable year, the Fund believes that it may fail the asset diversification test, the Fund may seek to take certain actions to avert such a failure.  However, the action frequently taken by RICs to avert such a failure, the disposition of non-diversified assets, may be difficult for the Fund to pursue because of the limited liquidity of the interests in the Investment Funds.  While general cure provisions apart from those discussed above afford the Fund a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Fund's ability to do so may limit utilization of this cure period and, possibly, the extended cure period discussed above.

As a RIC, the Fund generally will not be subject to U.S. federal income tax on its investment company taxable income (which includes, among other items, dividends, interest and net short-term capital gains in excess of net long-term capital losses, but determined without regard to the deduction for dividends paid) and net capital gains (the excess of net long-term capital gains over net short-term capital losses), if any, that it distributes to Investors, provided that it distributes at least 90% of the sum of its investment company taxable income and any net tax-exempt income for such taxable year.  The Fund intends to distribute to its Investors, at least annually, substantially all of its investment company taxable income, net tax-exempt income, and net capital gains.  Amounts not distributed on a timely basis in accordance with a calendar year distribution requirement, described below, are subject to a nondeductible 4% excise tax.  To prevent imposition of the excise tax, the Fund generally must distribute during each calendar year an amount at least equal to the sum of (1) 98% of its ordinary income (not taking into account any capital gains or losses), generally determined on a calendar year basis, (2) 98.2% of its capital gain net income, determined under prescribed rules for this purpose (which is generally determined on the basis of the one-year period ending on October 31st of such year), and (3) any ordinary income and capital gain net income from previous years that was not distributed during those years and on which the Fund paid no U.S. federal income tax.  The Fund generally intends to make distributions sufficient to avoid imposition of the excise tax, although there can be no assurance that it will be able to do so.

If the Fund does not qualify as a RIC, it will be treated for tax purposes as an ordinary corporation.  In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to Investors.  In addition, all distributions (including distributions of net capital gain) would be taxed to their recipients as dividend income to the extent of the Fund's current and accumulated earnings and profits.

Distributions

The Fund will ordinarily declare and pay dividends from its net investment income and distribute net realized capital gains, if any, once a year.  The Fund, however, may make distributions on a more frequent basis to comply with the distribution requirements of the Code, in all events in a manner consistent with the provisions of the 1940 Act.

Dividends from net investment income and net short-term capital gain generally will be taxable as ordinary income (which generally cannot be offset with capital losses from other sources), and, to the extent attributable to dividends from U.S. corporations, may be eligible for a dividends-received deduction for Investors that are corporations.  Further, to the extent the dividends are attributable to dividends from U.S. corporations and certain foreign corporations, such dividends may, in certain cases, be eligible for treatment as "qualified dividend income," which is subject to tax at rates equivalent to long-term capital gain tax rates, by Investors that are individuals.  Distributions from net capital gain (which is the excess of net long-term capital gain over net short-term capital loss) will be taxable as long-term capital gain, regardless of how long Units have been held by the Investor, and will not be eligible for the dividends-received deduction or treatment as "qualified dividend income."  Distributions by the Fund that are or are considered to be in excess of the Fund's current and accumulated earnings and profits for the relevant period will reduce the adjusted tax basis of your Units (but not below zero) and, to the extent in excess of your tax basis, will be treated as gain from the "sale or exchange" of your Units, as discussed below.  Any such distributions that reduce the adjusted tax basis of your Units represent a return of capital and, as such, will not be subject to tax at the time of the distribution.  Such distributions, because they reduce the adjusted tax basis of your Units, will result in an increase in the amount of income or gain (or decrease in the amount of loss) that you recognize for tax purposes upon the disposition of your Units or upon certain subsequent distributions in respect of such Units.  Any distributions representing a return of capital, therefore, may cause you to pay higher taxes at a later date.

An additional 3.8% tax is applicable in respect of the net investment income of certain individuals and the undistributed net investment income of certain estates and trusts.  For these purposes, "net investment income" generally includes, among other things, dividends (including dividends paid with respect to Units of the Fund to the extent paid out of the Fund's current or accumulated earnings and profits as determined under U.S. federal income tax principles) and net gain attributable to the disposition of property not held in a trade or business (which could include net gain from the sale, exchange or other taxable disposition of Units), but is reduced by any deductions properly allocable to such income or net gain.  Investors are advised to consult their own tax advisors regarding the additional taxation of net investment income.

The tax treatment of dividends and capital gain distributions will be the same whether the Investor takes them in cash or reinvests them to buy additional Units.

The Fund may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained.  In such case, it may report the retained amount as undistributed capital gains to its Investors, who will be treated as if each Investor received a distribution of his or her pro rata share of such gain, with the result that each Investor will (i) be required to report his or her pro rata share of such gain on his or her tax return as long-term capital gain, (ii) receive a refundable tax credit for his or her pro rata share of tax paid by the Fund on the gain, and (iii) increase the tax basis for his or her Units by an amount equal to the deemed distribution less the tax credit.

Income from Repurchases and Transfers of Units

A repurchase of Units by the Fund will be a taxable transaction for federal income tax purposes, either as a "sale or exchange," or, under certain circumstances, as a "dividend."  In general, the transaction should be treated as a sale or exchange of the Units if the receipt of cash results in a meaningful reduction in the Investor's proportionate interest in the Fund or results in a "complete redemption" of the Investor's Units, in each case applying certain constructive ownership rules.

If the repurchase of an Investor's Units qualifies for sale or exchange treatment, the Investor will recognize gain or loss equal to the difference between the amount received in exchange for the repurchased Units and the adjusted tax basis of those Units.  Such gain or loss will be capital gain or loss if the repurchased Units were held by the Investor as capital assets, and generally will be treated as long-term capital gain or loss if the repurchased Units were held, or are treated as having been held, by the Investor for more than one year, or as short-term capital gain or loss if the repurchased Units were held, or are treated as having been held, by the Investor for one year or less.  However, if the Investor received any long-term capital gain distributions in respect of the repurchased Units (including, for this purpose, amounts credited as undistributed capital gains in respect of those Units) and held (or is treated as having been held) the repurchased Units for six months or less, any loss realized by the Investor upon the repurchase will be treated as long-term capital loss to the extent that it offsets the long-term capital gain distributions.

Notwithstanding the foregoing, any capital loss realized by an Investor will be disallowed to the extent the Units repurchased by the Fund are replaced (including through reinvestment of dividends) with substantially similar Units within a period of 61 days beginning 30 days before and ending 30 days after the repurchase of the Units.  If disallowed, the loss will be reflected in an upward adjustment to the basis of the Units acquired.  The deductibility of capital losses is subject to statutory limitations.

If the repurchase of an Investor's Units does not qualify for sale or exchange treatment, the Investor may be treated as having received, in whole or in part, a taxable dividend, a tax-free return of capital or taxable capital gain, depending on (i) whether the Fund has sufficient earnings and profits to support a dividend and (ii) the Investor's tax basis in the relevant Units.  The tax basis in the Units repurchased by the Fund, to the extent remaining after any dividend and return of capital distribution with respect to those Units, will be transferred to any remaining Units held by the Investor.

The Fund generally will be required to report to the IRS and each Investor the cost basis and holding period for each respective Investor's Units repurchased by the Fund.  The Fund has elected the average cost method as the default cost basis method for purposes of this requirement.  If an Investor wishes to accept the average cost method as its default cost basis calculation method in respect of Units in its account, the Investor does not need to take any additional action.  If, however, an Investor wishes to affirmatively elect an alternative cost basis calculation method in respect of its Units, the Investor must contact the Fund's administrator to obtain and complete a cost basis election form.  The cost basis method applicable to a particular Unit repurchase may not be changed after the valuation date established by the Fund in respect of that repurchase.  Investors should consult their tax advisors regarding their cost basis reporting options and to obtain more information about how the cost basis reporting rules apply to them

A sale of Units, other than in the context of a repurchase of Units by the Fund, generally will have the same tax consequences as described above in respect of a Unit repurchase that qualifies for "sale or exchange" treatment.

If an Investor recognizes a loss with respect to Units in excess of certain prescribed thresholds (generally, $2 million or more for an individual Investor or $10 million or more for a corporate Investor), the Investor must file with the IRS a disclosure statement on Form 8886.  Direct investors of portfolio securities are in many cases excepted from this reporting requirement, but, under current guidance, equity owners of RICs are not excepted.  The fact that a loss is reportable as just described does not affect the legal determination of whether the taxpayer's treatment of the loss is proper.  Investors should consult their tax advisors to determine the applicability of this reporting requirement in light of their particular circumstances.

Other Considerations

There is a possibility that the Fund may from time to time be considered under the Code to be a nonpublicly offered regulated investment company.  Under Temporary regulations, certain expenses of nonpublicly offered regulated investment companies, including the Management Fee, may not be deductible by certain Investors, generally including individuals and entities that compute their taxable income in the same manner as individuals (thus, for example, a qualified pension plan would not be subject to this rule).  Such an Investor's pro rata portion of the affected expenses will be treated as an additional dividend to the Investor and will be deductible by the Investor, subject to the 2% "floor" on miscellaneous itemized deductions and other limitations on itemized deductions set forth in the Code.  A "nonpublicly offered regulated investment company" is a RIC whose equity interests are neither (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, nor (iii) held by at least 500 persons at all times during the taxable year.

Fund Investments

As discussed elsewhere in this Confidential Memorandum, the Fund invests substantially all of its assets in the Master Fund.  It is intended that the Master Fund will be treated as a partnership for U.S. federal income tax purposes, and not as an association or "publicly traded partnership" taxable as a corporation.  The Master Fund invests a portion of its assets in Investment Funds, some of which may be classified as partnerships for U.S. federal income tax purposes.

An entity that is properly classified as a partnership (and not an association or publicly traded partnership taxable as a corporation) is not itself subject to federal income tax.  Instead, each partner of the partnership is required to take into account its distributive share of the partnership's net capital gain or loss, net short-term capital gain or loss, and its other items of ordinary income or loss (including all items of income, gain, loss and deduction allocable to that partnership from investments in other partnerships) for each taxable year of the partnership ending with or within the partner's taxable year.  Each such item will have the same character to a partner, and will generally have the same source (either United States or foreign), as though the partner realized the item directly.  Partners of a partnership must report these items regardless of the extent to which, or whether, the partnership or the partners receive cash distributions for such taxable year.  Accordingly, the Fund may be required to recognize items of taxable income and gain prior to the time that any corresponding cash distributions are made to or by the Master Fund and certain Investment Funds (including in circumstances where investments by the Investment Funds, such as investments in debt instrument with "original issue discount," generate income prior to a corresponding receipt of cash).  In such case, the Fund and/or the Master Fund may have to dispose of assets, including interests in Investment Funds, that it might otherwise have continued to hold in order to generate cash so that the Fund may satisfy the RIC distribution requirements.  Similarly, the Master Fund may have to dispose of interests in Investment Funds that it would otherwise have continued to hold, or devise other methods of cure, to the extent certain Investment Funds earn income of a type that is not qualifying income for purposes of the gross income test or hold assets that could cause the Fund not to satisfy the RIC asset diversification test.

UNLESS OTHERWISE INDICATED, REFERENCES IN THIS DISCUSSION TO THE FUND'S INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS, INCLUDE THE DIRECT INVESTMENTS, ACTIVITIES, INCOME, GAIN AND LOSS OF BOTH THE FUND AND THE MASTER FUND, AS WELL AS THOSE INDIRECTLY ATTRIBUTABLE TO THE FUND AS A RESULT OF THE FUND'S OR THE MASTER FUND'S INVESTMENT IN ANY INVESTMENT FUND (OR OTHER ENTITY) THAT IS PROPERLY CLASSIFIED AS A PARTNERSHIP OR DISREGARDED ENTITY FOR U.S. FEDERAL INCOME TAX PURPOSES (AND NOT AN ASSOCIATION OR PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION).

Ordinarily, gains and losses realized from portfolio transactions will be treated as capital gains and losses.  However, a portion of the gain or loss realized from the disposition of foreign currencies (including foreign currency denominated bank deposits) and non-U.S. dollar denominated securities (including debt instruments and certain futures or forward contracts and options) may be treated as ordinary income or loss.  Similarly, gains or losses attributable to fluctuations in exchange rates that occur between the time the Fund accrues interest or other receivables or accrues expenses or other liabilities denominated in a foreign currency and the time such receivables are collected or the time that the liabilities are paid may be treated as ordinary income or loss.  In addition, all or a portion of any gains realized from the sale or other disposition of certain market discount bonds will be treated as ordinary income.  Finally, all or a portion of the gain realized from engaging in "conversion transactions" (generally including certain transactions designed to convert ordinary income into capital gain) may be treated as ordinary income.

The Fund (through the Master Fund) may invest in certain Investment Funds through a wholly-owned domestic entity that is taxable as a corporation for U.S. federal income tax purposes, particularly in cases where doing so would facilitate compliance with the RIC gross income test in relation to the income earned in respect of those Investment Funds.  While using such corporate structure may expand the category of assets to which the Fund can gain investment exposure, the returns earned through such structure will be reduced on account of U.S. federal income taxes payable by the applicable corporate entity in respect of its net income.

Hedging and Derivative Transactions

Gain or loss, if any, realized from certain financial futures or forward contracts and options transactions ("Section 1256 contracts") generally is treated as 60% long-term capital gain or loss and 40% short-term capital gain or loss.  Gain or loss will arise upon exercise or lapse of Section 1256 contracts.  In addition, any Section 1256 contracts remaining unexercised at the end of the holder's taxable year are treated as sold for their then fair market value, resulting in the recognition of gain or loss characterized in the manner described above.

Offsetting positions held by the Fund, or the Investment Funds, involving certain financial futures or forward contracts or options transactions with respect to actively traded personal property may be considered, for tax purposes, to constitute "straddles."  In addition, investments by the Fund in particular combinations of Investment Funds may also be treated as a "straddle."  To the extent the straddle rules apply to positions established by the Fund, or the Investment Funds, losses realized by the Fund may be deferred to the extent of unrealized gain in the offsetting positions.  Further, short-term capital loss on straddle positions may be recharacterized as long-term capital loss, and long-term capital gains on straddle positions may be treated as short-term capital gains or ordinary income.  Certain of the straddle positions held by the Fund, or the Investment Funds, may constitute "mixed straddles."  One or more elections may be made in respect of the federal income tax treatment of "mixed straddles," resulting in different tax consequences.  In certain circumstances, the provisions governing the tax treatment of straddles override or modify certain of the provisions discussed above.

If the Fund, or possibly an Investment Fund, either (1) holds an appreciated financial position with respect to stock, certain debt obligations or partnership interests ("appreciated financial position"), and then enters into a short sale, futures, forward, or offsetting notional principal contract (collectively, a "Contract") with respect to the same or substantially identical property, or (2) holds an appreciated financial position that is a Contract and then acquires property that is the same as, or substantially identical to, the underlying property, the Fund generally will be taxed as if the appreciated financial position were sold at its fair market value on the date the Fund, or such Investment Fund, enters into the financial position or acquires the property, respectively.  The foregoing will not apply, however, to any transaction during any taxable year that otherwise would be treated as a constructive sale if the transaction is closed within 30 days after the end of that year and the appreciated financial position is held unhedged for 60 days after that closing (i.e., at no time during that 60-day period is the risk of loss relating to the appreciated financial position reduced by reason of certain specified transactions with respect to substantially identical or related property, such as by reason of an option to sell, being contractually obligated to sell, making a short sale, or granting an option to buy substantially identical stock or securities).

If the Fund, or possibly an Investment Fund, enters into certain derivatives (including forward contracts, long positions under notional principal contracts, and related puts and calls) with respect to equity interests in certain pass-thru entities (including other RICs, real estate investment trusts, partnerships, real estate mortgage investment conduits and certain trusts and foreign corporations), long-term capital gain with respect to the derivative may be recharacterized as ordinary income to the extent it exceeds the long-term capital gain that would have been realized had the interest in the pass-thru entity been held directly during the term of the derivative contract.  Any gain recharacterized as ordinary income will be treated as accruing at a constant rate over the term of the derivative contract and may be subject to an interest charge.  The Treasury has authority to issue regulations expanding the application of these rules to derivatives with respect to debt instruments and/or stock in corporations that are not pass-thru entities.

Passive Foreign Investment Companies

The Fund may indirectly hold equity interests in non-U.S. Investment Funds and/or non-U.S. Portfolio Companies that may be treated as "passive foreign investment companies" (each, a "PFIC").  The Fund may be subject to U.S. federal income tax, at ordinary income rates, on a portion of any "excess distribution" or gain from the disposition of such interests even if such income is distributed as a taxable dividend by the Fund to its Investors.  Additional charges in the nature of interest may be imposed on the Fund in respect of deferred taxes arising from such distributions or gains.  If an election is made to treat the PFIC as a "qualified electing fund" under the Code (a "QEF"), then the Fund would be required, in lieu of the foregoing requirements, to include in income each year a portion of the QEF's ordinary earnings and net capital gain (at ordinary income and capital gains rates, respectively), even if not distributed to the Fund.  If the QEF incurs losses for a taxable year, these losses will not pass through to the Fund and, accordingly, cannot offset other income and/or gains of the Fund.  The QEF election may not be able to be made with respect to many PFICs because of certain requirements that the PFICs themselves would have to satisfy.  Alternatively, in certain cases, an election can be made to mark-to-market at the end of each taxable year the shares in a PFIC.  In this case, the Fund would recognize as ordinary income its share of any increase in the value of such shares, and as ordinary loss its share of any decrease in such value, to the extent it did not exceed its share of prior increases in income.  Under either election, the Fund might be required to recognize income in excess of its distributions from PFICs and its proceeds from dispositions of PFIC stock during the applicable year and such income would nevertheless be subject to the distribution requirement and would be taken into account under prescribed timing rules for purposes of the 4% excise tax (described above).  Dividends paid by PFICs will not be treated as "qualified dividend income."  In certain cases, neither the Fund nor the Master Fund will be the party legally permitted to make the QEF election or the mark-to-market election in respect of indirectly held PFICs and, in such cases, will not have control over whether the party within the chain of ownership that is legally permitted to make the QEF or mark-to-market election will do so.

Foreign Taxes

The Fund's investment in non-U.S. stocks or securities may be subject to withholding and other taxes imposed by countries outside the United States.  In that case, the Fund's yield on those stocks or securities would be decreased.  Tax conventions between certain countries and the United States may reduce or eliminate such taxes.  If more than 50% of the Fund's assets at year-end consists of the stock or securities of foreign corporations, the Fund may elect to permit its Investors to claim a credit or deduction on their income tax returns for their pro rata portion of qualified taxes paid or deemed paid by the Fund to foreign countries in respect of foreign stock or securities the Fund has held for at least the minimum period specified in the Code.  In such a case, Investors of the Fund will include in gross income from foreign sources their pro rata shares of such taxes.  The Fund does not expect to meet the requirements to make the election described above in respect of the treatment of foreign taxes.

Backup Withholding

The Fund may be required to withhold, for U.S. federal income taxes, a portion of all taxable dividends and repurchase proceeds payable to Investors who fail to provide the Fund with their correct taxpayer identification numbers (TINs) or who otherwise fail to make required certifications, or if the Fund or the Investor has been notified by the IRS that such Investor is subject to backup withholding.  Certain Investors specified in the Code and the Treasury regulations promulgated thereunder are exempt from backup withholding, but may be required to provide documentation to establish their exempt status.  Backup withholding is not an additional tax.  Any amounts withheld will be allowed as a refund or a credit against the Investor's federal income tax liability if the appropriate information is provided to the IRS.  Failure by an Investor to furnish a certified TIN to the Fund could subject the Investor to a $50 penalty imposed by the IRS.

Tax-Exempt Investors

Under current law, the Fund serves to "block" (that is, prevent the attribution to Investors of) unrelated business taxable income ("UBTI") from being realized by its tax-exempt Investors (including, among others, individual retirement accounts, 401(k) accounts, Keogh plans, pension plans and certain charitable entities).  Notwithstanding the foregoing, a tax-exempt Investor could realize UBTI by virtue of its investment in Units of the Fund if the tax-exempt Investor borrows to acquire its Units.  A tax-exempt Investor may also recognize UBTI if the Fund were to recognize "excess inclusion income" derived from direct or indirect investments in residual interests in real estate mortgage investment conduits or taxable mortgage pools.  If a charitable remainder annuity trust or a charitable remainder unitrust (each as defined in Section 664 of the Code) has UBTI for a taxable year, a 100% excise tax on the UBTI is imposed on the trust.

The Hiring Incentives to Restore Employment Act, P.L. 111-147 (the "HIRE Act")

Under the Foreign Account Tax Compliance provisions of the HIRE Act, certain payments of U.S. source interest, dividends, and other fixed or determinable annual or periodical gains, profits and income, as well as gross proceeds from the sale or disposition of property of a type that can produce U.S. source dividends or interest (all such payments, "withholdable payments"), which are made to a "foreign financial institution" (which term may include certain non-U.S. Investment Funds and certain non-U.S. Portfolio Companies) may be subject to a 30% withholding tax, if the foreign financial institution does not, among other things, comply, under an agreement with the Secretary of the U.S. Treasury or his/her delegate or the terms of an applicable intergovernmental agreement, with prescribed due diligence requirements necessary to determine which of its accounts (including equity interests in the foreign financial institution) are held by specified United States persons or United States owned foreign entities (such accounts, "United States accounts"), and prescribed reporting requirements in respect of its United States accounts.  Further, a 30% withholding tax may apply in respect of "passthru payments" made by a foreign financial institution to certain account holders that do not comply with reasonable information requests aimed at enabling the foreign financial institution to identify its United States accounts and meet applicable reporting obligations.  The HIRE Act will further impose a 30% withholding tax on certain payments to non-financial foreign entities.  The scope of the applicable provisions of the HIRE Act are not entirely clear and no assurance can be given that some or all of the income of the Fund, the Master Fund, any Investment Fund, any Portfolio Company and/or certain of the Fund's Investors will not be subject to any of the above described withholding taxes or that information will not be required to be reported to the IRS or any other person in respect of an Investor's interest in the Fund.

To comply with the requirements of the HIRE Act, the Fund may, in appropriate circumstances, require Investors to provide information and tax documentation regarding their direct and indirect owners, and Investors will be required to waive the application of any non-U.S. laws which, but for such waiver, would prevent the Fund or any other person or entity from reporting information in respect of United States accounts in accordance with the applicable provisions of the HIRE Act or any agreement described in Section 1471(b) of the Code (and, if necessary to effectuate the information reporting contemplated by the HIRE Act, Investors will be required to obtain similar waivers from their direct and indirect owners).

The Treasury and the IRS have provided for a phased-in implementation of these provisions.  For example, while the above-described withholding obligations with respect to certain payments of U.S. source interest, dividends, and other fixed or determinable annual or periodical gains, profits and income are, as a general matter, currently effective, the above-described withholding obligations with respect to gross proceeds from the sales or dispositions of property of a type that can produce U.S. source dividends and interest will not begin until January 1, 2019.

The HIRE Act also imposes information reporting requirements on individuals (and, to the extent provided in future regulations, certain domestic entities) that hold any interest in a "specified foreign financial asset" if the aggregate value of all such assets held by such individual exceeds $50,000.  Significant penalties can apply upon a failure to make the required disclosure and in respect of understatements of tax attributable to undisclosed foreign financial assets.  The scope of this reporting requirement is not entirely clear and all Investors should consult their own tax advisors as to whether reporting may be required in respect of their indirect interests in certain investments of the Fund.

Possible Legislative Changes

The tax consequences described herein may be affected (possibly with retroactive effect) by various legislative bills and proposals that may be initiated in Congress.  It is possible that certain previously expired tax provisions could be legislatively extended or otherwise modified (possibly with retroactive effect).  Prospective investors should consult their own tax advisors regarding the status of any proposed legislation and the effect, if any, on their investment in the Fund.

Other Taxation

Fund Investors should consult their own tax advisors regarding the state, local and foreign tax consequences of an investment in Units and the particular tax consequences to them of an investment in the Fund.

ERISA CONSIDERATIONS

Persons who are fiduciaries with respect to an employee benefit plan or other arrangement subject to the Employee Retirement Income Security Act of 1974, as amended (an "ERISA Plan" and "ERISA," respectively), and persons who are fiduciaries with respect to an IRA or Keogh Plan, which is not subject to ERISA but is subject to the prohibited transaction rules of Section 4975 of the Code (together with ERISA Plans, "Benefit Plans") should consider, among other things, the matters described below before determining whether to invest in the Fund.

ERISA imposes certain general and specific responsibilities on persons who are fiduciaries with respect to an ERISA Plan, including prudence, diversification, an obligation not to engage in a prohibited transaction and other standards.  In determining whether a particular investment is appropriate for an ERISA Plan, Department of Labor ("DOL") regulations provide that a fiduciary of an ERISA Plan must give appropriate consideration to, among other things, the role that the investment plays in the ERISA Plan's portfolio, taking into consideration whether the investment is designed reasonably to further the ERISA Plan's purposes, an examination of the risk and return factors, the portfolio's composition with regard to diversification, the liquidity and current return of the total portfolio relative to the anticipated cash flow needs of the ERISA Plan, the income tax consequences of the investment (see "Certain Tax Considerations—Tax-Exempt Investors") and the projected return of the total portfolio relative to the ERISA Plan's funding objectives.  Before investing the assets of an ERISA Plan in the Fund, a fiduciary should determine whether such an investment is consistent with its fiduciary responsibilities and the foregoing regulations.  For example, a fiduciary should consider whether an investment in the Fund may be too illiquid or too speculative for a particular ERISA Plan, and whether the assets of the ERISA Plan would be sufficiently diversified.  If a fiduciary with respect to any such ERISA Plan breaches its or his responsibilities with regard to selecting an investment or an investment course of action for such ERISA Plan, the fiduciary itself or himself may be held liable for losses incurred by the ERISA Plan as a result of such breach.  Fiduciaries of plans or arrangements subject to Section 4975 of the Code should carefully consider these same factors.

Because the Fund is registered as an investment company under the 1940 Act, the underlying assets of the Fund should not be considered to be the assets of the Benefit Plans investing in the Fund for purposes of ERISA's (or the Code's) fiduciary responsibility and prohibited transaction rules.  Thus, the Adviser will not be a fiduciary within the meaning of ERISA by reason of its authority with respect to the assets of the Fund.

The Adviser will require a Benefit Plan which proposes to invest in the Fund to represent that it, and any fiduciaries responsible for such Plan's investments (including in its individual or corporate capacity, as may be applicable), are aware of and understand the Fund's investment objective, policies and strategies, that the decision to invest plan assets in the Fund was made with appropriate consideration of relevant investment factors with regard to the Benefit Plan and is consistent with the duties and responsibilities imposed upon fiduciaries with regard to their investment decisions under ERISA and/or the Code.

Certain prospective Investors that are Benefit Plans may currently maintain relationships with the Adviser or other entities that are affiliated with the Adviser.  Each of such persons may be deemed to be a party in interest (or disqualified person) to and/or a fiduciary of any Benefit Plan to which it provides investment management, investment advisory or other services.  ERISA prohibits (and the Code penalizes) the use of ERISA and Benefit Plan assets for the benefit of a party in interest (or disqualified person) and also prohibits (or penalizes) an ERISA or Benefit Plan fiduciary from using its position to cause such Plan to make an investment from which it or certain third parties in which such fiduciary has an interest would receive a fee or other consideration.  Investors that are Benefit Plans should consult with counsel to determine if participation in the Fund is a transaction which is prohibited by ERISA or the Code.  Fiduciaries of Investors that are Benefit Plans will be required to represent (including in their individual or corporate capacity, as applicable) that the decision to invest in the Fund was made by them as fiduciaries that are independent of such affiliated persons, that such fiduciaries are duly authorized to make such investment decision and that they have not relied on any individualized advice or recommendation of such affiliated persons, as a primary basis for the decision to invest in the Fund, unless such purchase and holding is pursuant to an applicable exemption such as Prohibited Transaction Class Exemption ("PTCE") 77-3 or PTCE 77-4.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review.  The discussion of ERISA and the Code contained in this Confidential Memorandum is general and may be affected by future publication of regulations and rulings.  Potential Investors that are Benefit Plans should consult their legal advisers regarding the consequences under ERISA and the Code of the acquisition and ownership of Units.

ADDITIONAL INFORMATION

The following is a summary description of additional items and of select provisions of the LLC Agreement that are not described elsewhere in this Confidential Memorandum.  The description of such items and provisions is not definitive and reference should be made to the complete text of the LLC Agreement contained in Appendix A.

Liability of Investors

Investors in the Fund are members of a limited liability company as provided under Delaware law.  Under Delaware law and the LLC Agreement, an Investor is not liable for the debts, obligations or liabilities of the Fund solely by reason of being an Investor, except that the Investor may be obligated to repay any funds wrongfully distributed to the Investor.

Duty of Care of the Board and the Adviser

The LLC Agreement provides that none of the Directors or the Adviser (including certain of the Adviser's affiliates, among others) shall be liable to the Fund or Master Fund or any of the Investors for any loss or damage occasioned by any act or omission in the performance of their respective services as such in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.  The LLC Agreement also contains provisions for the indemnification, to the extent permitted by law, of the Directors by the Fund and the Master Fund, but not by the Investors individually, against any liability and expense to which any of them may be liable which arises in connection with the performance of their activities on behalf of the Fund and the Master Fund.  None of these persons will be personally liable to any Investor for contributions by such Investor to the capital of the Fund or by reason of any change in the U.S. federal or state income tax laws applicable to the Fund or its Investors.  The rights of indemnification and exculpation provided under the LLC Agreement do not provide for indemnification of an indemnitee for any liability, including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith, to the extent, but only to the extent, that such indemnification would be in violation of applicable law.

Delegation of Certain Duties of the Board to the Adviser

The Board has delegated to the Adviser the following rights, powers and authority of the Board under the LLC Agreement:  admission of Members (Section 2.7); consent to transfers of Units (Section 4.4); and issuance of Units (Section 5.1).

Amendment of the LLC Agreement

The LLC Agreement generally may be amended with the approval of (i) the Board, including a majority of the Independent Directors, if required by the 1940 Act, or (ii) if required by the 1940 Act, the approval of the Investors by such vote as is required by the 1940 Act.  However, any amendment that would (i) increase the obligations of an Investor to make any contribution to the Fund, (ii) reduce the rights attached to Units held by any Investor against the rights attaching to Units held by any other Investor (except as already contemplated in the LLC Agreement) or (iii) modify the events causing the dissolution of the Fund, would either require the written consent of each Investor adversely affected thereby, prior to becoming effective, or would not become effective until each Investor has received notice of the amendment and has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender the Investor's Units for repurchase by the Fund, all as further described in the LLC Agreement.  Additionally, the Adviser may amend the LLC Agreement at any time without the consent of Investors under certain circumstances set forth in the LLC Agreement.

Power of Attorney

By purchasing an interest in the Fund, each Investor appoints the Adviser and each of the Directors his or her attorney-in-fact for purposes of filing required certificates and documents relating to the formation and continuance of the Fund as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Fund or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Fund.

The power-of-attorney granted in the LLC Agreement is a special power-of-attorney coupled with an interest in favor of the Adviser and each of the Directors and as such is irrevocable and continues in effect until all of such Investor's interest in the Fund has been withdrawn pursuant to a periodic tender or transferred to one or more transferees that have been approved by the Board.

Term, Dissolution and Liquidation

The Fund will be dissolved:

•	upon the affirmative vote to dissolve the Fund by the Board;

•
upon the determination of Investors not to continue the business of the Fund at a meeting called by the Adviser when no Director remains or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity;

•	at the election of the Adviser; or

•	as required by operation of law.

Upon the occurrence of any event of dissolution, the Board, acting directly, or a liquidator under appointment by the Board, is charged with winding up the affairs of the Fund and liquidating its assets.  Upon the dissolution of the Fund, its assets are to be distributed (1) first to satisfy the debts and liabilities of the Fund, other than debts and liabilities to Investors, including actual or anticipated liquidation expenses, (2) next to satisfy debts or liabilities owing to the Investors, and (3) finally to the Investors proportionately in accordance with their investment in the Fund.  Assets may be distributed in kind on a pro rata basis if the Board or liquidator determines that such a distribution would be in the interests of the Investors in facilitating an orderly liquidation.

Reports to Investors

The Fund will furnish to Investors as soon as practicable after the end of each taxable year (and/or each calendar year) such information as is necessary for such Investors to complete U.S. federal and state income tax or information returns, along with any other tax information required by law.  The Fund will send to Investors a semi-annual and an audited annual report within 60 days after the close of the period for which it is being made, or as otherwise required by the 1940 Act.  Quarterly reports from the Adviser regarding the Fund's operations during such period also will be sent to Investors.

Independent Registered Public Accounting Firm and Legal Counsel

Ernst & Young LLP serves as the independent registered public accounting firm of the Fund.  Its principal business address is 5 Times Square, New York, New York 10036.

Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038, acts as legal counsel to the Fund.

Custodian

UMB Bank, N.A. (the "Custodian") serves as the custodian of the Fund's assets, and may maintain custody of the Fund's assets with domestic and foreign subcustodians (which may be banks, trust companies, securities depositories and clearing agencies) approved by the Directors.  Assets of the Fund are not held by the Adviser or commingled with the assets of other accounts other than to the extent that securities are held in the name of a custodian in a securities depository, clearing agency or omnibus customer account of such custodian.  The Custodian's principal business address is 928 Grand Boulevard, Kansas City, Missouri 64106.

FINANCIAL STATEMENTS

The audited financial statements of each of the Fund and the Master Fund for its most recent fiscal year ended March 31, including the reports of the Funds' independent registered public accounting firm, are incorporated herein by reference to the Fund's Annual Report for its most recent fiscal year-end.  The Fund's Annual Reports may be obtained without charge by writing to the Fund at its offices at 805 Third Avenue, New York, New York 10022, or by calling (collect) 1-212-317-9200.  Additionally, the Fund's Annual Reports may be inspected and copied at the Public Reference Facilities of the  SEC, located at 100 F Street, N.E., Washington, D.C. 20549.  Text-only versions of Fund documents can be viewed on-line or downloaded from the SEC's website (http://www.sec.gov).  Copies of such material also can be obtained from the Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20549, at prescribed rates.

APPENDIX A:  LIMITED LIABILITY COMPANY AGREEMENT

CPG CARLYLE FUND, LLC

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated and effective as of November 5, 2015

TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS		A-4

ARTICLE II ORGANIZATION; ADMISSION OF MEMBERS; BOARD		A-7
2.1	Formation of Limited Liability Company	A-7
2.2	Name	A-8
2.3	Principal and Registered Office	A-8
2.4	Duration	A-8
2.5	Business of the Fund	A-8
2.6	The Board	A-9
2.7	Members	A-9
2.8	Both Directors and Members	A-9
2.9	Limited Liability	A-10

ARTICLE III MANAGEMENT		A-10
3.1	Management	A-10
3.2	Actions by the Board	A-11
3.3	Meetings of Members	A-11
3.4	Custody of Assets of the Fund	A-12
3.5	Other Activities of Members, Directors and the Adviser	A-12
3.6	Duty of Care	A-13
3.7	Indemnification	A-13
3.8	Fees, Expenses and Reimbursement	A-15
3.9	Liabilities and Duties.	A-17

ARTICLE IV TERMINATION OF STATUS OR REMOVAL OF ADVISER AND DIRECTORS; TRANSFERS AND REPURCHASES		A-17
4.1	Termination of Status of the Adviser	A-17
4.2	Termination of Status of a Director	A-18
4.3	Removal of the Directors	A-18
4.4	Transfer of Units	A-18
4.5	Repurchase of Units	A-19

ARTICLE V UNITS		A-21
5.1	Units	A-21

ARTICLE VI DISSOLUTION AND LIQUIDATION		A-24
6.1	Dissolution	A-24
6.2	Liquidation of Assets	A-24

ARTICLE VII ACCOUNTING, VALUATIONS AND WITHHOLDING		A-25
7.1	Accounting and Reports	A-25
7.2	Valuation of Assets	A-26
7.3	Withholding	A-26

ARTICLE VIII MISCELLANEOUS PROVISIONS		A-27
8.1	Amendment of Limited Liability Company Agreement	A-27
8.2	Special Power of Attorney	A-28
8.3	Notices	A-29
8.4	Agreement Binding Upon Successors and Assigns	A-29
8.5	Applicability of 1940 Act and Form N-2	A-29
8.6	Choice of Law; Arbitration	A-29
8.7	Not for Benefit of Creditors	A-30
8.8	Consents	A-31
8.9	Merger and Consolidation	A-31
8.10	Pronouns	A-31
8.11	Confidentiality	A-31
8.12	Certification of Non-Foreign Status	A-32
8.13	Severability	A-32
8.14	Filing of Returns	A-32
8.15	Tax Election	A-32
8.16	Entire Agreement	A-33
8.17	Discretion	A-33
8.18	Counterparts	A-33

CPG CARLYLE FUND, LLC

FIRST AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

THIS FIRST AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of CPG CARLYLE FUND, LLC (the "Fund") is amended and restated effective as of November 5, 2015, by and among Central Park Advisers, LLC, as Adviser ("Central Park Advisers"), and each person hereinafter admitted to the Fund in accordance with this Agreement and reflected on the books of the Fund as a Member.

W I T N E S S E T H :

WHEREAS, the Fund heretofore has been formed as a limited liability company under the Delaware Limited Liability Company Act, pursuant to the Certificate dated as of October 23, 2012 and filed with the Secretary of State of the State of Delaware on October 23, 2012; and

WHEREAS, the Fund has heretofore been governed by a Limited Liability Company Agreement dated as of December 14, 2012 (the "Original Agreement"), as amended May 29, 2013; and

WHEREAS, Central Park Advisers wishes to amend and restate the Original Agreement in its entirety pursuant to the authority granted it under Section 8.1 hereof.

NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants hereinafter set forth, it is hereby agreed as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement:

1940 Act means the Investment Company Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

1934 Act means the Securities Exchange Act of 1934 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Adviser means Central Park Advisers, LLC or any successor investment adviser to the Fund, in its capacity as investment adviser under the Investment Advisory Agreement.  The Adviser shall constitute a "manager" of the Fund within the meaning of the Delaware Act.

Advisers Act means the Investment Advisers Act of 1940 and the rules, regulations and orders thereunder, as amended from time to time, or any successor law.

Affiliate means affiliated person as such term is defined in the 1940 Act.

Agreement means this First Amended and Restated Limited Liability Company Agreement, as amended and/or restated from time to time.

Board means the Board of Directors established pursuant to Section 2.6 hereof.

Certificate means the Certificate of Formation of the Fund and any amendments thereto as filed with the office of the Secretary of State of the State of Delaware.

Class means any division of Units, which is or has been established in accordance with the provisions of Section 5.1 hereof.

Closing Date means June 1, 2013.

Code means the United States Internal Revenue Code of 1986, as amended and as hereafter amended from time to time, or any successor law.

Delaware Act means the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.) as in effect on the date hereof and as amended from time to time, or any successor law.

Director means each natural person listed on Schedule I hereto who serves on the Board and any other natural person who, from time to time, pursuant hereto shall serve on the Board.  Each Director shall constitute a "manager" of the Fund within the meaning of the Delaware Act.

Determination Date means the close of business on the last business day of each calendar month, each date that a Unit is offered or repurchased, as of the date of any distribution and at such other times as the Board shall determine.

Fiscal Period means the period commencing on the Closing Date, and thereafter each period commencing on the day immediately following the last day of the preceding Fiscal Period, and ending at the close of business on the first to occur of the following dates:

(1)	the last day of a Fiscal Year;

(2)	the last day of a taxable year (if that day is not the last day of a Fiscal Year);

(1)	the day preceding any day as of which the Fund issues Units;

(3)	the day as of which the Fund admits a substituted Member to whom a Unit of a Member has been Transferred (unless there is no change of beneficial ownership); or

(4)	any day on which the Fund makes any distribution to, or repurchases any Units of, any Member.

Fiscal Year means the period commencing on the Closing Date and ending on the first March 31st following the Closing Date, and thereafter each period commencing on April 1 of each year and ending on March 31 of the succeeding year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Directors shall designate another fiscal year for the Fund that is a permissible fiscal year under the Code.

Form N-2 means the Fund's Registration Statement on Form N-2, as amended from time to time, filed with the Securities and Exchange Commission.

Fund means the limited liability company governed hereby, as such limited liability company may from time to time be constituted.

Independent Directors means those Directors who are not "interested persons" of the Fund as such term is defined in the 1940 Act.

Insurance means one or more "key man" insurance policies on the life of any principal of the Adviser or any other insurance policy, the benefits of which are payable to the Fund.

Investment Advisory Agreement means the investment advisory agreement entered into between the Adviser and the Fund, as from time to time in effect.

Investment Funds means unregistered pooled investment vehicles and registered investment companies that are advised by an Investment Fund Manager.

Investment Fund Managers means portfolio managers among which the Fund deploys some or all of its assets.

Master Fund means CPG Carlyle Master Fund, LLC, or any other investment fund in which, upon approval by the Board and any necessary approval of the Members pursuant to the 1940 Act, the Fund invests all or substantially all of its assets.

Member means any person who is admitted to the Fund in accordance with this Agreement as a member until the Fund repurchases the Units of such person pursuant to Section 4.5 hereof or such person otherwise ceases to be a member of the Fund, or a substitute Member who is admitted to the Fund pursuant to Section 4.4 hereof, in such person's capacity as a member of the Fund.  For purposes of the Delaware Act, the Members shall constitute a single class or group of members.

Net Assets means the total value of all assets of each Class of the Fund, less an amount equal to all accrued debts, liabilities and obligations of the Fund, including accrued fees and expenses, calculated before giving effect to any repurchases of Units.  The Fund will calculate its net asset value as of each Determination Date.  In determining its net asset value, the Fund will value its investments as of the relevant Determination Date.  The net asset values of each Class of Units will be calculated separately based on the fees and expenses applicable to each Class of Units.

Person means any individual, entity, corporation, partnership, association, limited liability company, joint-stock company, trust, estate, joint venture, organization or unincorporated organization.

Securities means securities (including, without limitation, equities, debt obligations, options, and other "securities" as that term is defined in Section 2(a)(36) of the 1940 Act) and other financial instruments of U.S. and non-U.S. entities, including, without limitation, capital stock, shares of beneficial interests, partnership interests and similar financial instruments, as well as any contracts for forward or future delivery of any security, debt obligation, currency or commodity, all manner of derivative instruments and any contracts based on any index or group of securities, debt obligations, currencies or commodities, and any options thereon.

Taxable Year means the period originally commencing on the Closing Date and ending on the first September 30th following the Closing Date, and thereafter each period commencing on October 1 of each year and ending on September 30 of the succeeding year (or on the date of a final distribution pursuant to Section 6.2 hereof), unless the Directors shall designate another fiscal year for the Fund that is a permissible taxable year under the Code.

Transfer means the assignment, transfer, sale or other disposition of all or any portion of a Unit, including any right to receive any distributions attributable to a Unit.

Units means the equal proportionate shares into which the limited liability company interests of all Members are divided from time to time or, if more than one Class is authorized by the Directors, the equal proportionate shares into which each Class of Units shall be divided from time to time, each of which represents an interest in the Fund that is equal in all respects to all other Units of the same Class and as to which the holder thereof has such appurtenant rights and obligations as are set forth in this Agreement, and includes fractions of Units as well as whole Units.

ARTICLE II

ORGANIZATION; ADMISSION OF MEMBERS; BOARD

2.1           Formation of Limited Liability Company.

The Fund was organized as a limited liability company by filing the Certificate in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Act.  The Certificate may be restated by the Adviser as provided in the Delaware Act or amended by the Adviser to change the address of the Company's office in Delaware or the name and address of its resident agent in Delaware or to make corrections required by the Delaware Act.  Any person or persons designated by the Board hereby are designated as authorized persons, within the meaning of the Delaware Act, to execute, deliver and file all additional certificates (and any amendments and/or restatements thereof) required or permitted by the Delaware Act to be filed in the office of the Secretary of State of the State of Delaware.  The Board shall cause to be executed and filed with applicable governmental authorities any other instruments, documents and certificates which, in the opinion of the Fund's legal counsel, may from time to time be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund.

2.2           Name.

The name of the Fund shall be "CPG Carlyle Fund, LLC" or such other name as the Board hereafter may adopt upon causing an appropriate amendment to this Agreement to be adopted and to the Certificate to be filed in accordance with the Delaware Act.  The Fund's business may be conducted under the name of the Fund or, to the fullest extent permitted by law, any other name or names deemed advisable by the Board.

2.3           Principal and Registered Office.

The Fund shall have its principal office at the principal office of the Adviser, or at such other place designated from time to time by the Board.

The Fund shall have its registered office in the State of Delaware at 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, DE 19808 and shall have Corporation Service Company as its registered agent at such registered office for service of process in the State of Delaware, unless a different registered office or agent is designated from time to time by the Board in accordance with the Delaware Act.

2.4           Duration.

The term of the Fund commenced on the filing of the Certificate with the Secretary of State of the State of Delaware and shall continue until the Fund is dissolved pursuant to Section 6.1 hereof.

2.5           Business of the Fund.

(a)            The business of the Fund is to invest substantially all of its assets in the Master Fund.  The Fund also may purchase, sell (including short sales), invest and trade in Securities, invest its assets in Investment Funds and engage in any financial or derivative transactions relating thereto or otherwise engage in such other activities and exercise such rights and powers as permitted under the Delaware Act.  The Adviser may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may in the opinion of the Adviser be necessary or advisable to carry out the Fund's business and any amendments to any such contracts, agreements and other undertakings, all without any further act, vote or approval of any other person, notwithstanding any other provision of this Agreement.

(b)           The Fund shall operate as a closed-end, management investment company in accordance with the 1940 Act and subject to any fundamental policies and investment restrictions set forth in the Form N-2.

2.6           The Board.

(a)           The persons listed on Schedule I have agreed to be bound by the terms of this Agreement pertaining to the obligations of Directors, and shall serve as Directors on the Board.  The Board may, subject to the provisions of paragraphs (a) and (b) of this Section 2.6 with respect to the number of and vacancies in the position of Director and the provisions of Section 3.3 hereof with respect to the election of Directors by Members, designate any person who shall agree to be bound by all of the terms of this Agreement as a Director.  The names and mailing addresses of the Directors shall be set forth in the books and records of the Fund.

(b)           Each Director shall serve as a Director for the duration of the term of the Fund, unless his or her status as a Director shall be sooner terminated pursuant to Section 4.2 hereof.  If any vacancy in the position of a Director occurs, the remaining Directors may appoint a person to serve in such capacity, so long as immediately after such appointment at least two-thirds of the Directors then serving would have been elected by the Members.  The Directors may call a meeting of Members to fill any vacancy in the position of Director, and shall do so within 60 days after any date on which Directors who were elected by the Members cease to constitute a majority of the Directors then serving as Directors.

(c)           If no Director remains, the Adviser shall promptly call a meeting of the Members, to be held within 60 days after the date on which the last Director ceased to act in that capacity, for the purpose of determining whether to continue the business of the Fund and, if the business shall be continued, of electing the required number of Directors.  If the Members shall determine at such meeting not to continue the business of the Fund or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity, then the Fund shall be dissolved pursuant to Section 6.1 hereof and the assets of the Fund shall be liquidated and distributed pursuant to Section 6.2 hereof.

2.7           Members.

The Board may admit one or more Members as of the beginning of each calendar month or at such other times as the Board may determine.  Members may be admitted to the Fund subject to the condition that each such Member shall execute an appropriate signature page of this Agreement or an instrument pursuant to which such Member agrees to be bound by all the terms and provisions hereof.  The Board, in its absolute discretion, may reject applications for the purchase of Units in the Fund.  The admission of any person as a Member shall be effective upon the revision of the books and records of the Fund to reflect the name and the purchase of Units of such additional Member.

2.8           Both Directors and Members.

A person may at the same time be a Director and a Member, or the Adviser and a Member, in which event such person's rights and obligations in each capacity shall be determined separately in accordance with the terms and provisions hereof and as provided in the Delaware Act.

2.9           Limited Liability.

Except as otherwise provided under applicable law, none of the Members, Directors, nor, except to the extent provided in Section 3.7 hereof and in the Investment Advisory Agreement, the Adviser shall be liable personally for the Fund's debts, obligations or liabilities, whether arising in contract, tort or otherwise, solely by reason of being a member or manager of the Fund in an amount in excess of the Units of such Member, plus such Member's share of undistributed profits and assets, except that a Member may be obligated to repay any funds wrongfully distributed to such Member.

ARTICLE III

MANAGEMENT

3.1           Management.

(a)           Subject to the requirements of the 1940 Act, the business and affairs of the Fund shall be managed under the direction of the Board.  The Board shall have the right, power and authority, on behalf of the Fund and in its name, to do all things necessary and proper to carry out its duties hereunder.  Except to the extent otherwise expressly provided in this Agreement, (i) each Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a Delaware corporation, and (ii) each Independent Director shall be vested with the same powers, authority and responsibilities on behalf of the Fund as are customarily vested in each director of a closed-end management investment company registered under the 1940 Act that is organized as a Delaware corporation who is not an "interested person" of such company as such term is defined in the 1940 Act.  No Director shall have the authority individually to act on behalf of or to bind the Fund except within the scope of such Director's authority as delegated by the Board.  The Board may delegate the management of the Fund's day-to-day operations to one or more officers or other persons (including, without limitation, the Adviser), subject to the investment objective and policies of the Fund and to the oversight of the Board.  During any period in which the Fund shall have no Directors, the Adviser shall continue to serve as investment adviser to the Fund and shall have the authority to manage the business and affairs of the Fund, but only until such time as one or more Directors are elected by the Members or the Fund is dissolved in accordance with Section 6.1 hereof.

(b)           The Board shall have the exclusive authority and discretion to make any elections required or permitted to be made by the Fund under any provisions of the Code or any other revenue laws.

(c)           Members shall have no right to participate in and shall take no part in the management or control of the Fund's business and shall have no right, power or authority to act for or bind the Fund.  Members shall have the right to vote on any matters only as provided in this Agreement or on any matters that require the approval of the holders of voting securities under the 1940 Act or as otherwise required in the Delaware Act.

(d)           The Board may delegate to any person any rights, power and authority vested by this Agreement in the Board to the extent permissible under applicable law.

3.2           Actions by the Board.

(a)           Unless provided otherwise in this Agreement, the Board shall act only:  (i) by the affirmative vote of a majority of the Directors (which majority shall include any requisite number of Independent Directors required by the 1940 Act) present at a meeting duly called at which a quorum of the Directors shall be present (in person or, if in person attendance is not required by the 1940 Act, in person or by telephone) or (ii) by written consent of a majority of the Directors without a meeting, if permissible under the 1940 Act.

(b)           The Board may designate from time to time a Chairman who shall preside at all meetings.  Meetings of the Board may be called by the Chairman or any two Directors, and may be held on such date and at such time and place as the Board shall determine.  Each Director shall be entitled to receive written notice of the date, time and place of such meeting within a reasonable time in advance of the meeting.  Notice need not be given to any Director who shall attend a meeting without objecting to the lack of notice or who shall execute a written waiver of notice with respect to the meeting.  Directors may attend and participate in any meeting by telephone, except where in person attendance at a meeting is required by the 1940 Act.  A majority of the Directors then in office shall constitute a quorum at any meeting.

(c)           The Board may designate from time to time agents and employees of the Fund who shall have the same powers and duties on behalf of the Fund (including the power to bind the Fund) as are customarily vested in officers of a Delaware corporation or such powers as are otherwise delegated to them by the Board, and designate them as officers of the Fund.

3.3           Meetings of Members.

(a)           Actions requiring the vote of the Members may be taken at any duly constituted meeting of the Members at which a quorum is present.  Except as otherwise provided in Section 2.6(c) hereof, meetings of the Members may be called by the Board or by Members holding one-third of the total number of votes eligible to be cast by all Members, and may be held at such time, date and place as the Board or, to the extent applicable, the Adviser shall determine.  The Board shall arrange to provide written notice of the meeting, stating the date, time and place of the meeting and the record date therefor, to each Member entitled to vote at the meeting within a reasonable time prior thereto.  Failure to receive notice of a meeting on the part of any Member shall not affect the validity of any act or proceeding of the meeting, so long as a quorum shall be present at the meeting.  Only matters set forth in the notice of a meeting may be voted on by the Members at a meeting.  The presence in person or by proxy of Members holding one-third of the total number of votes eligible to be cast by all Members as of the record date shall constitute a quorum at any meeting.  In the absence of a quorum, a meeting of the Members may be adjourned by action of a majority of the Members present in person or by proxy without additional notice to the Members.  Except as otherwise required by any provision of this Agreement or of the 1940 Act, (i) those candidates receiving a plurality of the votes cast at any meeting of Members shall be elected as Directors, and (ii) all other actions of the Members taken at a meeting shall require the affirmative vote of Members holding a majority of the total number of votes eligible to be cast by those Members who are present in person or by proxy at such meeting.

(b)             On each matter submitted to a vote of Members, unless the Directors determine otherwise, all Units of all Classes shall vote as a single class; provided, however, that:  (i) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or other applicable law or is required by attributes applicable to any Class, such requirements as to a separate vote by that Class shall apply; (ii) unless the Directors determine that this clause (ii) shall not apply in a particular case, to the extent that a matter referred to in clause (i) above affects more than one Class and the interests of each such Class in the matter are identical, then the Units of all such affected Classes shall vote as a single class; and (iii) as to any matter which does not affect the interests of a particular Class, only the holders of Units of the one or more affected Classes shall be entitled to vote.

(c)           Each Member as of the record date for a meeting of Members shall be entitled to cast at such meeting one vote for each dollar of net asset value of the Units held by the Member, as of the record date (and each fractional dollar amount shall be entitled to a proportionate fractional vote).  The Board or, to the extent applicable, the Adviser shall establish a record date not less than 10 nor more than 60 days prior to the date of any meeting of Members to determine eligibility to vote at such meeting and the number of votes which each Member will be entitled to cast thereat, and shall maintain for each such record date a list setting forth the name of each Member and the number of votes that each Member will be entitled to cast at the meeting.

(d)           A Member may vote at any meeting of Members by a proxy properly executed in writing by the Member and filed with the Fund before or at the time of the meeting.  A proxy may be suspended or revoked, as the case may be, by the Member executing the proxy by a later writing delivered to the Fund at any time prior to exercise of the proxy or if the Member executing the proxy shall be present at the meeting and decide to vote in person.  Any action of the Members that is permitted to be taken at a meeting of the Members may be taken without a meeting if consents in writing, setting forth the action taken, are signed by Members holding a majority of the total number of votes eligible to be cast or such greater percentage as may be required in order to approve such action.

3.4           Custody of Assets of the Fund.

The physical possession of all funds, Securities or other property of the Fund shall at all times, be held, controlled and administered by one or more custodians retained by the Fund in accordance with the requirements of the 1940 Act.

3.5           Other Activities of Members, Directors and the Adviser.

(a)           None of the Directors or officers of the Fund nor the Adviser shall be required to devote full time to the affairs of the Fund, but shall devote such time as may reasonably be required to perform their obligations under this Agreement and any other agreement they may have with the Fund.

(b)           The Adviser and any Member, officer of the Fund, Director, or Affiliate of any of them, may engage in or possess an interest in other business ventures or commercial dealings of every kind and description, independently or with others, including, but not limited to, acquisition and disposition of Securities and Investment Funds, provision of investment advisory or brokerage services, serving as directors, officers, employees, advisors or agents of other companies, partners of any partnership, members of any limited liability company, or trustees of any trust, or entering into any other commercial arrangements.  No Member shall have any rights in or to such activities of the Adviser or any other Member, officer of the Fund, Director, or Affiliates of any of them, or any profits derived therefrom, and the pursuit of such activities, even if competitive with the activities of the Fund, shall not be deemed wrongful or improper.  No such person shall be liable to the Fund or any Members for breach of any fiduciary or other duty by reason of the fact that such person pursues or acquires for, or directs an opportunity to another person or does not communicate such opportunity to the Fund.

3.6           Duty of Care.

(a)           The Directors, officers of the Fund, the Adviser, including any officer, director, member, partner, principal, employee or agent of the Adviser and each of their respective affiliates, shall not be liable to the Fund or to any of its Members for any loss or damage occasioned by any act or omission in the performance of such person's services under this Agreement, unless it shall be determined by final judicial decision on the merits from which there is no further right to appeal that such loss is due to an act or omission of such person constituting willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's duties hereunder.

(b)           A Member not in breach of any obligation hereunder or under any agreement pursuant to which the Member subscribed for a Unit shall be liable to the Fund, any other Member or third parties only as required by applicable law or otherwise provided in this Agreement.

3.7           Indemnification.

(a)           To the fullest extent permitted by law, the Fund shall, subject to Section 3.7(b) hereof, indemnify each Director (including for this purpose their executors, heirs, assigns, successors or other legal representatives), each officer of the Fund and the Adviser or agent of the Adviser, and the executors, heirs, assigns, successors or other legal representatives of each of the foregoing, and of any person who controls or is under common control, or otherwise is affiliated, with the Adviser and its executors, heirs, assigns, successors or other legal representatives against all losses, claims, damages, liabilities, costs and expenses, including, but not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and reasonable counsel fees, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which such indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter, by reason of being or having been a Director or an officer of the Fund or the Adviser or an agent of the Adviser, or the past or present performance of services to the Fund by such indemnitee, except to the extent such loss, claim, damage, liability, cost or expense shall have been finally determined in a non-appealable decision on the merits in any such action, suit, investigation or other proceeding to have been incurred or suffered by such indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.  The rights of indemnification provided under this Section 3.7 shall not be construed so as to provide for indemnification of an indemnitee for any liability (including liability under federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that such indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 3.7 to the fullest extent permitted by law.

(b)           Expenses, including reasonable counsel fees, so incurred by any such indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties), may be paid from time to time by the Fund in advance of the final disposition of any such action, suit, investigation or proceeding upon receipt of an undertaking by or on behalf of such indemnitee to repay to the Fund amounts so paid if it shall ultimately be determined that indemnification of such expenses is not authorized under Section 3.7(a) hereof; provided, however, that (i) such indemnitee shall provide security for such undertaking, (ii) the Fund shall be insured by or on behalf of such indemnitee against losses arising by reason of such indemnitee's failure to fulfill his or its undertaking, or (iii) a majority of the Directors (excluding any Director who is seeking advancement of expenses hereunder) or independent legal counsel in a written opinion shall determine based on a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe such indemnitee ultimately will be entitled to indemnification.

(c)           As to the disposition of any action, suit, investigation or proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding shall have been brought, that an indemnitee is liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, indemnification shall be provided pursuant to Section 3.7(a) hereof if (i) approved as in the best interests of the Fund by a majority of the Directors (excluding any Director who is seeking indemnification hereunder) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office, or (ii) the Directors secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that such indemnitee acted in good faith and in the reasonable belief that such actions were in the best interests of the Fund and that such indemnitee is not liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.

(d)           Any indemnification or advancement of expenses made pursuant to this Section 3.7 shall not prevent the recovery from any indemnitee of any such amount if such indemnitee subsequently shall be determined in a decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to such indemnification or advancement of expenses to be liable to the Fund or its Members by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of such indemnitee's office.  In any suit brought by an indemnitee to enforce a right to indemnification under this Section 3.7 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made pursuant to this Section 3.7 the Fund shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard of conduct set forth in this Section 3.7.  In any such suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made pursuant to this Section 3.7, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 3.7 shall be on the Fund (or any Member acting derivatively or otherwise on behalf of the Fund or its Members).

(e)            An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 3.7 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Member shall be personally liable with respect to any such claim for indemnification or advancement of expenses, except to the extent provided in Section 2.9 hereof.

(f)           The rights of indemnification provided hereunder shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law.  Nothing contained in this Section 3.7 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of any officer of the Fund, Director, the Adviser or other person.

3.8           Fees, Expenses and Reimbursement.

(a)           The Board may cause the Fund to compensate each Director for his or her services hereunder.  In addition, the Fund shall reimburse the Directors for reasonable out-of-pocket expenses incurred by them in performing their duties under this Agreement.

(b)           The Fund shall bear all expenses incurred in the business of the Fund other than those specifically required to be borne by the Adviser pursuant to the Investment Advisory Agreement.  Expenses to be borne by the Fund include, but are not limited to, the following:

(1)
all expenses related to its investment program, including, but not limited to:  (i) the Fund's proportional share of (a) the management fee paid by the Master Fund to the Adviser, (b) expenses borne indirectly through the Master Fund's investments in the Investment Funds, including, without limitation, any fees and expenses charged by the Investment Fund Managers (such as management fees, performance, carried interests or incentive fees or allocations, monitoring fees, property management fees, and redemption or withdrawal fees), (c) all costs and expenses directly related to portfolio transactions and positions for the Fund's account, such as direct and indirect expenses associated with the Master Fund's investments in Investment Funds (whether or not consummated), and enforcing the Fund's rights in respect of such investments, and (d) all other expenses of the Master Fund; (ii) transfer taxes and premiums; (iii) taxes withheld on non-U.S. dividends or other non-U.S. source income; (iv) fees for data, software and technology providers; (v) professional fees (including, without limitation, the fees and expenses of consultants, attorneys and experts); and (vi) if applicable, brokerage commissions, interest and commitment fees on loans and debit balances, borrowing charges on securities sold short, dividends on securities sold but not yet purchased and margin fees;

(2)
all costs and expenses associated with the operation and registration of the Fund, including, without limitation, all costs and expenses associated with the repurchase offers, offering costs, and the costs of compliance with any applicable Federal or state laws;

(3)
fees of the Independent Directors and the fees and expenses of independent counsel thereto, and the costs and expenses of holding any meetings of the Board or Investors that are regularly scheduled, permitted or required to be held under the terms of this Agreement, the 1940 Act or other applicable law;

(4)	a portion, as determined by the Board, of the compensation payable to the Fund's chief compliance officer, and expenses attributable to implementing the Fund's compliance program;

(5)	fees and expenses of performing research, risk analysis and due diligence, including third party background checks;

(6)
the fees and disbursements of any attorneys, accountants, independent registered public accounting firms and other consultants and professionals engaged on behalf of the Fund and the Independent Directors;

(7)	a portion of the costs of a fidelity bond and any liability or other insurance obtained on behalf of the Fund, the Adviser or the Directors or the officers of the Fund;

(8)	recordkeeping, custody and transfer agency fees and expenses;

(9)	all costs and expenses of preparing, setting in type, printing and distributing reports and other communications to Members;

(10)
all expenses of computing the Fund's net asset value, including any equipment or services obtained for the purpose of valuing the Fund's investment portfolio, including appraisal and valuation services provided by third parties;

(11)	all charges for equipment or services used for communications between the Fund and any custodian, or other agent engaged by the Fund;

(12)
fees of custodians, other service providers to the Fund including transfer agents and depositaries (including The Depository Trust & Clearing Corporation and National Securities Clearing Corporation), and other persons providing administrative services to the Fund;

(13)
any extraordinary expenses, including, without limitation, litigation or indemnification expenses, excise taxes and costs incurred in connection with holding and/or soliciting proxies for a meeting of Members;

(14)	all taxes to which the Fund may be subject, directly or indirectly, and whether in the United States, any state thereof or any other U.S. or non-U.S. jurisdictions; and

(15)	such other types of expenses as may be approved from time to time by the Board.

The Adviser shall be entitled to reimbursement from the Fund for any of the above expenses that the Adviser pays on behalf of the Fund.

(c)           The Fund from time to time, alone or in conjunction with other accounts for which the Adviser, or any Affiliate of the Adviser, acts as general partner, managing member or investment adviser, may purchase Insurance in such amounts, from such insurers and on such terms as the Board shall determine.

3.9           Liabilities and Duties.

The Members agree that the provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Member, officer of the Fund, a Director or other person otherwise existing at law or in equity, replace such other duties and liabilities of such Member, officer of the Fund, Director or other person.

ARTICLE IV

TERMINATION OF STATUS OR REMOVAL OF ADVISER AND DIRECTORS;
TRANSFERS AND REPURCHASES

4.1           Termination of Status of the Adviser.

The status of the Adviser as a Member shall terminate if the Investment Advisory Agreement with the Adviser terminates and the Fund does not enter into a new Investment Advisory Agreement with such person, effective as of the date of such termination.

4.2           Termination of Status of a Director.

The status of a Director shall terminate if the Director (i) shall die; (ii) shall be adjudicated incompetent; (iii) shall voluntarily withdraw as a Director (upon not less than 90 days' prior written notice to the other Directors, unless the other Directors waive such notice); (iv) shall be removed under Section 4.3; (v) shall be certified by a physician to be mentally or physically unable to perform his duties hereunder; or (vi) shall have a receiver appointed to administer the property or affairs of such Director.

4.3           Removal of the Directors.

Any Director may be removed either by (a) the vote or written consent of at least two-thirds of the Directors not subject to the removal vote or (b) the vote or written consent of Members holding not less than two-thirds of the total number of votes eligible to be cast by all Members.

4.4           Transfer of Units.

(a)           Units may be Transferred only (i) by operation of law pursuant to the death, bankruptcy, insolvency or dissolution of such Member or (ii) with the written consent of the Board (which may be withheld in its sole and absolute discretion).

(b)           If any transferee does not meet any investor eligibility requirements established by the Fund from time to time, or if the Board does not consent to a Transfer, the Fund reserves the right to repurchase the transferred Units from the Member's successor pursuant to Section 4.5.

(c)           Any transferee that acquires Units by operation of law as the result of the death, divorce, bankruptcy, insolvency, dissolution or adjudication of incompetency of a Member or otherwise, shall be entitled to the right to tender such Units for repurchase by the Fund in connection with an offer to purchase Units made by the Fund and shall be entitled to receive any dividend and other distributions paid by the Fund with respect to Units, but shall not be entitled to the other rights of a Member unless and until such transferee becomes a substituted Member.  In no event, however, will any transferee or assignee be admitted as a Member without the consent of the Board (or its delegate), which may be withheld in its (or its delegate's) sole discretion.  The admission of any transferee or successor as a substituted Member shall be effective upon the execution and delivery by, or on behalf of, such substituted Member of either a counterpart of this Agreement or an instrument that constitutes the execution and delivery of this Agreement.

(d)           Any pledge, transfer, or assignment not made in accordance with this Section 4.4 shall be void.

(e)           Each transferring Member and transferee agrees to pay all expenses, including attorneys' and accountants' fees, incurred by the Fund in connection with such Transfer.  Upon the Transfer to another person or persons of a Member's Units, such transferring Member shall cease to be a member of the Fund.  Each transferring Member shall indemnify and hold harmless the Fund, the Directors, the officers of the Fund, each other Member and any Affiliate of the foregoing against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any such losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which such persons may become subject by reason of or arising from (i) any Transfer made by such Member in violation of this Section 4.4 and (ii) any misrepresentation by such Member (or such Member's transferee) in connection with any such Transfer.

4.5           Repurchase of Units.

(a)           Except as otherwise provided in this Agreement, no Member or other person holding any Units shall have the right to withdraw or tender to the Fund for repurchase of any such Units.  The Board may from time to time, and in its complete and exclusive discretion and on such terms and conditions as it may determine, cause the Fund to offer to repurchase Units from Members, including the Adviser or any of its affiliates, pursuant to written tenders.  In determining whether to cause the Fund to offer to repurchase Units from Members pursuant to written tenders, the Board shall consider the following factors, among others:

(1)	whether the Master Fund is making a contemporaneous repurchase offer for interests therein, and the aggregate value of interests the Master Fund is offering to repurchase;

(2)	whether any Members have requested to tender Units to the Fund;

(3)	the liquidity of the Fund's assets (including fees and costs associated with withdrawing from Investment Funds);

(4)	the investment plans and working capital requirements of the Fund;

(5)	the relative economies of scale of the tenders with respect to the size of the Fund;

(6)	the history of the Fund in repurchasing Units;

(7)	the availability of information as to the value of the Fund's investments in underlying Investment Funds;

(8)	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;

(9)	the anticipated tax consequences of any proposed repurchases of Units; and

(10)	the recommendations of the Adviser.

The Board shall cause the Fund to repurchase Units pursuant to written tenders only on terms fair to the Fund and to all Members (including persons holding Units acquired from Members), as applicable.

(b)           Subject to applicable law, the Board may cause the Fund to repurchase any Units of a Member or any person acquiring any Units from or through a Member if the Board determines or has reason to believe that:

(1)
such Units have been transferred in violation of Section 4.4 hereof, or such Units have vested in any person by operation of law as the result of the death, dissolution, bankruptcy or incompetency of a Member;

(2)	if any transferee does not meet any investor eligibility requirements established by the Fund from time to time;

(3)
ownership of such Units by a Member or other person will cause the Fund to be in violation of, or require registration of any Units under, or subject the Fund to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

(4)
continued ownership of such Units may be harmful or injurious to the business or reputation of the Fund or may subject the Fund or any of the Members to an undue risk of adverse tax or other fiscal consequences;

(5)	any of the representations and warranties made by a Member in connection with the acquisition of Units was not true when made or has ceased to be true;

(6)
with respect to a Member subject to special laws or regulations, the Member is likely to be subject to additional regulatory or compliance requirements under these special laws or regulations by virtue of continuing to hold any Units;

(7)	the account balance of the Member falls below $25,000; or

(8)	it would be in the interests of the Fund, as determined by the Board, for the Fund to repurchase such Units.

(c)           Repurchases of Units by the Fund shall be payable in non-interest bearing promissory notes, unless the Board, in its discretion, determines otherwise, or, in the discretion of the Board, in Securities (or any combination of Securities and cash) of equivalent value.  All such repurchases shall be subject to any and all conditions as the Board may impose and shall be effective as of a date set by the Board after receipt by the Fund of all eligible written tenders of Units.  The amount due to any Member whose Units are repurchased shall be equal to the net asset value of such Member's Units as applicable as of the effective date of repurchase.

(d)           If, at any time after the first two full years of the Fund's operations, a Member submits to the Fund a written request to commence a repurchase offer and the Fund does not, within two years from the date of such written request, commence a repurchase offer for at least 5% of the net assets of the Fund, the Fund promptly will thereafter offer to all then Members the opportunity to contribute their Units to a special purpose vehicle (an "SPV") to be registered under the 1940 Act or exempt from such registration and having the investment objective to liquidate at least 90% of its assets within three full fiscal years of such contribution.  Any such offer to contribute will be made pursuant to an offering registered under the Securities Act of 1933, as amended, or pursuant to offering exempt from such registration.  Any SPV organized pursuant to this section will not bear any investment advisory or investment management fees after the three fiscal year period.

ARTICLE V

UNITS
5.1           Units.

(a)           The limited liability company interests in the Fund shall be divided into such transferable Units of one or more separate and distinct Classes of Units as the Directors, in their sole discretion and without Member approval, from time to time create and establish.  The Directors shall have full power and authority, in their sole discretion, and without obtaining any prior authorization or vote of the Members of any Class of the Fund, to create, establish and designate, and to change in any manner, any initial Class or additional Classes, and to fix such preferences, voting powers, rights and privileges of such Classes as the Directors may from time to time determine, to divide or combine the Units or any Classes into a greater or lesser number, to classify or reclassify any unissued Units or any Units previously issued and reacquired of any Class into one or more Classes that may be established and designated from time to time, and to take such other action with respect to the Units as the Directors may deem desirable.  Unless another time is specified by the Directors, the establishment and designation of any Class shall be effective upon the adoption of a resolution by the Directors setting forth such establishment and designation and the preferences, powers, rights and privileges of the Units of such Class, whether directly in such resolution or by reference to, or approval of, another document that sets forth such relative rights and preferences of such Class including, without limitation, any registration statement of the Fund, or as otherwise provided in such resolution.

(b)           The number of the Fund's authorized Units of each Class and the number of Units that may be issued is unlimited, and, subject to Section 2.7 hereof and Section 5.1(l) hereof, the Directors may issue Units of each Class for such consideration and on such terms as they may determine (or for no consideration if issued in connection with a dividend in Units or a split of Units), or may reduce the number of issued Units in proportion to the relative net asset value of the Units then outstanding, all without action or approval of the Members.  All Units when so issued on the terms determined by the Directors shall be fully paid and non-assessable.

(c)           All references to Units in this Agreement shall be deemed to be Units of any or all Classes as the context may require.  All provisions herein relating to the Fund shall apply equally to each Class of the Fund except as the context otherwise requires.

(d)           In accordance with Section 2.8 hereof, any Director, officer or other agent of the Fund (including, without limitation, the Adviser), and any organization in which any such person is interested may acquire, own, and dispose of Units of the Fund to the same extent as if such person were not a Director, officer or other agent of the Fund; and the Fund may issue and sell or cause to be issued and sold and may purchase Units from any such person or any such organization subject only to the limitations, restrictions or other provisions applicable to the sale or purchase of Units generally.

(e)           Units shall not be represented by certificates, but only by notation on the Unit records of the Fund, as kept by the Fund or by any transfer or similar agent, as the case may be.  The Unit records of the Fund, whether maintained by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the holders of each Class of Units and as to the number of Units of each Class held from time to time by each such person.

(f)           All consideration received by the Fund for the issue or sale of Units, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Fund generally and not to the account of any particular Member or holder of Units, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Fund.

(g)           The liabilities, expenses, costs, charges and reserves attributable to the Fund shall be charged and allocated to the assets belonging to the Fund generally and not to the account of any particular Member or holder of Units and shall be so recorded upon the books of account of the Fund.

(h)           Dividends and distributions on Units may be paid to the Members or holders of Units, with such frequency as the Directors may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Directors may determine, from such of the income, capital gains accrued or realized, and capital and surplus, after providing for actual and accrued liabilities of the Fund.  All dividends and distributions on Units shall be distributed pro rata to the Members or other holders of Units in proportion to the net asset value of the Units held by such persons at the date and time of record established for the payment of such dividends or distributions, except that in connection with any dividend or distribution program or procedure the Directors may determine that no dividend or distribution shall be payable on Units as to which the Member's purchase order and/or payment have not been received by the time or times established by the Directors under such program or procedure.  Dividends and distributions on Units may be made in cash or Units or a combination thereof as determined by the Directors or pursuant to any program that the Directors may have in effect at the time for the election by each Member or other holder of Units of the mode of the making of such dividend or distribution to that person.  Any dividend or distribution paid in Units will be paid at the net asset value thereof as determined in accordance with Section 7.2 hereof.  Notwithstanding anything in this Agreement to the contrary, the Directors may at any time declare and distribute a dividend of Units or other property pro rata among the Members or other holders of Units at the date and time of record established for the payment of such dividends or distributions.

(i)           Notwithstanding anything to the contrary contained herein, none of the Directors or the Members, nor any other person on behalf of the Fund, shall make a distribution to the Members on account of their interest in the Fund if such distribution would violate Section 18-607 of the Delaware Act or any other applicable law.

(j)           Units shall be transferable only in accordance with Section 4.4 hereof.

(k)           Except as provided herein, each Unit of a particular Class shall represent an equal proportionate interest in the assets of the Fund (subject to the liabilities of the Fund), and each Unit of a particular Class shall be equal with respect to net asset value per Unit of that Class as against each other Unit of that Class.  The rights attaching to all Units shall be identical as to right of repurchase by the Fund, dividends and other distributions (whether or not on liquidation), and voting rights.  The Directors may from time to time divide or combine the Units of a particular Class into a greater or lesser number of Units of that Class provided that such division or combination does not change the proportionate beneficial interest in the assets of the Fund of any Member or other holder of Units or in any way affect the rights of Units.

(l)           The Directors, subject to Section 2.7 hereof, may accept investments in the Fund by way of Unit purchase, from such persons, on such terms (including minimum purchase amounts) and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize or determine.  Such investments may be in the form of cash, Securities or other property in which the Fund is authorized to invest, hold or own, valued as provided in Section 7.2 hereof.  The Directors may authorize any distributor, principal underwriter, custodian, transfer agent or other person to accept orders for the purchase or sale of Units that conform to such authorized terms and to reject any purchase or sale orders for Units whether or not conforming to such authorized terms.

(m)           Units may be issued as fractions thereof.  Any fractional Unit, if outstanding, shall carry proportionately all the rights and obligations of a whole Unit, including those rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Units, and liquidation of the Fund.  Fractions of Units shall be calculated to three decimal points.

ARTICLE VI

DISSOLUTION AND LIQUIDATION

6.1           Dissolution.

(a)           The Fund shall be dissolved at any time there are no Members, unless the Fund is continued in accordance with the Delaware Act, or upon the occurrence of any of the following events:

(1)	upon the affirmative vote to dissolve the Fund by the Board;

(2)
upon the determination of the Members not to continue the business of the Fund at a meeting called by the Adviser in accordance with Section 2.6(c) hereof when no Director remains to continue the business of the Fund or if the required number of Directors is not elected within 60 days after the date on which the last Director ceased to act in that capacity;

(3)	at the election of the Adviser to dissolve the Fund; or

(4)	as required by operation of law.

Except as provided above, Members shall not have the authority, by vote or otherwise, to dissolve or cause the dissolution of the Fund.  Dissolution of the Fund shall be effective on the day on which the event giving rise to the dissolution shall occur, but the Fund shall not terminate until the assets of the Fund have been liquidated in accordance with Section 6.2 hereof and the Certificate has been canceled.

6.2           Liquidation of Assets.

(a)           Upon the dissolution of the Fund as provided in Section 6.1 hereof, the Board, acting directly or through a liquidator it selects, shall liquidate, in an orderly manner, the business and administrative affairs of the Fund, except that if the Board is unable to perform this function, a liquidator elected by Members holding a majority of the total number of votes eligible to be cast by all Members shall liquidate, in an orderly manner, the business and administrative affairs of the Fund.  The proceeds from liquidation shall, subject to the Delaware Act, be distributed in the following manner:

(1)
in satisfaction (whether by payment or the making of reasonable provision for payment thereof) of the debts and liabilities of the Fund, including the expenses of liquidation (including legal and accounting expenses incurred in connection therewith), but not including debt and liabilities to Members, up to and including the date that distribution of the Fund's assets to the Members has been completed, shall first be paid on a pro rata basis;

(2)	such debts, liabilities or obligations as are owing to the Members shall be paid next in their order of seniority and on a pro rata basis; and

(3)	the Members shall be paid next, on a pro rata basis, in proportion to the net asset value of the Units held by such persons.

(b)           Anything in this Section 6.2 to the contrary notwithstanding, but subject to the priorities set forth in Section 6.2(a) above, upon dissolution of the Fund, the Board or other liquidator may distribute ratably in kind any assets of the Fund; provided, however, that if any in-kind distribution is to be made, the assets distributed in kind shall be valued pursuant to Section 7.2 hereof as of the actual date of their distribution and charged as so valued and distributed against amounts to be paid under Section 6.2(a) above.

ARTICLE VII

ACCOUNTING, VALUATIONS AND WITHHOLDING
7.1           Accounting and Reports.

(a)           The Fund shall adopt for tax accounting purposes any accounting method which the Board shall decide in its sole discretion is in the best interests of the Fund.  The Fund's accounts shall be maintained in U.S. currency.

(b)           After the end of each taxable year (and/or each calendar year), and as soon as reasonably practicable after receipt of the necessary information from the Master Fund (which is contingent on the Master Fund's receipt of the necessary information from its investments in Investment Funds or otherwise) and any Investment Funds in which the Fund may invest directly, the Fund shall furnish to each Member such information regarding the operation of the Fund and such Member's Units as is necessary for Members to complete federal and state income tax or information returns and any other tax information required by federal or state law.

(c)           Except as otherwise required by the 1940 Act, or as may otherwise be permitted by rule, regulation or order, within 60 days after the close of the period for which a report required under this Section 7.1(c) is being made, the Fund shall furnish to each Member a semi-annual report and an annual report containing the information required by the 1940 Act.  The Fund shall cause financial statements contained in each annual report furnished hereunder to be accompanied by a certificate of independent public accountants based upon an audit performed in accordance with generally accepted accounting principles.  The Fund may furnish one or more Members such other periodic reports as it deems necessary or appropriate in its sole discretion.

(d)           Except as set forth specifically in this Section 7.1, no Member shall have the right to obtain any other information about the business or financial condition of the Fund, about any other Member or former Member or about the affairs of the Fund.  No act of the Fund, the Adviser or any other person that results in a Member being furnished any such information shall confer on such Member or any other Member the right in the future to receive such or similar information or constitute a waiver of, or limitation on, the Fund's ability to enforce the limitations set forth in the first sentence of this Section 7.1(d).

7.2           Valuation of Assets.

(a)           Except as may be required by the 1940 Act, the Board shall value or have valued any Securities or other assets and liabilities of the Fund (other than assets invested in Investment Funds) as of the close of business on the last day of each Fiscal Period or more frequently, in the discretion of the Board, in accordance with such valuation procedures as shall be established from time to time by the Board and which conform to the requirements of the 1940 Act.  Assets of the Fund invested in Investment Funds shall be valued at fair value in accordance with procedures adopted by the Board.  In determining the value of the assets of the Fund, no value shall be placed on the goodwill or name of the Fund, or the office records, files, statistical data or any similar intangible assets of the Fund not normally reflected in the Fund's accounting records, but there shall be taken into consideration any items of income earned but not received, expenses incurred but not yet paid, liabilities, fixed or contingent, and any other prepaid expenses to the extent not otherwise reflected in the books of account, and the value of options or commitments to purchase or sell Securities or commodities pursuant to agreements entered into prior to such valuation date.

(b)           The value of Securities and other assets of the Fund and the net worth of the Fund as a whole determined pursuant to this Section 7.2 shall be conclusive and binding on all of the Members and all parties claiming through or under them.

7.3           Withholding.

(a)           The Board may withhold and pay over to the Internal Revenue Service (or any other relevant taxing authority) taxes from any distribution to any Member to the extent required by the Code or any other applicable law.

(b)           For purposes of this Agreement, any taxes so withheld or paid over by the Fund with respect to any amount distributed by the Fund to any Member shall be deemed to be a distribution or payment to such Member, reducing the amount otherwise distributable to such Member pursuant to this Agreement.

(c)           The Board shall not be obligated to apply for or obtain a reduction of or exemption from withholding tax on behalf of any Member that may be eligible for such reduction or exemption.  To the extent that a Member claims to be entitled to a reduced rate of, or exemption from, a withholding tax pursuant to an applicable income tax treaty, or otherwise, the Member shall furnish the Board with such information and forms as such Member may be required to complete where necessary to comply with any and all laws and regulations governing the obligations of withholding tax agents.  Each Member represents and warrants that any such information and forms furnished by such Member shall be true and accurate and agrees to indemnify the Fund and each of the Members from any and all damages, costs and expenses resulting from the filing of inaccurate or incomplete information or forms relating to such withholding taxes.

ARTICLE VIII

 MISCELLANEOUS PROVISIONS
8.1           Amendment of Limited Liability Company Agreement.

(a)           Except as otherwise provided in this Section 8.1, this Agreement may be amended, in whole or in part, with the approval of (i) the Directors (including the vote of a majority of the Independent Directors, if required by the 1940 Act) or (ii) if required by the 1940 Act, the approval of the Members by such vote as is required by the 1940 Act.

(b)           Any amendment that would:

(1)	increase the obligation of a Member to make any contribution to the Fund;

(2)	reduce the rights attaching to the Units held by any person as against the rights attaching to the Units held by any other person, except to the extent specifically contemplated by Section 5.1(k); or

(3)	modify the events causing the dissolution of the Fund;

may be made only if (i) the written consent of each Member adversely affected thereby is obtained prior to the effectiveness thereof or (ii) such amendment does not become effective until (A) each Member has received written notice of such amendment (except an amendment contemplated in Section 8.1(c)(2) hereof) and (B) any Member objecting to such amendment has been afforded a reasonable opportunity (pursuant to such procedures as may be prescribed by the Board) to tender his or her Units for repurchase by the Fund (except as otherwise contemplated in Section 8.1(c) hereof).

(c)           By way of example only, the Adviser at any time without the consent of the Members may:

(1)	restate this Agreement together with any amendments hereto which have been duly adopted in accordance herewith to incorporate such amendments in a single, integrated document;

(2)
amend this Agreement (other than with respect to the matters set forth in Section 8.1(b) hereof) to effect compliance with any applicable law or regulation or to cure any ambiguity or to correct or supplement any provision hereof which may be inconsistent with any other provision hereof; and

(3)
amend this Agreement, taking due consideration of the interests of the Members as a whole to make such changes as may be necessary or desirable, based on advice of legal counsel to the Fund, to assure the Fund maintains its then-current federal tax treatment.

(d)           The Board shall give written notice of any proposed amendment to this Agreement to each Member, which notice shall set forth (i) the text of the proposed amendment or (ii) a summary thereof and a statement that the text thereof will be furnished to any Member upon request.

8.2           Special Power of Attorney.

(a)           Each Member hereby irrevocably makes, constitutes and appoints the Adviser and each of the Directors, acting severally, and any liquidator of the Fund's assets appointed pursuant to Section 6.2 hereof with full power of substitution, the true and lawful representatives and attorneys-in-fact of, and in the name, place and stead of, such Member, with the power from time to time to make, execute, sign, acknowledge, swear to, verify, deliver, record, file and/or publish:

(1)	any amendment to this Agreement which complies with the provisions of this Agreement (including the provisions of Section 8.1 hereof);

(2)	any amendment to the Certificate required because this Agreement is amended or as otherwise required by the Delaware Act; and

(3)
all other such instruments, documents and certificates which, in the opinion of legal counsel to the Fund, from time to time may be required by the laws of the United States of America, the State of Delaware or any other jurisdiction in which the Fund shall determine to do business, or any political subdivision or agency thereof, or which such legal counsel may deem necessary or appropriate to effectuate, implement and continue the valid existence and business of the Fund as a limited liability company under the Delaware Act.

(b)           Each Member is aware that the terms of this Agreement permit certain amendments to this Agreement to be effected and certain other actions to be taken or omitted by or with respect to the Fund without such Member's consent.  If an amendment to the Certificate or this Agreement or any action by or with respect to the Fund is taken in the manner contemplated by this Agreement, each Member agrees that, notwithstanding any objection which such Member may assert with respect to such action, the attorneys-in-fact appointed hereby are authorized and empowered, with full power of substitution, to exercise the authority granted above in any manner which may be necessary or appropriate to permit such amendment to be made or action lawfully taken or omitted.  Each Member is fully aware that each Member will rely on the effectiveness of this special power-of-attorney with a view to the orderly administration of the affairs of the Fund.

(c)           This power-of-attorney is a special power-of-attorney and is coupled with an interest in favor of the Adviser and each of the Directors, acting severally, and any liquidator of the Fund's assets, appointed pursuant to Section 6.2 hereof, and as such:

(1)
shall be irrevocable and continue in full force and effect notwithstanding the subsequent death or incapacity of any party granting this power-of-attorney, regardless of whether the Fund, the Board or any liquidator shall have had notice thereof; and

(2)
shall survive the delivery of a Transfer by a Member of its Units, except that where the transferee thereof has been approved by the Board for admission to the Fund as a substituted Member, this power-of-attorney given by the transferor shall survive the delivery of such assignment for the sole purpose of enabling the Board or any liquidator to execute, acknowledge and file any instrument necessary to effect such substitution.

8.3           Notices.

Notices which may or are required to be provided under this Agreement shall be made, if to a Member, by regular mail, hand delivery, registered or certified mail return receipt requested, commercial courier service, telex, telecopier or other electronic means, including e-mail, or, if to the Fund, by registered or certified mail, return receipt requested, and shall be addressed to the respective parties hereto at their addresses as set forth on the books and records of the Fund (or to such other addresses as may be designated by any party hereto by notice addressed to the Fund in the case of notice given to any Member, and to each of the Members in the case of notice given to the Fund).  Notices shall be deemed to have been provided when delivered by hand, on the date indicated as the date of receipt on a return receipt or when received if sent by regular mail, e-mail, commercial courier service, telex or telecopier.  A document that is not a notice and that is required to be provided under this Agreement by any party to another party may be delivered by any reasonable means.

8.4           Agreement Binding Upon Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, executors, trustees or other legal representatives, but the rights and obligations of the parties hereunder may not be Transferred or delegated except as provided in this Agreement and any attempted Transfer or delegation thereof which is not made pursuant to the terms of this Agreement shall be void.

8.5           Applicability of 1940 Act and Form N-2.

The parties hereto acknowledge that this Agreement is not intended to, and does not set forth the substantive provisions contained in the 1940 Act and the Form N-2 which affect numerous aspects of the conduct of the Fund's business and of the rights, privileges and obligations of the Members.  Each provision of this Agreement shall be subject to and interpreted in a manner consistent with the applicable provisions of the 1940 Act and the Form N-2.

8.6           Choice of Law; Arbitration.

(a)           Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed under the laws of the State of Delaware, including the Delaware Act, without regard to the conflict of law principles of such State.

(b)           Each Member agrees to submit all controversies arising between or among Members or one or more Members and the Fund in connection with the Fund or its businesses or concerning any transaction, dispute or the construction, performance or breach of this or any other agreement, whether entered into prior to, on or subsequent to the date hereof, to arbitration in accordance with the provisions set forth below.  Each Member understands that:

(1)	arbitration is final and binding on the parties;

(2)	the parties are waiving their rights to seek remedies in court, including the right to jury trial;

(3)	pre-arbitration discovery is generally more limited than and different from court proceedings;

(4)	the arbitrator's award is not required to include factual findings or legal reasoning and a party's right to appeal or to seek modification of rulings by arbitrators is strictly limited; and

(5)	a panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

(c)           Controversies shall be determined by arbitration before, and only before, an arbitration panel convened by The New York Stock Exchange, Inc. or the Financial Industry Regulatory Authority, Inc., to the fullest extent permitted by law.  The parties may also select any other national securities exchange's arbitration forum upon which a party is legally required to arbitrate the controversy, to the fullest extent permitted by law.  Such arbitration shall be governed by the rules of the organization convening the panel, to the fullest extent permitted by law.  Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction over the party or parties against whom such award is rendered.  Each Member agrees that the determination of the arbitrators shall be binding and conclusive upon them.

(d)           No Member shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until: (i) the class certification is denied; or (ii) the class is decertified; or (iii) the Member is excluded from the class by the court.  The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Agreement except to the extent stated herein.

8.7           Not for Benefit of Creditors.

The provisions of this Agreement are intended only for the regulation of relations among past, present and future Members, the Adviser, officers of the Fund, Directors and the Fund.  This Agreement is not intended for the benefit of non-Member creditors and no rights are granted to non-Member creditors under this Agreement (except as provided in Section 3.7).

8.8           Consents.

Any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Fund.

8.9           Merger and Consolidation.

(a)           Notwithstanding any other provision of this Agreement, the Fund may merge or consolidate with or into one or more limited liability companies formed under the Delaware Act or other business entities (as defined in Section 18-209(a) of the Delaware Act) pursuant to an agreement of merger or consolidation which has been approved by a majority of the Directors, without the consent of any other Member or person being required.

(b)           Notwithstanding anything to the contrary contained elsewhere in this Agreement, an agreement of merger or consolidation approved in accordance with Section 18-209(b) of the Delaware Act may (i) effect any amendment to this Agreement, (ii) effect the adoption of a new limited liability company agreement for the Fund if it is the surviving or resulting limited liability company in the merger or consolidation, or (iii) provide that the limited liability company agreement of any other constituent limited liability company to the merger or consolidation (including a limited liability company formed for the purpose of consummating the merger or consolidation) shall be the limited liability company agreement of the surviving or resulting limited liability company.

8.10           Pronouns.

All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the person or persons, firm or corporation may require in the context thereof.

8.11           Confidentiality.

(a)           Each Member covenants that, except as required by applicable law or any regulatory body, it will not divulge, furnish or make accessible to any other person the name or address (whether business, residence or mailing) of any Member (collectively, "Confidential Information") without the prior written consent of the Board, which consent may be withheld in its sole discretion.

(b)           Each Member recognizes that in the event that this Section 8.11 is breached by any Member or any of its principals, partners, members, directors, officers, employees or agents or any of its affiliates, including any of such affiliates' principals, partners, members, directors, officers, employees or agents, irreparable injury may result to the non-breaching Members and the Fund.  Accordingly, in addition to any and all other remedies at law or in equity to which the non-breaching Members and the Fund may be entitled, such Members also shall have the right to obtain equitable relief, including, without limitation, injunctive relief, to prevent any disclosure of Confidential Information, plus reasonable attorneys' fees and other litigation expenses incurred in connection therewith.

(c)           Notwithstanding anything to the contrary in this Agreement, the Fund, the Board or the Adviser shall have the right to keep confidential from the Members for such period of time as it deems reasonable any information which the Board or the Adviser reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board or the Adviser in good faith believes is not in the best interest of the Fund or could damage the Fund or its business or which the Fund is required by law or by agreement with a third party to keep confidential.

8.12           Certification of Non-Foreign Status.

Unless such certification is not deemed necessary by the Adviser, each Member or transferee of Units from a Member that is admitted to the Fund in accordance with this Agreement shall certify, upon admission to the Fund and at such other time thereafter as the Board may request, whether he or she is a "United States Person" within the meaning of Section 7701(a)(30) of the Code on forms to be provided by the Fund, and shall notify the Fund within 30 days of any change in such Member's status.  Any Member who shall fail to provide such certification when requested to do so by the Board may be treated as a non-United States Person for purposes of U.S. Federal tax withholding.

8.13           Severability.

If any provision of this Agreement is determined by a court of competent jurisdiction not to be enforceable in the manner set forth in this Agreement, each Member agrees that it is the intention of the Members that such provision should be enforceable to the maximum extent possible under applicable law.  If any provisions of this Agreement are held to be invalid or unenforceable, such invalidation or unenforceability shall not affect the validity or enforceability of any other provision of this Agreement (or portion thereof).

8.14           Filing of Returns.

The Board or its designated agent shall prepare and file, or cause the accountants of the Fund to prepare and file, a Federal income tax return in compliance with Section 6012 of the Code and any required state and local income tax and information returns for each tax year of the Fund.

8.15           Tax Election.

Any officer, Director or Member (at the request of the Board) is hereby authorized to make any election and to take any necessary or appropriate action in connection therewith to cause the Fund to be classified as an association taxable as a corporation for U.S. Federal tax purposes.

8.16           Entire Agreement.

This Agreement (including the Schedule attached hereto which is incorporated herein) constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.  It is hereby acknowledged and agreed that the Board, without the approval of any Member may enter into written agreements ("Other Agreements") with Members, executed contemporaneously with the admission of such Members to the Fund, effecting the terms hereof or of any application in order to meet certain requirements of such Members.  The parties hereto agree that any terms contained in an Other Agreement with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement or of any application.

8.17           Discretion.

Notwithstanding anything to the contrary in this Agreement or any agreement contemplated herein or in any provisions of law or in equity, whenever in this Agreement, a person is permitted or required to make a decision (i) in its "sole discretion" or "discretion" or under a grant of similar authority or latitude, such person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall, to the fullest extent permitted by law, have no duty or obligation to give any consideration to any interest of or factors affecting the Fund or the Members, or (ii) in its "good faith" or under another express standard, then such person shall act under such express standard.

8.18           Counterparts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

THE UNDERSIGNED ACKNOWLEDGES HAVING READ THIS AGREEMENT IN ITS ENTIRETY BEFORE SIGNING, INCLUDING THE PRE-DISPUTE ARBITRATION CLAUSE SET FORTH IN SECTION 8.6 AND THE CONFIDENTIALITY CLAUSE SET FORTH IN SECTION 8.11.

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the day and year first above written.

CENTRAL PARK ADVISERS, LLC, as Adviser, pursuant to the Special Power of Attorney under Section 8.2(a)

By:	/s/ Mitchell A. Tanzman
Name Mitchell A. Tanzman
Title Authorized Person

ADDITIONAL MEMBERS:

Each person who has signed, or has had signed on its behalf, an appropriate signature page of an instrument pursuant to which such Member agrees to be bound by all the terms and provisions hereof, which shall constitute a counterpart hereof.

SCHEDULE I

Directors
Name and Address

Joan Shapiro Green c/o Central Park Group, LLC 805 Third Avenue, 18th floor New York, New York 10022
Kristen M. Leopold c/o Central Park Group, LLC 805 Third Avenue, 18th floor New York, New York 10022

Janet L. Schinderman c/o Central Park Group, LLC 805 Third Avenue, 18th floor New York, New York 10022

Mitchell A. Tanzman Central Park Group, LLC 805 Third Avenue, 18th floor New York, New York 10022

APPENDIX B

CPG CARLYLE FUND, LLC
PERFORMANCE INFORMATION

HISTORICAL ESTIMATED MONTHLY PERFORMANCE OF
CPG CARLYLE FUND, LLC
AS OF JUNE 30, 2015(1)(2)

Class A (inception 6/1/13)	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sept.	Oct.	Nov.	Dec.	YTD
2013	-	-	-	-	-	1.89%	4.49%	1.25%	0.19%	2.04%	1.82%	1.82%	14.23%
2014	-0.78%	1.50%	0.24%	0.51%	0.36%	1.30%	-0.52%	1.10%	-0.48%	0.29%	-0.09%	1.58%	5.10%
2015	0.12%	1.90%	0.50%	1.22%	0.74%	1.41%							6.02%

Class I (inception 7/1/13)	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sept.	Oct.	Nov.	Dec.	YTD
2013	-	-	-	-	-	-	4.51%	1.30%	0.24%	2.09%	1.87%	1.87%	12.41%
2014	-0.73%	1.55%	0.29%	0.56%	0.41%	1.35%	-0.47%	1.15%	-0.43%	0.34%	-0.04%	1.63%	5.74%
2015	0.17%	1.95%	0.55%	1.27%	0.79%	1.46%							6.34%

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

For the Fund's most recent performance, please contact the Adviser at (212) 317-9200.

NET PERFORMANCE OF
CPG CARLYLE FUND, LLC
AS OF JUNE 30, 2015 (1)(2)

	Class A	S&P 500(3)	MSCI World Index(4)
2015 Year-to-Date	6.02%	1.23%	2.95%
Annualized Rate of Return*	12.28%	14.28%	9.69%
Total Return*	27.28%	32.06%	24.09%
Annualized Volatility*	3.84%	9.42%	9.91%

* Since inception (6/1/13).

	Class I	S&P 500(3)	MSCI World Index(4)
2015 Year-to-Date	6.34%	1.23%	2.95%
Annualized Rate of Return**	12.42%	15.70%	9.59%
Total Return**	26.39%	33.86%	27.17%
Annualized Volatility**	3.85%	9.44%	10.18%

** Since inception (7/1/13).

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

(1)      Returns are estimated, unaudited, presented net of the Fund's Management Fee, Sub-Placement Agent Fee and expenses, and underlying fund fees, expenses and carried interest/incentive allocations, and, for the period from June 1, 2013 to August 31, 2014, reflect an operating expense limitation of 0.75%.  If the Fund's expense limitation had not been in place, returns would have been lower.  Returns do not reflect the deduction of the Fund's maximum sales load of 3.5%, which, if reflected, would reduce the returns quoted.  Investors who bear a sales load will experience a lower performance return.  Estimates are based upon, among other things, unaudited returns provided by the underlying funds.  Returns may be adjusted to reflect audited performance information once available.  The initial closing date for subscriptions for Class A Units was June 1, 2013.  The initial closing date for subscriptions for Class A Units was July 1, 2013.  During certain periods, discounts from secondary investments have made a material contribution to Fund performance.  Performance without such investments would be lower.  There is no assurance that such discounts will be available in the future.

(2)      The use of indices and performance information presented are for illustrative purposes only.  Unlike the Fund, certain of the indices are unmanaged, are not available for direct investment and are not subject to management fees and other fees and expenses.  The Fund does not restrict its investments to securities in the indices described.  No index is directly comparable to the investment strategy of the Fund.  Information regarding the indices, including their accuracy and completeness, has not independently been verified.

(3)      The Standard and Poor's 500 Index (S&P 500) is a capitalization-weighted unmanaged index of 500 common stocks.  The index is designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.  The index's performance includes reinvestment of dividends and capital gains.

(4)      The MSCI World Index is a free-float weighted global equity index, without emerging markets exposure.  It represents large and mid-cap equity performance across 23 developed markets countries, covering approximately 85% of the free float-adjusted market capitalization in each country.

CARLYLE CORPORATE PRIVATE EQUITY FUNDS
PERFORMANCE INFORMATION

The information presented herein relates to Carlyle corporate private equity Investment Funds and not to the Fund itself.  The historical returns attributable to the Carlyle Investment  Funds, including those presented in this Confidential Memorandum, should not be considered as indicative of the future results of Carlyle Investment Funds.  This table does not reflect the Fund's Management Fee, Sub-Placement Agent Fee and expenses or a placement fee, if any, or the Fund's meaningful cash position, which would lower returns and in the aggregate are expected to be substantial.  The Fund invests, through the Master Fund, predominantly in Investment Funds, co-investments and direct investments sponsored by or affiliated with Carlyle.  However, the Adviser will not allocate to all of the funds set forth below and intends to allocate a portion of its assets to new primary Investment Funds sponsored by Carlyle and, to a limited extent, Investment Funds that are not corporate private equity or are unaffiliated with Carlyle.  The Fund is actively managed and the Adviser will allocate to other Investment Funds.  Past performance of Investment Funds sponsored by Carlyle is not indicative of future results.

Carlyle Corporate Private Equity Fund Metrics

Fund information for Carlyle corporate private equity Investment Funds that have at least $1 billion in capital commitments and cumulative equity invested or total value as of June 30, 2015, is included below to facilitate further understanding of the historical information regarding Carlyle corporate private equity Investment Funds.  The  information presented herein, which has been derived from public filings made by Carlyle with the Securities and Exchange Commission, is not indicative of the future performance of any particular Investment Fund.  There can be no assurance that any of the Carlyle Investment Funds or other existing and future Carlyle Investment Funds will achieve similar returns.  The historical returns attributable to the Investment Funds, including those presented in this Appendix B, should not be considered as indicative of the future results of the Fund.

See "Investment Program—Carlyle Family of Funds" in the Confidential Memorandum for a legend of the fund acronyms listed below.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS(5)
			As of June 30, 2015					Inception to June 30, 2015
Corporate Private Equity	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC(4)	Gross IRR(7)	Net IRR(8)	Cumulative Invested Capital(2)	Total Fair Value(3)	MOIC(4)	Gross IRR(7)
		(Reported in Local Currency, in Millions)						(Reported in Local Currency, in Millions)
Fully Invested Funds(6)
CP II	10/1994	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$18,172.0	2.4x	17%	13%	$6,827.6	$17,297.8	2.5x	18%
CP V	5/2007	$13,719.7	$13,001.4	$25,732.8	2.0x	20%	15%	$6,846.0	$17,862.2	2.6x	27%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.8	€4,061.1	2.0x	37%	20%	€1,489.4	€3,584.5	2.4x	55%
CEP III	12/2006	€5,294.9	€4,988.6	€10,611.2	2.1x	20%	15%	€3,054.7	€7,861.2	2.6x	23%
CAP I	12/1998	$750.0	$627.7	$2,521.8	4.0x	25%	18%	$627.7	$2,521.8	4.0x	25%
CAP II	2/2006	$1,810.0	$1,633.6	$2,765.8	1.7x	10%	7%	$720.0	$2,131.6	3.0x	24%
CAP III	5/2008	$2,551.6	$2,527.3	$4,189.7	1.7x	18%	12%	$1,190.6	$2,378.8	2.0x	22%

CJP I	10/2001	¥50,000.0	¥47,291.4	¥140,653.4	3.0x	61%	37%	¥39,756.6	¥131,454.6	3.3x	65%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥186,834.3	1.3x	6%	2%	¥64,306.1	¥92,064.2	1.4x	8%
CGFSP I	9/2008	$1,100.2	$1,052.5	$2,030.2	1.9x	21%	14%	$312.8	$747.7	2.4x	27%
CETP II	2/2007	€521.6	€435.7	€1,011.6	2.3x	26%	17%	€216.9	€791.8	3.7x	34%
CAGP IV	6/2008	$1,041.4	$807.3	$1,285.4	1.6x	17%	9%	$155.0	$379.3	2.4x	33%
All Other Funds(9)	Various		$3,671.6	$5,792.5	1.6x	17%	7%	$2,910.7	$4,878.1	1.7x	20%
Coinvestments and Other(10)	Various		$8,187.7	$20,880.5	2.6x	36%	33%	$5,891.1	$17,817.5	3.0x	36%
Total Fully Invested Funds			$55,493.6	$120,134.0	2.2x	27%	19%	$38,074.5	$98,038.2	2.6x	29%

Funds in the Investment Period(6)
CP VI (12)	5/2012	$13,000.0	$4,278.6	$4,513.6	1.1x	NM	NM
CEP IV (12)	8/2013	€3,083.4	€319.1	€310.5	1.0x	NM	NM
CAP IV (12)	11/2012	$3,880.4	$1,014.0	$1,112.7	1.1x	NM	NM
CEOF I	5/2011	$1,119.1	$895.3	$1,394.4	1.6x	32%	22%
CGFSP II (12)	4/2013	$1,000.0	$305.7	$348.1	1.1x	NM	NM
All Other Funds(11)	Various		$1,308.7	$1,320.1	1.0x	1%	(11)%
Total Funds in the Investment Period			$8,158.3	$9,045.2	1.1x	10%	(2)%	$197.5	$622.5	3.2x	76%

TOTAL CORPORATE PRIVATE EQUITY(13)			$63,651.9	$129,179.2	2.0x	27%	19%	$38,272.0	$98,705.7	2.6x	29%

Past performance of Investment Funds sponsored by Carlyle is not indicative of future results.  The information presented in the above table does not reflect the Fund's Management Fee, Sub-Placement Agent Fee expenses or a placement fee, if any, which would reduce returns and, in the aggregate, are expected to be substantial.  The Carlyle Investment Funds are not registered under the 1940 Act and therefore they are not subject to certain investment restrictions imposed by the 1940 Act.  If the Carlyle Investment Funds were registered under the 1940 Act, their performance might have been adversely affected.  In addition, the Carlyle Investment Funds are not subject to Subchapter M of the Internal Revenue Code.  If the Carlyle Investment Funds were subject to Subchapter M, their performance might have been adversely affected.

(1)      The data presented herein that provides "inception to date" performance results relates to the period following the formation of the first fund within each segment.  The first Carlyle private equity Investment Fund was formed in 1990.

(2)      Represents the original cost of all capital called for investments since inception of the fund.

(3)      Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.  Please see information appearing elsewhere in "Calculation of Net Asset Value" in this Confidential Memorandum for further information regarding Carlyle management's determination of fair value.

(4)      Multiple of invested capital ("MOIC") represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5)      An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment.  An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized.  Because part of Carlyle's value creation strategy involves pursuing best exit alternatives, Carlyle believes information regarding Realized/Partially Realized MOIC and Gross Internal Rate of Return ("Gross IRR"), when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding its investment performance by removing the impact of investments where significant realization activity has not yet occurred.  Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation.  Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above.  The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR.  Measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures.  Carlyle does not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type.  However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity.

(6)      Fully invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement.  In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(7)      Gross IRR represents the annualized IRR for the period indicated on limited partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

(8)      Net Internal Rate of Return ("Net IRR") represents the annualized IRR for the period indicated on limited partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.

(9)      Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, Mexico, and MENA.

(10)     Includes co-investments and certain other stand-alone investments arranged by Carlyle.

(11)     Aggregate includes the following funds: CJP III, CGP, CSABF, CSSAF, CBPF, CPF I, CCI, and CETP III.

(12)     Returns are not considered meaningful, as the investment period commenced in May 2012 for CP VI, November 2012 for CAP IV, April 2013 for CGFSP II, and August 2013 for CEP IV.

(13)     For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

Information about the Investment Funds has been obtained or derived from publicly available information included in Carlyle public filings and is believed to be reliable but is not warranted as to accuracy or completeness.

Future investments will be made under different economic conditions and will include different Portfolio Companies.  Members of the Carlyle Investment Fund investment teams may have changed or may change in the future.  Purchasers of Units will not be limited partners of any Carlyle Investment Fund, will have no direct interest in any Carlyle Investment Fund, will have no voting rights in any Carlyle Investment Fund and will have no standing or recourse against Carlyle or any Carlyle Investment Fund.  Carlyle is not a sponsor, promoter, adviser or affiliate of the Fund.

Past performance of Investment Funds sponsored by Carlyle is not indicative of future results, and there can be no assurance that the Fund will achieve comparable results or that the returns generated by the Fund will equal or exceed those of other fund investment activities of Carlyle or that the Fund will be able to implement its investment strategy or achieve its investment objectives.  The actual realized return on any unrealized investments may differ materially from the results indicated herein.

Performance information for the Carlyle corporate private equity Investment Funds presented in this portion of the Confidential Memorandum does not reflect the Fund's Management Fee, Sub-Placement Agent Fee, expenses or a placement fee (if applicable) that are borne by Investors in the Fund which will reduce returns and in the aggregate are expected to be substantial.

PART C.  OTHER INFORMATION

Item 25.  Financial Statements and Exhibits.

1.	Financial Statements:

The audited financial statements of each of the Registrant and CPG Carlyle Master Fund, LLC for its most recent fiscal year ended March 31, including the reports of the Registrant's and CPG Carlyle Master Fund, LLC's independent registered public accounting firm, are incorporated by reference in the Statement of Additional Information to the Registrant's Annual Report for its most recent fiscal year-end.

2.	Exhibits:

	(a)(1)	Certificate of Formation(1)

	(a)(2)	Form of Amended and Restated Limited Liability Company Agreement, dated November 5, 2015 (included as Appendix A to the Registrant's Confidential Memorandum)

	(b)	Not Applicable.

	(c)	Not Applicable.

	(d)(1)	Rule 18f-3 Plan*

	(d)(2)	See Item 25(2)(a)(2)

	(e)	Not Applicable.

	(f)	Not Applicable.

	(g)(1)	Form of Investment Advisory Agreement(2)

	(g)(2)	Form of Expense Limitation and Reimbursement Agreement(2)

	(h)(1)	Form of Placement Agency Agreement*

	(h)(2)	Form of Distribution Plan, as amended and restated*

	(i)	Not Applicable.

	(j)	Form of Amended and Restated Custody Agreement*

	(k)(1)	Form of Administration, Fund Accounting and Recordkeeping Agreement*

	(k)(2)	Form of Escrow Agreement with respect to Class A Units of Beneficial Interest*

	(k)(3)	Form of Escrow Agreement with respect to Class I Units of Beneficial Interest*

	(l)	Not Applicable.

	(m)	Not Applicable.

	(n)	Not Applicable.

	(o)	Not Applicable.

	(p)	Not Applicable.

	(q)	Not Applicable.

	(r)(1)	Code of Ethics of CPG Carlyle Fund, LLC*

	(r)(2)	Code of Ethics of Central Park Advisers, LLC*
__________________________

*	Filed herewith.

(1)	Incorporated by reference to Exhibit (a)(1) of the Registration Statement on Form N-2 (Reg. No. 811-22763), filed on October 30, 2012.

(2)	Incorporated by reference to the respective Exhibits of Amendment No. 1 to the Registration Statement on Form N-2 (Reg. No. 811-22763), filed on January 11, 2013 ("Amendment No. 1").

Item 26.  Marketing Arrangements: Not Applicable.

Item 27.  Other Expenses of Issuance and Distribution:*

Legal fees
Blue Sky fees
Printing
Miscellaneous

Total
__________________________

*	Incorporated by reference to Amendment No. 1.

Item 28.  Persons Controlled by or Under Common Control with Registrant:

No person is directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by Central Park Advisers, LLC, the adviser of the Registrant (the "Adviser").  Information regarding the ownership of the Adviser is set forth in its Form ADV as filed with the Securities and Exchange Commission (the "SEC") (File No. 801-67480), and is incorporated herein by reference.

Item 29.  Number of Holders of Securities as of October 1, 2015:

Title of Class	Number of Record Holders

Class A Units of Beneficial Interest	4,803
Class I Units of Beneficial Interest	1,363

Item 30.  Indemnification:

Reference is made to Section 3.7 of the Registrant's Amended and Restated Limited Liability Company Agreement (the "LLC Agreement"), included as Appendix A to the Confidential Memorandum, and to Paragraph 7 of the Registrant's Investment Advisory Agreement (the "Investment Advisory Agreement"), filed as Exhibit (g)(1) to Amendment No. 1.  The Registrant hereby undertakes that it will apply the indemnification provisions of the LLC Agreement and the Investment Advisory Agreement in a manner consistent with Release 40-11330 of the SEC under the Investment Company Act of 1940, as amended (the "1940 Act"), so long as the interpretation therein of Sections 17(h) and 17(i) of the 1940 Act remains in effect.

The Registrant maintains insurance on behalf of any person who is or was an independent director, officer, employee or agent of the Registrant against certain liability asserted against and incurred by, or arising out of, his or her position.  However, in no event will the Registrant pay that portion of the premium, if any, for insurance to indemnify any such person for any act for which the Registrant itself is not permitted to indemnify.

Item 31.  Business and Other Connections of Investment Adviser:

A description of any other business, profession, vocation, or employment of a substantial nature in which the investment adviser of the Registrant, and each member, director, executive officer, or partner of any such investment adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of member, trustee, officer, employee, partner or director, is set forth in the Confidential Memorandum in the section entitled "Management of the Fund."  Information as to the members and officers of the Adviser is included in its Form ADV as filed with the SEC (File No. 801-67480), and is incorporated herein by reference.

Item 32.  Location of Accounts and Records:

UMB Fund Services, Inc., the Registrant's administrator, maintains certain required accounting related and financial books and records of the Registrant at 235 West Galena Street, Milwaukee, Wisconsin 53212.  The other required books and records are maintained by Central Park Advisers, LLC, 805 Third Avenue, New York, New York 10022.

Item 33.  Management Services:  Not Applicable.

Item 34.  Undertakings:  Not Applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 24th day of November, 2015.

CPG CARLYLE FUND, LLC

By:	/s/ Mitchell A. Tanzman
Name Mitchell A. Tanzman
Title Authorized Person

EXHIBIT INDEX

(d)(1)	Rule 18f-3 Plan

(h)(1)	Form of Placement Agency Agreement

(h)(2)	Form of Distribution Plan, as amended and restated

(j)	Form of Amended and Restated Custody Agreement

(k)(1)	Form of Fund Services Agreement

(k)(2)	Form of Escrow Agreement with respect to Class A Units of Beneficial Interest

(k)(3)	Form of Escrow Agreement with respect to Class I Units of Beneficial Interest

(r)(1)	Code of Ethics of CPG Carlyle Fund, LLC

(r)(2)	Code of Ethics of Central Park Advisers, LLC